UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PING IDENTITY HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholders:
You are cordially invited to attend a special meeting of stockholders of Ping Identity Holding Corp., a Delaware corporation (“Ping Identity” or the “Company”), which will be held virtually on Monday, October 17, 2022, at 3 pm, Eastern time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of August 2, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Project Polaris Holdings, LP, a Delaware limited partnership (“Parent”) and Project Polaris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”) on the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub are entities affiliated with Thoma Bravo Fund XV, L.P., a Delaware limited partnership and private equity fund (the “Thoma Bravo Fund”) and Parent, Merger Sub and the Thoma Bravo Fund are each affiliates of the private equity firm Thoma Bravo, L.P. (“Thoma Bravo”).
If the Merger is completed, you will be entitled to receive $28.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each share of common stock, par value $0.001 per share, of the Company (referred to as “Ping Identity common stock”) that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you seek and perfect your statutory appraisal rights under Delaware law.
After careful consideration, the members of Ping Identity’s board of directors (the “Board”, the “Ping Identity Board” or the “Company Board”) unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (3) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Ping Identity Board recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.
The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read this proxy statement, the accompanying annexes and any documents incorporated by reference in this proxy statement carefully and in their entirety.
Your vote is important, regardless of the number of shares of Ping Identity common stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by stockholders holding a majority of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting. Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote via the Internet at www.virtualshareholdermeeting.com/PING2022SM or by telephone at

1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or, by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you are a beneficial owner of shares of Ping Identity common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you have any questions or need assistance voting your shares, please contact Ping Identity’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 488-8035
Banks and Brokers may call collect: (212) 269-5550
Email: ping@dfking.com
On behalf of the Ping Identity Board, I thank you for your ongoing support and appreciate your consideration of these matters.
Very truly yours,
Andre Durand
Chief Executive Officer
The accompanying proxy statement is dated September 16, 2022 and the form of proxy is first being mailed to holders of Ping Identity common stock on or about September 16, 2022.

1001 17th Street, Suite 100
Denver, Colorado 80202
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 3 pm, Eastern time, on Monday, October 17, 2022

To the stockholders of Ping Identity Holding Corp.:
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Ping Identity Holding Corp., a Delaware corporation (the “Company” or “Ping Identity”), will be held virtually on Monday, October 17, 2022, at 3 pm, Eastern time, for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 2, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Ping Identity, Project Polaris Holdings, LP, a Delaware limited partnership (“Parent”), and Project Polaris Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Ping Identity, with Ping Identity continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”);

2.
To consider and vote on a proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or may become payable to Ping Identity’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.
To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only holders of shares of common stock, par value $0.001 per share of the Company (“Ping Identity common stock”), as of the close of business on September 12, 2022, are entitled to notice of, and to vote at, the Special Meeting. Ping Identity continues to use the virtual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with stockholders. This format empowers stockholders to participate fully from any location around the world, at no cost.
All stockholders are cordially invited to attend the Special Meeting. Similar to annual stockholder meetings, Ping Identity is pleased to conduct the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
The Board of Directors of Ping Identity recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the advisory, non-binding Compensation Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

Under Delaware law, Ping Identity stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Ping Identity common stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if such stockholder submits a written demand for appraisal prior to the vote on the Merger Agreement and complies with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section titled “Appraisal Rights” in the accompanying proxy statement. A copy of Section 262, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website:
https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote via the Internet at www.virtualshareholdermeeting.com/PING2022SM or by telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.
If you are a beneficial owner of shares of Ping Identity common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement, “FOR” the non-binding, advisory Compensation Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
By order of the Board of Directors
Shalini Sharma
Chief Legal Officer and Secretary
Denver, Colorado
September 16, 2022

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of Ping Identity common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a Ping Identity stockholder of record, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.
If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other proposals.
You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help submitting a proxy to have your shares of Ping Identity common stock voted, please contact Ping Identity’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 488-8035
Banks and Brokers may call collect: (212) 269-5550
Email: ping@dfking.com

i

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SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”
In this proxy statement: (1) the terms “we,” “us,” “our,” the “Company” and “Ping Identity” refer to Ping Identity Holding Corp.; (2) the term “Parent” refers to Project Polaris Holdings, LP; (3) the term “Merger Sub” refers to Project Polaris Merger Sub, Inc.; (4) the term “Thoma Bravo Fund” refers to Thoma Bravo Fund XV, L.P.; (5) the term “Thoma Bravo” refers to Thoma Bravo, L.P. and its affiliates, including Parent, Merger Sub and the Thoma Bravo Fund; (6) the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of August 2, 2022, by and among the Company, Parent and Merger Sub, as the same may be amended, supplemented or otherwise modified from time to time; (7) the term “Merger” refers to the merger of Merger Sub with and into Ping Identity, with Ping Identity continuing as the surviving corporation and as a wholly owned subsidiary of Parent as described in the Merger Agreement; (8) the term “Ping Identity common stock” refers to the common stock, par value $0.001 per share, of the Company; and (9) the term “Special Meeting” refers to the special meeting of Ping Identity stockholders described in this proxy statement, including any adjournments or postponements thereof.
The Parties (page 20)
Ping Identity Holding Corp.
Ping Identity is a Delaware corporation incorporated in 2016. Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities.
Shares of Ping Identity common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PING.” Our principal executive office is located at 1001 17th Street, Suite 100, Denver, Colorado 80202, our telephone number is (303) 468-2900, and our Internet address is http://www.pingidentity.com. Information on Ping Identity’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Ping Identity is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”
Project Polaris Holdings, LP
Parent was formed on July 27, 2022 by Thoma Bravo solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger. Upon completion of the Merger, Ping Identity will be a direct wholly owned subsidiary of Parent.
Project Polaris Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Parent and was formed on July 27, 2022 by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist.

Parent and Merger Sub are affiliated with Thoma Bravo Fund XV, L.P. (the “Thoma Bravo Fund”), and Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo, L.P. (“Thoma Bravo”). Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the Effective Time (as defined in the section of this proxy statement titled “— The Merger”), the Surviving Corporation (as defined in the section of this proxy statement titled “— The Merger”), will be indirectly owned by the Thoma Bravo Fund and certain of its affiliates.
The Merger (page 31)
The Company, Parent and Merger Sub entered into the Merger Agreement on August 2, 2022. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to Ping Identity as it will exist after the completion of the Merger as the “surviving corporation.”
At the Effective Time, and without any action by any stockholder, each share of Ping Identity common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Ping Identity common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $28.50 without interest (the “Merger Consideration”), less any applicable withholding taxes.
The Special Meeting (page 22)
Date, Time and Place
The Special Meeting will be held virtually on Monday, October 17, 2022, at 3 pm, Eastern time. At the Special Meeting, holders of Ping Identity common stock will be asked to, among other things, vote for the adoption of the Merger Agreement. All stockholders are cordially invited to attend the Special Meeting. Ping Identity is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
Record Date and Stockholders Entitled to Vote
Only holders of Ping Identity common stock of record as of the close of business on September 12, 2022, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Ping Identity common stock they held on the record date at the Special Meeting. As of the close of business on the record date, 86,281,946 shares of Ping Identity common stock were issued and outstanding and entitled to vote at the Special Meeting.
Quorum
The representation in person or by proxy of at least a majority of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting, or 43,140,974 shares of Ping Identity common stock, is necessary to constitute a quorum for the transaction of business.
Vote Required
On each of the proposals presented at the Special Meeting, each holder of Ping Identity common stock is entitled to one vote for each share of Ping Identity common stock held by such stockholder on the record date. The adoption of the Merger Agreement by the holders of Ping Identity common stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of Ping Identity common stock entitled to vote as of the close of business on the record date. The approval of the Compensation Proposal and Adjournment Proposal each requires the affirmative vote of a majority of the shares of Ping Identity common stock present, in person or represented by proxy, and voting on such matter. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.
Reasons for the Merger; Recommendation of the Ping Identity Board (page 42)
After careful consideration, the Ping Identity Board unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (3) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Ping Identity Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the advisory, non-binding Compensation Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
For a discussion of the material factors that the Ping Identity Board considered in determining to recommend the adoption of the Merger Agreement, please see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Ping Identity Board.”
Opinion of Goldman Sachs (page 45)
The Company retained Goldman Sachs & Co. LLC (“Goldman Sachs”) to act as its financial advisor in connection with a potential transaction such as the Merger. At a meeting of the Ping Identity Board held on August 2, 2022, Goldman Sachs rendered the Ping Identity Board its oral opinion, subsequently confirmed in its written opinion dated August 2, 2022, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $28.50 in cash per share of Ping Identity common stock to be paid to the holders (other than Parent and its affiliates) of such shares pursuant to the Merger Agreement was fair from a financial point of view to holders of such shares.
The full text of the written opinion of Goldman Sachs, dated August 2, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated by reference herein. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Ping Identity Board in connection with its consideration of the Merger. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Goldman Sachs in rendering its opinion. The holders of Ping Identity common shares should read the opinion carefully in its entirety. The Goldman Sachs opinion is not a recommendation as to how any holder of Ping Identity shares should vote with respect to the transaction or any other matter. The summary of Goldman Sachs’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this Proxy Statement as Annex B.
For a description of the opinion that the Ping Identity Board received from Goldman Sachs, see the section of this proxy statement titled “The Merger — Opinion of Goldman Sachs.”
Certain Effects of the Merger (page 56)
Upon the consummation of the Merger, Merger Sub will be merged with and into Ping Identity, the separate corporate existence of Merger Sub will thereupon cease, and Ping Identity will continue to exist as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
Following the consummation of the Merger, shares of Ping Identity common stock will be delisted from the NYSE, and the registration of shares of Ping Identity common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger Is Not Completed (page 57)
In the event that the proposal to adopt the Merger Agreement does not receive the required approval from the holders of Ping Identity common stock, or if the Merger is not completed for any other reason, the holders of Ping Identity common stock will continue to own their shares and will not receive any payment for their shares of Ping Identity common stock in connection with the Merger. Instead, the Company will remain an independent public company, with Ping Identity common stock listed and traded on the NYSE. Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $78 million. Please see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”
Treatment of Equity Awards (page 72)
At the Effective Time, each outstanding option to purchase shares of Company common stock (an “Option”) with an exercise price per share less than $28.50 that is unexpired, unexercised and outstanding, whether vested or unvested, as of immediately prior to the Effective Time, will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i)the number of shares of Company common stock subject to such Option as of immediately prior to the Effective Time and (ii) the excess, if any, of $28.50 over the per share exercise price of such Option. At the Effective Time, each Option with an exercise price per share equal to or greater than $28.50 that is unexpired, unexercised and outstanding, whether vested or unvested, will be canceled with no cash payment made in respect thereof. At the Effective Time, each Vested RSU and each Vested PSU (as such terms are defined in “Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards and the ESPP” beginning on page 60) will be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $28.50 and (ii) the total number of shares of Company Common Stock subject to such Vested RSU or Vested PSU as of immediately prior to the Effective Time. At the Effective Time, each Unvested RSU and each Unvested PSU (as such terms are defined in “Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards and the ESPP” beginning on page 60) will be canceled and converted into the contingent right to receive an amount of cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $28.50 and (ii) the total number of shares of Company Common Stock subject to such Unvested RSU or Unvested PSU (with any applicable performance conditions deemed achieved at target levels of performance) as of immediately prior to the Effective Time subject to the same terms and conditions, including with respect to time-based vesting, as previously applicable to such Unvested RSU or Unvested PSU.
The consideration described above is collectively referred to as the “Equity Award Consideration” and the Equity Award Consideration, together with the aggregate per share Merger Consideration payable pursuant to the Merger Agreement, is referred to collectively as the “Aggregate Merger Consideration”.
Interests of the Company’s Directors and Executive Officers in the Merger (page 59)
The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Ping Identity Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable, fair to and in the best interests of the Company and its stockholders, and in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:
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the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described immediately above under “Treatment of Equity Awards”;

•
the Company’s executive officers are party to existing letter agreements with the Company that provide for severance benefits; and

•
the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. Please see the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Ping Identity Common Stock Ownership of Directors and Executive Officers (page 97)
As of August 22, 2022, the directors and executive officers of Ping Identity beneficially owned in the aggregate approximately 1,800,391 shares, or approximately 2.0% of the outstanding shares, of Ping Identity common stock.
Voting Agreement (page 96)
In connection with the execution of the Merger Agreement, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P., funds affiliated with Vista Equity Partners Management, LLC, entered into a voting and support agreement with the Company and Parent (the “Voting Agreement”). Subject to its terms, the Voting Agreement obligates the specified stockholders to, among other things, vote the shares of Ping Identity common stock beneficially owned by the specified stockholders in favor of the adoption of the Merger Agreement and, subject to certain exceptions, not transfer any shares of Ping Identity common stock prior to the termination of the Voting Agreement. The Voting Agreement will terminate as of the earlier of (1) the earliest to occur of (x) the approval of the Merger by the Company’s stockholders, (y) the Effective Time and (z) the termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement, (2) a change in the Ping Identity Board’s recommendation in favor of the Merger Agreement due to an “intervening event” pursuant to the Merger Agreement and (3) the election of such specified stockholder to terminate the Voting Agreement following any amendment to the original unamended Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement. As of the close of business on the record date, the specified stockholders in the aggregate beneficially owned approximately 8,335,350 shares, representing approximately 9.7% of the outstanding shares entitled to vote at the Special Meeting. A copy of the Voting Agreement is included as Annex C to this proxy statement.
Financing of the Merger (page 58)
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $2.8 billion, which will be funded via equity financing described below.
The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. Parent and Merger Sub have represented to Ping Identity that they will have available to them sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement.
In connection with the financing of the Merger, the Thoma Bravo Fund has entered into an equity commitment letter in favor of Parent, dated as of August 2, 2022 for the commitment to purchase up to $2,842,183,289 of the equity securities of Parent (the “Equity Commitment Letter”), solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration, repayment of certain of the Company’s indebtedness and to pay the related fees and expenses required to be paid in connection with the closing of the Merger. Ping Identity is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter by the Thoma Bravo Fund to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against the Thoma Bravo Fund to perform its funding obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Pursuant to the limited guaranty delivered by the Thoma Bravo Fund in favor of Ping Identity, dated as of August 2, 2022 (the “Limited Guaranty”), the Thoma Bravo Fund has agreed to guarantee the performance and payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $193,500,000.
Conditions of the Merger (page 91)
The obligations of Ping Identity, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:
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the adoption of the Merger Agreement by the Company’s stockholders;

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the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and receipt of the approvals, clearances or expirations of waiting periods under applicable foreign regulatory laws (see the section titled “The Merger — Regulatory Approvals Required for the Merger”); and.

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the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:
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subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

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the other party not being in material breach of the covenants and obligations of the Merger Agreement required to be performed and complied by such party at or prior to the closing;

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the delivery of a customary closing certificate signed on behalf of the respective party by an officer of such party certifying certain conditions have been satisfied; and

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in the case of Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (which term is described in the section titled “The Merger Agreement — Representations and Warranties”).

The consummation of the Merger is not conditioned upon Parent’s receipt of financing.
Before the closing, each of the Company, Parent and Merger Sub may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.
Regulatory Approvals Required for the Merger (page 69)
The consummation of the Merger is subject to review under the HSR Act. As described above in the section titled “The Merger Agreement — Conditions of the Merger,” the obligations of Parent and the Company to consummate the Merger are subject to the waiting period applicable to the Merger under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until notifications have been filed and certain information has been furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and the specified waiting period has expired or been terminated. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on August 8, 2022. The waiting period under the HSR Act expired at 11:59 PM EDT on September 7, 2022. Both before and after the expiration of the applicable waiting period, the FTC and the DOJ retain the authority to challenge the Merger on antitrust grounds.
The consummation of the Merger is also conditioned upon the receipt of the consents and approvals required by the antitrust authorities in certain other jurisdictions and other relevant authorities under foreign investment laws. The Merger cannot be completed until Ping Identity and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions.
No-Shop; Ping Identity Board Recommendation Change (page 80)
The Merger Agreement generally restricts the Company’s ability to:
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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined below in the section titled “The Merger Agreement — No-Shop; Ping Identity Board Recommendation Change”);

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furnish to any person (other than Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;
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participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal);

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approve, endorse or recommend an Acquisition Proposal; or

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enter into any Alternative Acquisition Agreement (as defined below in the section titled “The Merger Agreement — No-Shop; Ping Identity Board Recommendation Change”).

Prior to the adoption of the Merger Agreement by Ping Identity stockholders, if the Ping Identity Board receives an Acquisition Proposal that the Ping Identity Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal (as defined below in the section titled “The Merger Agreement — No-Shop; Ping Identity Board Recommendation Change”), the Company is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to the Company or any of its subsidiaries to the person making such Acquisition Proposal.
The Ping Identity Board generally is not permitted under the Merger Agreement to change its recommendation to the Company’s stockholders to adopt the Merger Agreement. However, prior to the adoption of the Merger Agreement by Ping Identity stockholders, the Ping Identity Board is permitted to make a Company Board Recommendation Change (as defined below in the section titled “The Merger Agreement — No-Shop; Ping Identity Board Recommendation Change”) in response to certain unforeseen, intervening events or to accept a Superior Proposal if, in either case, the Ping Identity Board determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law. Any such Company Board Recommendation Change is subject to the procedures set forth in the Merger Agreement, including that the Company negotiates in good faith with Parent and its representatives, if requested by Parent, for three business days (or two business days following an amended Acquisition Proposal) to make amendments to the terms and conditions of the Merger Agreement and related documents so that, as applicable, the Ping Identity Board’s fiduciary duties no longer require it to make a Company Board Recommendation Change in response to the intervening event or the Acquisition Proposal no longer constitutes a Superior Proposal.
Termination (page 92)
The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:
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by mutual written agreement of Parent and the Company;

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by either Parent or the Company if:

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the Merger is not consummated on or before March 2, 2023, subject to an extension until August 2, 2023 under certain circumstances for the purpose of obtaining certain regulatory approvals, in either case (the “Termination Date”), which may be further extended to February 2, 2024 in certain circumstances;

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if any governmental authority has issued a final and non-appealable order, preventing or enjoining the consummation of the Merger; or

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if the holders of a majority of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting;

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by Parent if:

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the Company breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured; or

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prior to adoption of the Merger Agreement by Ping Identity stockholders, within ten business days of being notified that the Ping Identity Board has effected a Company Board Recommendation Change; and

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by the Company if:

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Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured;

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prior to the adoption of the Merger Agreement by Ping Identity stockholders, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, if the Company has not materially breached its obligations under the no-shop provisions in the Merger Agreement with respect to such Superior Proposal and substantially concurrently with such termination, Ping Identity pays Parent the termination fee; or

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(1) all of the mutual closing conditions and conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the closing), (2) Parent fails to consummate the Merger within three business days after the first date on which Parent is required to consummate the closing pursuant to the Merger Agreement and (3) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the closing.

Termination Fees (page 94)
The Company will be required to pay Parent a termination fee of $78 million if the Merger Agreement is terminated under certain circumstances.
Appraisal Rights (page 99)
Pursuant to Section 262 of the DGCL, Ping Identity stockholders who continuously hold shares of Ping Identity common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Ping Identity common stock in connection with the Merger under Section 262 of the DGCL. The “fair value” of shares of Ping Identity common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the Merger Consideration that stockholders would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Ping Identity common stock.
The right to seek appraisal will be lost if a Ping Identity stockholder votes “FOR” the proposal to adopt the Merger Agreement. However, abstaining or voting against adoption of the Merger Agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, Ping Identity stockholders who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal (or by electronic transmission directed to an information processing system, if any, expressly designated for that purpose in the notice of appraisal) to the Company prior to the taking of the vote on the Merger Proposal at the Special Meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Ping Identity common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights if such beneficial owner (1) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (2) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provides an address at which such beneficial owner consents to receive notices given by the Company and the office of Register in Chancery. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all stockholders who have perfected their appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1%

of the outstanding shares of Ping Identity common stock or (2) the value of the per share Merger Consideration multiplied by the total number of shares of Ping Identity common stock entitled to appraisal exceeds $1 million.
In view of the complexity of Section 262 of the DGCL, Ping Identity stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
Accounting Treatment (page 66)
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Considerations (page 66)
The receipt of cash by a holder of Ping Identity common stock who is a U.S. holder (as defined below in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”) in exchange for shares of Ping Identity common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive (or are deemed to receive) in the Merger and your adjusted tax basis in the shares of Ping Identity common stock converted into cash in the Merger. If you are a holder of Ping Identity common stock who is a non-U.S. holder (as defined below in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”), the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, or the Company is, or was during the relevant period, a U.S. real property holding corporation. Further, the Merger may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we urge you to consult your own tax advisor to determine the particular tax effects to you.
You are urged to read the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations” for a more complete discussion of the material U.S. federal income tax consequences of the Merger.
Additional Information (page 106)
You can find more information about Ping Identity in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”
If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, or need help submitting a proxy to have your shares of Ping Identity common stock voted, please contact Ping Identity’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 488-8035
Banks and Brokers may call collect: (212) 269-5550
Email: ping@dfking.com

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Ping Identity common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Why am I receiving this proxy statement?
On August 2, 2022, the Company entered into the Merger Agreement with Parent and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Ping Identity, with Ping Identity surviving as a wholly owned subsidiary of Parent.
You are receiving this proxy statement in connection with the solicitation of proxies by the Ping Identity Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting as described in this proxy statement.
As a holder of Ping Identity common stock, what will I receive in the Merger?
Each share of Ping Identity common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Ping Identity common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.
The exchange of shares of Ping Identity common stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations” for a more detailed description of the U.S. federal income tax consequences of the Merger. You are urged to consult your own tax advisor for a full understanding of how the Merger will affect you for federal, state, local and/or non-U.S. tax purposes.
How does the Merger Consideration compare to the recent trading price of Ping Identity common stock?
The Merger Consideration of $28.50 per share represents a premium of approximately 63% over Ping Identity’s closing share price on August 2, 2022, the last full trading day prior to the transaction announcement. On September 14, 2022, the most recent practicable date before the filing of this proxy statement, the closing price of Ping Identity common stock was $28.26 per share.
What will happen to outstanding Company equity awards in the Merger?
At the Effective Time, each Option with an exercise price per share less than $28.50 that is unexpired, unexercised and outstanding, whether vested or unvested, as of immediately prior to the Effective Time, will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Option as of immediately prior to the Effective Time and (ii) the excess, if any, of $28.50 over the per share exercise price of such Option. At the Effective Time, each Option with an exercise price per share equal to or greater than $28.50 that is unexpired, unexercised and outstanding, whether vested or unvested, will be canceled with no cash payment made in respect thereof. At the Effective Time, each Vested RSU and each Vested PSU will be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $28.50 and (ii) the total number of shares of Company Common Stock subject to such Vested RSU or Vested PSU as of immediately prior to the Effective Time. At the Effective Time, each Unvested RSU and each Unvested PSU will be canceled and converted into a contingent right to receive an amount of cash (without interest and subject to applicable withholding taxes) equal to the product of (i) $28.50 and (ii) the total number of shares of Company Common Stock subject to such Unvested RSU or Unvested PSU (with any applicable performance conditions deemed achieved at target levels of performance) as of immediately prior to the Effective Time subject to the same terms and conditions, including with respect to time-based vesting, as previously applicable to such Unvested RSU and Unvested PSU.
When and where is the Special Meeting of our stockholders?
The special meeting will be held virtually on Monday, October 17, 2022, at 3 pm, Eastern time. Ping Identity is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM and by using the 16-digit control number included in their proxy materials.
Who is entitled to vote at the Special Meeting?
Only holders of record of Ping Identity common stock as of the close of business on September 12, 2022, the record date for the Special Meeting, are entitled to vote the shares of Ping Identity common stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were 86,281,946 shares of Ping Identity common stock issued and outstanding and entitled to vote. On each of the proposals presented at the Special Meeting, each holder of Ping Identity common stock is entitled to one vote for each share of Ping Identity common stock held by such stockholder on the record date.
May I attend the Special Meeting and vote in person?
Ping Identity is hosting the Special Meeting virtually. There will be no physical location for stockholders to attend. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM and by using the 16-digit control number included in their proxy materials.

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Stockholders of record:   If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/PING2022SM.

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Stockholders holding shares in “street” name:   If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Ping Identity common stock you held as of the record date, your name and email address. If you hold your Ping Identity common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/PING2022SM.
You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/PING2022SM.
What proposals will be considered at the Special Meeting?
At the Special Meeting, holders of Ping Identity common stock will be asked to consider and vote on the following proposals:
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a proposal to adopt the Merger Agreement (the “Merger Proposal”);

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a proposal to approve, on an advisory, non-binding basis, the specified compensation that may be paid or become payable to Ping Identity’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Ping Identity’s Amended and Restated By-Laws, the only business that will be transacted at the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.
What constitutes a quorum for purposes of the Special Meeting?
The representation in person or by proxy of at least a majority of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.
What vote of our stockholders is required to approve each of the proposals?
The approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Ping Identity common stock entitled to vote as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.
The approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of a majority of shares of Ping Identity common stock present, in person or represented by proxy. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.
The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of shares of Ping Identity common stock present, in person or represented by proxy, and voting on such matter. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
What is a “broker non-vote”?
If a beneficial owner of shares of Ping Identity common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds the owner’s shares with specific voting instructions, then, under applicable rules, the organization that holds the owner’s shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of relevant shares. Ping Identity does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of Ping Identity common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Ping Identity common stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
How does the Ping Identity Board recommend that I vote?
The Ping Identity Board recommends a vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
For a discussion of the factors that the Ping Identity Board considered in determining to recommend that Ping Identity stockholders adopt the Merger Agreement, please see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Ping Identity Board.” In addition, in considering the recommendation of the Ping Identity Board with respect to the Merger Agreement, you should be aware that certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Why am I being asked to cast an advisory, non-binding vote to approve the compensation that may be paid or may become payable to Ping Identity’s named executive officers in connection with the Merger?
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (non-binding) vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the Merger.
What will happen if the Company’s stockholders do not approve the Compensation Proposal?
The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Ping Identity, the Ping Identity Board, Parent or the surviving corporation. Accordingly, because Ping Identity is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the holders of Ping Identity common stock and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.
What happens if I sell my shares of Ping Identity common stock before the Special Meeting?
The record date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Ping Identity common stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares. In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Ping Identity common stock through the Effective Time.
What is a proxy?
A proxy is your legal designation of another person to vote your shares of Ping Identity common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Ping Identity common stock is called a “proxy card.”
If a stockholder gives a proxy, how are the shares voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
How do I cast my vote if I am a stockholder of record?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.
If you are a stockholder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may also vote your shares by ballot via the Internet during the Special Meeting. Even if you plan to attend the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement titled “The Special Meeting — Voting Procedures.”
If you are a holder of record of shares of Ping Identity common stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal, the Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal.
How do I cast my vote if my shares of Ping Identity common stock are held in “street name” by my bank, broker or other nominee?
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Ping Identity common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.
If you are a beneficial owner of shares of Ping Identity common stock held in “street name,” you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
What will happen if I abstain from voting or fail to vote on any of the proposals?
If you abstain from voting, fail to cast your vote via the Internet during the Special Meeting or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Assuming a quorum is present at the Special Meeting, abstentions, failures to vote and failures to give voting instructions to your broker will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
Can I change my vote after I have delivered my proxy or my voting instructions?
Yes. If you are a stockholder with shares of Ping Identity common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:
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filing with our Secretary a written notice of revocation bearing a later date than the proxy;

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properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “The Special Meeting — Voting Procedures”;

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duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or

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attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Ping Identity Holding Corp., 1001 17th Street, Suite 100, Denver, Colorado 80202, Attention: Chief Legal Officer and Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting.
If you are a beneficial owner of shares of Ping Identity common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Ping Identity common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Ping Identity common stock. If you are a holder of Ping Identity common stock of record and your shares of Ping Identity common stock are registered in more than one name, you will receive more than one proxy card. Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of Ping Identity common stock are voted.
If I hold my shares of Ping Identity common stock in certificated form, should I send in my stock certificates now?
No. Promptly after the Effective Time, each holder of a certificate representing shares of Ping Identity common stock that have been converted into the right to receive the Merger Consideration will be sent a letter of transmittal describing the procedure for surrendering his, her, its or their shares in exchange for the Merger Consideration. If you hold your shares in certificated form, you will receive your cash payment after the payment agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the payment agent without a letter of transmittal. If you hold shares of Ping Identity common stock in uncertificated, book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the payment agent receives an “agent’s message” and any other documents requested in the instructions.
Where can I find the voting results of the Special Meeting?
If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Ping Identity files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled “Where You Can Find Additional Information.”
Am I entitled to rights of appraisal under the DGCL?
If the Merger is completed, holders of Ping Identity common stock who continuously hold shares of Ping Identity common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Ping Identity common stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Ping Identity common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Ping Identity common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of Ping Identity common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”
When is the Merger expected to be completed?
We are working toward completing the Merger as promptly as possible, and currently expect to complete the Merger in the fourth quarter of 2022. However, the exact timing of completion of the Merger cannot be accurately predicted, because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent, Merger Sub and the Company’s respective obligations to consummate the Merger, some of which are not within the parties’ control.
What effect will the Merger have on Ping Identity?
If the Merger is consummated, Merger Sub will be merged with and into Ping Identity, the separate corporate existence of Merger Sub will thereupon cease, and Ping Identity will continue to exist following the Merger as a wholly owned subsidiary of Parent. Following completion of the Merger, shares of Ping Identity common stock will be delisted from the NYSE, and the registration of shares of Ping Identity common stock under the Exchange Act will be terminated.
What happens if the Merger is not completed?
If the Merger Proposal is not approved by our stockholders, or if the Merger is not completed for any other reason, the holders of Ping Identity common stock will not receive any payment for their shares of Ping Identity common stock in connection with the Merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Ping Identity common stock. The Ping Identity common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under certain circumstances, if the Merger is not completed, Ping Identity may be obligated to pay to Parent a termination fee. For more information, please see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”
What is householding and how does it affect me?
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares are held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Who can help answer my questions?
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Ping Identity’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 488-8035
Banks and Brokers may call collect: (212) 269-5550
Email: ping@dfking.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and any documents to which Ping Identity refers to in this proxy statement, contains “forward-looking statements”, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including but not limited to:
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the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Ping Identity common stock;

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the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals (or the imposition of any conditions, limitations or restrictions on such approvals);

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the failure to obtain stockholder approval of the Merger;

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the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee of $78 million;

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the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally;

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risks that the Merger disrupts the Company’s current plans and operations;

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the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger;

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the response of Ping Identity’s competitors to the Merger;

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risks related to diverting management’s attention from the Company’s ongoing business operations;

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the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement as a result of uncertainty or adverse developments in the debt or equity capital markets or otherwise;

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unexpected costs, charges or expenses resulting from the Merger;

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potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

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continued availability of capital and financing and rating agency actions;

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certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

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unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors;

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the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and reductions in IT and identity spending;

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uncertainty as to timing of completion of the Merger; and

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the fact that under the terms of the Merger Agreement, the Company is unable to solicit other acquisition proposals.

Other factors that may cause actual results to differ materially include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. See the section of this proxy statement titled “Where You Can Find Additional Information.” These forward-looking statements reflect Ping Identity’s expectations as of the date of this proxy statement. Ping Identity undertakes no obligation to update the information provided herein. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

THE PARTIES
Ping Identity Holding Corp.
Ping Identity Holding Corp.
1001 17th Street, Suite 100
Denver, Colorado 80202
(303) 468-2900
Ping Identity is a Delaware corporation incorporated in 2016. Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities.
Shares of Ping Identity common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PING.” Our principal executive office is located at 1001 17th Street, Suite 100, Denver, Colorado 80202, our telephone number is (303) 468-2900, and our Internet address is http://www.pingidentity.com. Information on Ping Identity’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Ping Identity is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”
Project Polaris Holdings, LP
Project Polaris Holdings, LP
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
(415) 263-3600
Parent was formed on July 27, 2022 by Thoma Bravo solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger. Upon completion of the Merger, Ping Identity will be a direct wholly owned subsidiary of Parent.
Project Polaris Merger Sub, Inc.
Project Polaris Merger Sub, Inc.
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
(415) 263-3600
Merger Sub is a wholly owned subsidiary of Parent and was formed on July 27, 2022 by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, the Merger Sub will cease to exist.
Parent and Merger Sub are each affiliated with the Thoma Bravo Fund, and Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo. Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the Effective Time, the surviving corporation will be indirectly owned by the Thoma Bravo Fund and certain of its affiliates will be indirectly owned by the Thoma Bravo Fund and certain of its affiliates.

In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Fund has provided Parent with an equity commitment. The amounts committed under the financing letters will be used solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration, repayment of certain of the Company’s indebtedness and to pay the related fees and expenses required to be paid in connection with the closing of the Merger. In addition, the Thoma Bravo Fund has agreed to guarantee the payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $193.5 million. For more information, please see the section of this proxy statement titled, “— Financing of the Merger.”

THE SPECIAL MEETING
We are furnishing this proxy statement to the holders of Ping Identity common stock as part of the solicitation of proxies by the Ping Identity Board for use at the Special Meeting and at any adjournments or postponements thereof.
Date, Time and Place
The Special Meeting will be held virtually on Monday, October 17, 2022, at 3 pm, Eastern time. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM, where you, or your proxy, will be able to vote electronically and examine the list of stockholders entitled to vote at the Special Meeting. Ping Identity is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. We continue to use the virtual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders.
Purpose of the Special Meeting
At the Special Meeting, holders of Ping Identity common stock will be asked to consider and vote on the following proposals:
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a proposal to adopt the Merger Agreement (the “Merger Proposal”);

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a proposal to approve, on an advisory, non-binding basis, the specified compensation that may be paid or become payable to Ping Identity’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Recommendation of the Ping Identity Board
After careful consideration, the Ping Identity Board unanimously: (1) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (3) resolved to recommend that the Company’s stockholders adopt this Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Ping Identity Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the advisory, non-binding Compensation Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
For a discussion of the material factors that the Ping Identity Board considered in determining to recommend the adoption of the Merger Agreement, please see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Ping Identity Board.”
Record Date and Stockholders Entitled to Vote
Only holders of Ping Identity common stock of record as of the close of business on September 12, 2022, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Ping Identity common stock they held on the record date at the Special Meeting. As of the close of business on the record date, 86,281,946 shares of Ping Identity common stock were issued and outstanding and entitled to be voted at the Special Meeting. On each of the proposals presented at the Special Meeting, each holder of Ping Identity common stock is entitled to one vote for each share of Ping Identity common stock held by such stockholder on the record date. The adoption of the Merger Agreement by the holders of

Ping Identity common stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of Ping Identity common stock entitled to vote thereon as of the close of business on the record date.
A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting beginning ten days prior to the Special Meeting and ending on the date of the Special Meeting at our corporate headquarters and principal executive offices located at 1001 17th Street, Suite 100, Denver, Colorado 80202. Such list will also be available during the webcast of the virtual meeting at www.virtualshareholdermeeting.com/PING2022SM.
Quorum
The representation in person or by proxy of at least a majority of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting, or 43,140,974 shares of Ping Identity common stock, is necessary to constitute a quorum for the transaction of business. If a quorum shall fail to attend the Special Meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of Ping Identity common stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another time and/or place. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.
If a beneficial owner of shares of Ping Identity common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of relevant shares. Ping Identity does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Ping Identity common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Ping Identity common stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.
Vote Required
Adoption of the Merger Proposal
The approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Ping Identity common stock entitled to vote as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.
Under the Merger Agreement, stockholder approval of the Merger Proposal is a condition to the consummation of the Merger.
Approval of the Compensation Proposal
Assuming a quorum is present, the approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of a majority of shares of Ping Identity common stock present, in person or represented by proxy. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Ping Identity, the Ping Identity Board, Parent or the surviving corporation. Accordingly, because Ping Identity is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the holders of Ping Identity common stock and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.
Approval of the Adjournment Proposal
The approval of the Adjournment Proposal requires the affirmative vote of a majority of shares of Ping Identity common stock present, in person or represented by proxy. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.
Tabulation of Votes; Results
The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.
Voting Procedures
Whether or not you plan to attend the Special Meeting virtually and regardless of the number of shares of Ping Identity common stock you own, your careful consideration of, and vote on, the Merger Agreement is important and we encourage you to vote promptly.
To ensure that your shares of Ping Identity common stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following three methods:
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Vote via the Internet.   Follow the instructions for Internet voting shown on the proxy card mailed to you.

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Vote by Telephone.   Follow the instructions for telephone voting shown on the proxy card mailed to you.

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Vote by Proxy Card.   Complete, sign, date and return the enclosed proxy card by mail in the prepaid reply envelope.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares of Ping Identity common stock for the matters brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.
Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 pm, Eastern time, October 16, 2022.
If you submit your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of Ping Identity common stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
If you are a beneficial owner of shares of Ping Identity common stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the Special Meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the Special Meeting, your shares will not be deemed to be in attendance at the meeting.
Revocation of Proxies
If you are a stockholder with shares of Ping Identity common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:
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filing with our Secretary a written notice of revocation bearing a later date than the proxy;

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properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “The Special Meeting — Voting Procedures”;

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duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or

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attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Ping Identity Holding Corp., 1001 17th Street, Suite 100, Denver, Colorado 80202, Attention: Chief Legal Officer and Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting. If you are a beneficial owner of shares of Ping Identity common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Voting in Person
The Special Meeting will be held virtually via www.virtualshareholdermeeting.com/PING2022SM. There will be no physical location for stockholders to attend. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PING2022SM and using the 16-digit control number included in your proxy materials.

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Stockholders of record:   If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available on www.virtualshareholdermeeting.com/PING2022SM.

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Stockholders holding shares in “street” name:   If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Ping Identity common stock you held as of the record date, your name and email address. If you hold your Ping Identity common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.
Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/PING2022SM.
You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/PING2022SM.
If you hold your Ping Identity common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting. For beneficial owners of shares of Ping Identity common stock held in “street name,” in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in “street name” virtually at the Special Meeting. Please note that even if you plan to attend the Special Meeting, we recommend that you vote by Internet, telephone or by mail, using the enclosed proxy card in advance, to ensure that your shares will be represented.
Solicitation of Proxies
The Ping Identity Board is soliciting proxies for the Special Meeting from its stockholders. The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Ping Identity common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained D.F. King & Co., Inc. to solicit stockholder proxies at a total cost to the Company of approximately $17,500 plus reasonable expenses. We have also agreed to indemnify D.F. King & Co, Inc. against certain losses, damages and expenses.
Adjournments
The Special Meeting may be adjourned from time to time to another time and/or place under our Amended and Restated By-laws by the chairman of the meeting or by stockholders holding a majority of the outstanding shares of Ping Identity common stock present or represented at the meeting and entitled to vote. Under our Amended and Restated By-laws, notice need not be given of any such adjournment of less than 30 days if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present virtually and vote at such adjourned meeting will be given to each stockholder of record entitled to receive notice of or to vote at the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.
The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the Merger Agreement. Ping Identity retains full authority to the extent set forth in its Amended and Restated By-laws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any Ping Identity stockholder.

Voting by Company Directors and Executive Officers
As of the record date for the Special Meeting, the directors and executive officers of Ping Identity beneficially owned in the aggregate approximately 1,700,391 shares of Ping Identity common stock, or approximately 1.9% of the outstanding shares of Ping Identity common stock. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Ping Identity common stock (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.
Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, please see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Voting Agreement
In connection with the execution of the Merger Agreement, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P., funds affiliated with Vista Equity Partners Management, LLC (collectively, the “Vista Funds”) have entered into a voting and support agreement with Parent and the Company (the “Voting Agreement”). Subject to its terms, the Voting Agreement obligates the specified stockholders to, among other things, vote the shares of Ping Identity common stock beneficially owned by the specified stockholders in favor of the adoption of the Merger Agreement and, subject to certain exceptions, not transfer any shares of Ping Identity common stock prior to the termination of the Voting Agreement. The Voting Agreement will terminate as of the earlier of (1) the earliest to occur of (x) the approval of the Merger by the Company’s stockholders, (y) the Effective Time and (z) the termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement, (2) a change in the Ping Identity Board’s recommendation in favor of the Merger Agreement due to an “intervening event” pursuant to the Merger Agreement and (3) the election of such specified stockholder to terminate the Voting Agreement following any amendment to the original unamended Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement.
As of the close of business on the record date, the specified stockholders in the aggregate beneficially owned approximately 8,335,350 shares, representing approximately 9.7% of the outstanding shares entitled to vote at the Special Meeting.
See the section entitled “Voting Agreement,” beginning on page 96, for further information.
Assistance; Proxy Solicitor
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Ping Identity’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 488-8035
Banks and Brokers may call collect: (212) 269-5550
Email: ping@dfking.com

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, at the Special Meeting holders of Ping Identity common stock will consider and vote on a proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”). The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of Ping Identity stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Ping Identity common stock as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.
The Ping Identity Board recommends a vote “FOR” the approval of the Merger Proposal.

PROPOSAL 2: APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL
Pursuant to Section 14A of the Securities Exchange Act thereunder, Ping Identity is required to submit a proposal to our stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by Ping Identity to its named executive officers in connection with the Merger. This proposal, commonly known as a “say on golden parachute” proposal, gives stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by Ping Identity to its named executive officers in connection with the Merger (referred to as the “Compensation Proposal”).
The “golden parachute” compensation that Ping Identity’s named executive officers may be entitled to receive from Ping Identity in connection with the Merger is summarized in the table that appears in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits.” Such summary, in table form, includes the compensation and benefits that may or will be paid by Ping Identity to its named executive officers in connection with the Merger.
The Ping Identity Board encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.
The Ping Identity Board unanimously recommends that the stockholders of Ping Identity approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Ping Identity to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Quantification of Payments and Benefits table and the related narrative disclosures.”
The approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of Ping Identity common stock present, in person or represented by proxy. Abstentions and broker non-votes will not count as votes cast on the Compensation Proposal. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Since the vote on the Compensation Proposal is advisory only, it will not be binding on either Parent or Ping Identity. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by Ping Identity to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of Ping Identity common stock.
The Ping Identity Board recommends a vote “FOR” the approval of the advisory, non-binding Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (referred to as the “Adjournment Proposal”).
Ping Identity is asking stockholders to authorize the holder of any proxy solicited by the Ping Identity Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.
The approval of the Adjournment Proposal requires the affirmative vote of a majority of shares of Ping Identity common stock present, in person or represented by proxy. Abstentions and broker non-votes (if any) will not count as votes cast on the Adjournment Proposal. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Ping Identity does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.
The Ping Identity Board recommends a vote “FOR” approval of the Adjournment Proposal.

THE MERGER
General Description of the Merger
The Company, Parent and Merger Sub entered into the Merger Agreement on August 2, 2022. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
At the Effective Time, and without any action by any stockholder, each share of Ping Identity common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Ping Identity common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board, the Transaction Committee or the representatives of the Company and other parties.
The Board and the Company’s senior management periodically review the Company’s long-term strategy and objectives in light of market and industry conditions. These reviews have included, among other things, consideration of organic growth initiatives, acquisitions, divestitures, and potential business combination transactions, as well as other strategic opportunities, in each case, with a view towards enhancing stockholder value.
On October 7, 2021, representatives of Thoma Bravo contacted Andre Durand, Chief Executive Officer of the Company, on an unsolicited basis, to discuss the industry generally. No proposal was made with respect to any acquisition or other transaction between Thoma Bravo and the Company during the conversation. Throughout the remaining pendency of negotiations with Thoma Bravo until the entry into the merger agreement on August 2, 2022, communications between the Company and Thoma Bravo at times included discussions with Orlando Bravo or Seth Boro, senior representatives of Thoma Bravo.
On November 12, 2021, representatives of Thoma Bravo contacted Mr. Durand regarding Thoma Bravo’s potential interest in an acquisition of the Company. The representatives of Thoma Bravo informed Mr. Durand that Thoma Bravo intended to submit a non-binding indication of interest with respect to a potential acquisition of the Company, but did not propose any specific terms at that time. Mr. Durand did not respond substantively to representatives of Thoma Bravo but stated that he would inform the Board of Thoma Bravo’s potential interest at the next Board meeting.
On November 16, 2021, Mr. Durand informed members of the Board of Thoma Bravo’s outreach on November 12, 2021.
On November 18, 2021, the Board held a meeting with members of the Company’s management and representatives of Kirkland & Ellis LLP (“Kirkland”), the Company’s outside legal advisor, in attendance. At the meeting, Mr. Durand informed the Board of the recent inquiry from Thoma Bravo regarding interest in a potential transaction involving the Company. The Board discussed the importance of execution on fourth quarter 2022 business objectives to the Company’s long-term prospects and the upcoming investor day scheduled for December 1, 2021. After discussion, the Board directed Mr. Durand to inform Thoma Bravo that while the Board was open to evaluating any opportunities that create value for the Company’s stockholders, the Company was focused on executing its plan for the remainder of the fourth quarter and its upcoming investor day, and not interested in pursuing a strategic transaction at that time. At the meeting, representatives of Kirkland also reviewed with the Board its fiduciary duties under Delaware law, including in the context of receipt of an unsolicited acquisition proposal, and discussed certain considerations for the Board when responding to an unsolicited acquisition proposal. In addition, the Board directed management to prepare various financial scenarios applying different hypothetical assumptions related to growth rates to the strategic plan which had been previously prepared by management in the ordinary course, a portion of which hand been presented to the Board on November 2, 2021 in anticipation of its the Company’s investor day planned for December 1, 2021 (such portion being referred to herein as the “November Strategic Plan”).
Later on November 18, 2021, Thoma Bravo submitted an unsolicited non-binding indication of interest to the Board to acquire all of the outstanding shares of common stock of the Company for $35.00 per share (the “November Proposal”), representing a 29% premium to the Company’s closing share price of $27.16 as of November 18, 2021. The November Proposal also contemplated a “go-shop” provision that would enable the Company to solicit alternative bids for 30 days after signing.
Later that evening on November 18, 2021, the November Proposal was distributed to the Board for review.
On November 19, 2021, a senior representative of Thoma Bravo contacted Mr. Durand reiterating Thoma Bravo’s interest in acquiring the Company.
Also on November 19, 2021, Mr. Durand and Michael Fosnaugh, chairman of the Board, discussed the November Proposal, and Mr. Fosnaugh directed Mr. Durand to deliver the message directed by the Board to representatives of Thoma Bravo.
On November 20, 2021, as directed by the Board, Mr. Durand responded to the senior representative of Thoma Bravo and informed him that while the Board was open to evaluating any opportunities that create value for the Company’s stockholders, the Board was not contemplating pursuing a sale transaction at that time in light of the Company’s focus on executing its fourth quarter plan and its upcoming investor day.
On December 1, 2021, the Company hosted its investor day.
On December 10, 2021, the Board held a meeting with members of the Company’s management and representatives of Kirkland in attendance. At the meeting, Mr. Durand updated the Board on the recent communications with Thoma Bravo in which he had delivered the message previously directed by the Board, as described above. After discussion, the Board determined that it was still of the view that management should focus on executing its plan for the fourth quarter and not on pursuing a potential strategic transaction. Also at the meeting, the Company’s management presented the various hypothetical financial scenarios that applied different growth rate assumptions developed by management to the November Strategic Plan. Following discussion, the Board instructed the Company’s management to further refine such hypothetical scenarios. At the meeting, the Board also determined not to engage in discussions with any financial advisors at that time in order to minimize the risk of potential leaks and disruption to the business.
On January 4, 2022, representatives of Thoma Bravo contacted Mr. Durand and requested a meeting following the completion of the fourth quarter. Mr. Durand agreed to have a phone call with representatives of Thoma Bravo on January 18, 2022.
On January 12, 2022, a senior representative of Thoma Bravo contacted Mr. Fosnaugh and reiterated Thoma Bravo’s interest in a potential transaction with the Company. Mr. Fosnaugh reiterated the Board’s position that the Company was focused on executing its standalone plan and not on pursuing a potential transaction at that time.
On January 18, 2022, representatives of Thoma Bravo and Mr. Durand had a phone conversation during which the representatives of Thoma Bravo reiterated Thoma Bravo’s interest in a potential transaction with the Company. Mr. Durand did not respond substantively to the representatives of Thoma Bravo but indicated that he would relay Thoma Bravo’s interest to the Board.
On January 19, 2022, the Board held a meeting with members of the Company’s management and representatives of Kirkland in attendance. At the meeting, Mr. Durand updated the Board on his recent conversation with representatives of Thoma Bravo. Also at the meeting, the Company’s management presented various revised hypothetical financial scenarios that applied different growth rate assumptions developed by management to the Company’s November Strategic Plan. The Board asked questions related to the assumptions that had been used in preparing the hypothetical financial scenarios. Following discussion, in light of (i) the time that had passed following the submission of the November Proposal, (ii) the broader decline in stock prices in the general market and in the identity and access management industry and in the cybersecurity industry more broadly, and (iii) the approximately 30% decline in the Company’s stock price during such time, the Board instructed Mr. Durand to inform Thoma Bravo that, while the Company remained focused on executing its standalone plan and was not contemplating a potential sale transaction, if Thoma Bravo remained interested in a transaction, they should submit an updated written proposal to the Board which confirmed the price per share at which Thoma Bravo would be willing to acquire all of the outstanding shares of the Company’s common stock.
On January 24, 2022, Mr. Durand informed Thoma Bravo that, while the Company remained focused on executing its standalone plan and was not contemplating a potential sale transaction, but indicated that if Thoma Bravo remained interested in a transaction, then it should resubmit an indication of interest that included Thoma Bravo’s current proposed value for a potential transaction.
On January 31, 2022, representatives of Thoma Bravo submitted a revised non-binding indication of interest to the Board to acquire all of the outstanding shares of the Company for $26.00 per share (the “January Proposal”), representing a 38% premium to the Company’s closing share price of $18.90 as of January 28, 2022. The January Proposal also contemplated a “go-shop” provision that would enable the Company to solicit alternative bids for 30 days after signing.
On February 4, 2022, the Board held a meeting with members of the Company’s management and representatives of Kirkland in attendance. The Board discussed the terms of Thoma Bravo’s January Proposal, and, following discussion, determined (i) to reject Thoma Bravo’s proposal in light of the proposed terms, and (ii) to inform Thoma Bravo that the Board did not find the proposal attractive and was focused on executing its current business plan, but that the Board was open to evaluating any opportunities that created value for all stockholders and there was sufficient public information available for Thoma Bravo to develop its views with respect to any potential transaction. The Board instructed Mr. Durand to convey that message to Thoma Bravo.
On February 8, 2022, Mr. Durand delivered the message directed by the Board to representatives of Thoma Bravo.
On February 10, 2022, a senior representative of Thoma Bravo contacted Mr. Fosnaugh to reiterate Thoma Bravo’s interest in a potential transaction with the Company. Mr. Fosnaugh reiterated the Board’s position that it was not interested in a transaction on the terms set forth in the January Proposal.
Also on February 10, 2022, a representative of Thoma Bravo contacted Mr. Durand to reiterate Thoma Bravo’s interest in a potential transaction with the Company.
On February 11, 2022, Mr. Durand responded to the representative of Thoma Bravo and reiterated the same Board-directed message that he had delivered on February 8, 2022.
Later on February 11, 2022, representatives of Thoma Bravo submitted a further revised non-binding indication of interest to the Board to acquire all of the outstanding shares of the Company for $30.00 per share (the “February Proposal”), representing a 49% premium to the Company’s closing share price of $20.10 as of February 11, 2022. The February Proposal also contemplated a “go-shop” provision that would enable the Company to solicit alternative bids for 30 days after signing.
On February 12, 2022, the February Proposal was distributed to the Board for review.
On February 23, 2022, the Board held a meeting with members of the Company’s management and representatives of Kirkland in attendance. Mr. Durand updated the Board with respect to communications with Thoma Bravo. The Board also discussed the Company’s future prospects and noted its continued support of pursuing the Company’s standalone plan. After discussion, the Board determined that the February Proposal was insufficient for the Company to engage in further discussions about a potential strategic transaction at the time and instructed management to convey the same to Thoma Bravo. After the Board meeting, Mr. Durand conveyed the message to representatives of Thoma Bravo by telephone that same day.
On April 19, 2022, representatives of a private equity firm, which we refer to herein as Party A, were, at the request of Party A, introduced by representatives of Goldman Sachs to Messrs. Durand and Dani via email.

On April 21, 2022, a senior representative of Thoma Bravo contacted Mr. Durand and expressed a continued interest in exploring an acquisition of the Company and a continued interest in the industry.
Between the submission of Thoma Bravo’s February Proposal and contact from the senior representative of Thoma Bravo on April 21, 2022, market valuations declined precipitously, including for cybersecurity software companies, interest rates increased significantly, and the market was impacted by growing inflationary pressures, including as a result of Russia’s invasion of Ukraine.
On May 2, 2022, Messrs. Durand and Dani had an in-person meeting with representatives of Party A, during which representatives of Party A outlined their thesis on the cybersecurity industry generally. The representatives of Party A did not make any proposal with respect to a transaction with the Company at this meeting.
On May 10, 2022, representatives of Thoma Bravo (including a senior representative of Thoma Bravo) had dinner with Mr. Durand. No proposal was made with respect to a potential transaction during the dinner, but the senior Representative of Thoma Bravo noted that Thoma Bravo continued to be interested in a potential transaction with the Company.
On May 15, 2022, Mr. Durand met virtually with representatives of Thoma Bravo, during which the representatives of Thoma Bravo reiterated Thoma Bravo’s continued interest in exploring an acquisition of the Company and a continued interest in the industry.
On May 21, 2022, a senior representative of Thoma Bravo contacted Mr. Durand and indicated that Thoma Bravo intended to submit a revised written proposal to acquire all of the common stock of the Company.
On May 24, 2022, representatives of Thoma Bravo submitted a further revised non-binding indication of interest to the Board to acquire all of the outstanding shares of the Company for $27.00 per share (the “May Proposal”), representing a 48% premium to the Company’s closing share price of $18.24 as of May 24, 2022. The May Proposal also contemplated a “go-shop” provision that would enable the Company to solicit alternative bids for 30 days after signing.
On May 27, 2022, the Board held a meeting with members of the Company’s management and representatives of Kirkland and Goldman Sachs, the Company’s financial advisor, which had been invited to the meeting at the request of the Board due to Goldman Sachs’ longstanding relationship and familiarity with the Company, reputation as a highly regarded investment bank, substantial knowledge of the industry in which the Company operates and extensive experience in providing financial advice in connection with strategic transactions, in attendance. At the meeting, representatives of Kirkland reviewed with the Board its fiduciary duties under Delaware law and discussed certain considerations for the Board when undertaking an evaluation of strategic alternatives, including a potential sale of the Company. Also at the meeting, Mr. Durand updated the Board on the conversations held between Mr. Durand and representatives of Thoma Bravo to date and the Board discussed the terms of Thoma Bravo’s May Proposal. Representatives of Goldman Sachs presented an overview of the current state of the markets, including current market valuation for cybersecurity software companies, heightened market volatility, rising interest rates, constraints around availability of financing and growing inflationary pressures. The Board also discussed market conditions generally, including a potential recession and possible macroeconomic challenges facing the Company, including challenges relating to the Company’s cloud transformation. As a result of such change in market conditions, the Board instructed the Company’s management to prepare financial projections that were updated to reflect the passage of time and the Board’s current outlook on the business (including lower projected growth rates) and extrapolate beyond the projections historically prepared by management in the ordinary course to include additional years, for use by the Board in evaluating any acquisition proposals and to provide the updated long-range projections to Goldman Sachs for its review and preliminary use. The Board determined to reconvene the following week to review the updated long-range projections and have a preliminary discussion with representatives of Goldman Sachs of their financial implications.
Following the Board meeting, on May 30, 2022, Mr. Durand conveyed to representatives of Thoma Bravo that the Board needed additional time to consider their May Proposal.

On June 2, 2022, Messrs. Durand and Dani held an introductory in-person meeting with representatives of a private equity firm, which we refer to herein as Party B, who had requested a meeting with the Company, during which Party B expressed its interest in a potential transaction with the Company, and its interest in the identity and cybersecurity industry generally. Messrs. Durand and Dani, and representatives of Party B did not discuss any terms of a potential transaction.
On June 3, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. The Board reviewed the updated long-range financial projections that had been prepared by the Company’s management at the direction of the Board at its May 27, 2022 meeting (the “June Projections”). Following discussion, the Board approved those projections for use by Goldman Sachs in its financial analysis (for additional information with respect to just financial projections, see the section of this proxy statement titled “— Certain Financial Projections”). Representatives of Goldman Sachs led a discussion with respect to the long-range projections that had been prepared by management and the financial implications thereof in light of ongoing market volatility and challenges facing the industry in which the Company operates. The Board and members of management in attendance also discussed with representatives of Goldman Sachs potential alternatives to a sale of the Company, including continuing to execute the Company’s standalone plan. At the meeting, the Board considered and discussed whether the timing was appropriate for a potential sale transaction, including the relative risks and benefits thereof, with the Board focusing on, among other things, the probability of consummating a successful sale at compelling value and the ability of the Company to execute on its standalone plan given challenges facing the industry. After consultation with representatives of Goldman Sachs, the Board instructed Company management to inform Thoma Bravo that Thoma Bravo’s proposed valuation was insufficient, but that the Board would be willing to enter into a confidentiality agreement with Thoma Bravo to share certain financial due diligence information in order to enable Thoma Bravo to increase its valuation. The Board also instructed the Company’s management and representatives of Goldman Sachs to conduct outreach to Party A and Party B, who were selected for outreach as the parties most likely to be interested in exploring a transaction with the Company based on their perceived interest in making investments in the industry in which the Company operates, the fact that they had previously expressed an interest in acquiring the Company and their financial capability to consummate a transaction of this size. In addition, after reviewing and discussing the June Projections, the Board approved disclosure of the June Projections to bidders following the execution of an acceptable confidentiality agreement.
On June 4, 2022, Mr. Durand conveyed the Board-directed message to representatives of Thoma Bravo.
On June 5, 2022, at the direction of the Board, representatives of Goldman Sachs contacted representatives of Party A and Party B, who had both previously expressed interest in participating in any process in which the Company explored strategic alternatives, to offer them the opportunity to enter into a confidentiality agreement and receive certain due diligence information if they were still interested in a potential transaction. Party A and Party B both indicated that they were interested in acquiring the Company and requested a copy of the confidentiality agreement. Representatives of Party A also informed representatives of Goldman Sachs that they would want to partner with two other financial sponsors (referred to herein as “Party C” and “Party D”, respectively, and collectively with Party A, the “Consortium”). Representatives of Goldman Sachs informed Party A that they would discuss this request with the Company.
On June 7, 2022, while attending an industry conference, Mr. Durand met with a representative of Thoma Bravo and discussed the Company and the industry generally. Mr. Durand and the representative of Thoma Bravo did not discuss any terms of a potential transaction.
On June 8, 2022, the Company entered into a confidentiality agreement with Thoma Bravo. The confidentiality agreement included customary nondisclosure and nonuse provisions and a standstill provision that prohibited Thoma Bravo (for an agreed-upon period) from (among other things) offering to acquire or acquiring the Company, and from taking certain other actions, including soliciting proxies, in each case without the prior consent of the Company. The confidentiality agreement permitted Thoma Bravo to make acquisition proposals at any time after the Company enters into a definitive agreement with a third party providing for a change of control transaction of the Company. Following execution of the confidentiality agreement, Thoma Bravo was provided access to select financial due diligence information, including the June Projections.

On June 9, 2022, after discussions with management of the Company, representatives of Goldman Sachs informed Party A that the Company would prefer to engage with Party A on a standalone basis and would consider requests to partner with other financial sponsors later in the process. Party A informed representatives of Goldman Sachs that it would need time to consider this request.
On June 10, 2022, the Company entered into a confidentiality agreement with Party B. The confidentiality agreement included customary nondisclosure and nonuse provisions and a standstill provision that prohibited Party B (for an agreed-upon period) from (among other things) offering to acquire or acquiring the Company, and from taking certain other actions, including soliciting proxies, in each case without the prior consent of the Company. The confidentiality agreement permitted Party B to make acquisition proposals at any time after the Company enters into a definitive agreement with a third party providing for a change of control transaction of the Company. Following execution of the confidentiality agreement, Party B was provided with access to select financial due diligence information, including the June Projections.
On June 12, 2022, the Company’s management provided an update to the Board regarding the status of a potential transaction involving the Company, including that confidentiality agreements had been executed with Thoma Bravo and with Party B. The Company management’s update also provided that each of Party A and Party B had expressed interest in acquiring the Company.
On June 23, 2022, Mr. Durand received a non-binding unsolicited indication of interest from the Consortium to acquire all of the outstanding shares of the Company for between $24.00 and $25.00 per share (the “Consortium Proposal”).
On June 24, 2022, the Company’s management gave a presentation to representatives of Thoma Bravo regarding the Company, with representatives of Goldman Sachs in attendance.
Later on June 24, 2022, the Company’s management provided an update to the Board regarding the status of the potential transaction involving the Company, including providing a copy of the Consortium Proposal to the Board. After reviewing the Consortium Proposal and in light of the fact that Party A had already engaged in discussions with Party C and Party D, and the Board believed that Party A would be the lead investor of the Consortium, the Board permitted Party A to partner with Parties C and D in connection with a potential transaction and to consider the Consortium Proposal as a joint bid.
On June 28, 2022, at the request of Thoma Bravo, management gave an additional presentation to representatives of Thoma Bravo to answer supplemental diligence questions, with representatives of Goldman Sachs in attendance.
On June 30, 2022, the Company’s management gave a presentation to representatives of Party B regarding the Company, with representatives of Goldman Sachs in attendance.
On July 1, 2022, the Company’s management updated the Board on the status of the current process.
On July 1, 2022, the Company entered into a confidentiality agreement with Party A. The confidentiality agreement included customary nondisclosure and nonuse provisions and a standstill provision that (among other things) prohibited Party A (for an agreed-upon period) from offering to acquire or acquiring the Company, and from taking certain other actions, including soliciting proxies, in each case without the prior consent of the Company. The confidentiality agreement permitted Party A to make acquisition proposals at any time after the Company enters into a definitive agreement with a third party providing for a change of control transaction of the Company.
Also on July 1, 2022, representatives of Goldman Sachs sent a process letter to Party A and Party B instructing them to submit indications of interest by 12:00 p.m. Pacific Time on July 14, 2022.
On July 5, 2022, each of Parties C and D executed a joinder to the Company’s confidentiality agreement with Party A. Following the execution of joinders by Party C and Party D, Goldman Sachs provided the Consortium with access to select financial due diligence information, including the June Projections.
On July 5, 2022, the Company’s management gave a presentation to representatives of the Consortium regarding the Company, with representatives of Goldman Sachs in attendance.

On July 6, 2022, the Company’s management and representatives of Goldman Sachs had follow-up financial due diligence sessions with each of Party B and the Consortium.
On July 8, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. At the meeting, a representative of Kirkland reviewed with the Board its fiduciary duties under Delaware law and discussed certain considerations for the Board when evaluating a potential sale of the Company. Management also updated the Board with respect to the diligence sessions that had been conducted to date and a discussion ensued regarding the terms of the May Proposal, as well as the Consortium Proposal. At the meeting, the Board instructed representatives of Goldman Sachs to inform each of Thoma Bravo and the Consortium that they would need to meaningfully increase their prices.
After the Board meeting on July 8, 2022, at the direction of the Board, representatives of Goldman Sachs informed representatives of Thoma Bravo that they would need to meaningfully increase their price in order for the Board to agree to engage with Thoma Bravo with respect to a transaction.
On July 9, 2022, Messrs. Durand and Dani and representatives of Goldman Sachs met with representatives of Thoma Bravo to discuss and respond to additional financial due diligence questions.
Also on July 9, representatives of Goldman Sachs provided Party A with selected supplemental financial due diligence materials in response to diligence questions asked by Party A.
On July 11, 2022, representatives of Thoma Bravo submitted a further revised non-binding indication of interest to the Board to acquire all of the outstanding shares of the Company for $28.50 per share, representing a 44% premium to the Company’s closing share price of $19.81 as of July 11, 2022, and replaced the “go-shop” provision previously proposed by Thoma Bravo with a “no-shop” provision (the “July 11 Proposal”).
On July 12, 2022, the Company’s management updated the Board on the status of the current process, including receipt of the July 11 Proposal.
Later on July 12, 2022, Party B informed representatives of Goldman Sachs that it was no longer interested in pursuing an acquisition of the Company, and the Consortium also indicated to representatives of Goldman Sachs that it would only be interested in pursuing a transaction at a price below its previous offer, which it understood was below what the Board would be interested in pursuing, and so would not be submitting a revised proposal. As reasons for their decisions, each of Party B and the Consortium cited the trajectory and timing of the Company’s revenue transition and path to higher margins being longer than it had anticipated.
On July 15, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. The Board discussed the status of the potential transaction, including the terms of Thoma Bravo’s July 11 Proposal, as well as related process considerations. At the meeting, the Board discussed with its advisors potential strategic alternatives for the Company, including the possibility of soliciting interest from other potential bidders. Members of management shared with the Board their views on the challenges facing the Company, including certain macro-economic headwinds and completing the cloud transformation in the current environment, and representatives of Goldman Sachs discussed the potential buyer universe, both as to financial sponsors and strategic companies. The Board further discussed the fact that each of Thoma Bravo, Party B and the Consortium were highly credible bidders and had expressed interest in the Company, as well as the risks of losing Thoma Bravo as the current bidder if the Company took additional time to pursue any potential new bidders. Following discussion, the Board determined that, in light of discussions to date with Thoma Bravo, Party B and the Consortium, who were perceived as the most likely potential acquirers of the Company, together with the risks to the Company associated with leaks and a potential failed process, it would not conduct outreach to other potential bidders at this time. The Board determined it was in the best interest of the Company’s stockholders to continue engagement with Thoma Bravo, and instructed the Company’s management and advisors to continue such engagement. Further, at the meeting, the Board determined that it was prepared to agree to include a “no-shop” provision in the definitive transaction documents in light of the prior outreach to the parties who were believed to be the most likely acquirers of the Company, but would only be willing to proceed on that basis if Thoma Bravo agreed (1) to provide a full equity backstop for the full purchase price to increase closing certainty for the Company, (2) that the termination fee payable by the Company in the event the definitive agreement is terminated to enable the Company to enter into an alternative transaction would be less than 3% of equity value, and (3) to move expeditiously to sign before or concurrently with the Company’s earnings announcement on August 2, 2022. The Board also instructed Goldman Sachs to encourage Thoma Bravo to increase their price, and to ask Thoma Bravo for a price of $30.00 per share, In addition, the Board resolved to form an ad-hoc transaction committee (the “Transaction Committee”) for convenience and efficiency, and not to address any potential conflicts of interest, and Michael Fosnaugh, Yancey L. Spruill and John McCormack, all of whom had significant experience with mergers and acquisition transactions, were appointed to the Transaction Committee. The Board authorized the Transaction Committee to assist management with respect to negotiating a possible transaction with Thoma Bravo and to provide timely Board input on issues as they arose; provided that any potential transaction involving the Company would need to be approved by the full Board.
Later on July 15, 2022, at the direction of the Board, representatives of Goldman Sachs had a phone call with representatives of Thoma Bravo and conveyed to Thoma Bravo that they should increase their price to $30.00 per share. Representatives of Goldman Sachs also informed Thoma Bravo that, subject to an agreement on an increased price, the Board was prepared to agree to include a “no-shop” provision in the definitive transaction documents, but would only be willing to proceed on that basis if Thoma Bravo agreed (1) to provide a full equity backstop for the full purchase price to increase closing certainty for the Company, (2) that the termination fee payable by the Company in the event the definitive agreement is terminated to enable the Company to enter into an alternative transaction would be no higher than 2.9% of equity value and (3) that the parties would agree to sign before or concurrently with the Company’s earnings announcement on August 2, 2022.
On July 16, 2022, representatives of Thoma Bravo contacted representatives of Goldman Sachs and agreed to (i) increase their price to $28.75, noting that it was their “best and final” price (representing a 61% premium to the Company’s closing share price of $17.86 as of July 15, 2022), (ii) provide a full equity backstop, (iii) a termination fee of 2.9% of equity value, but with additional expense reimbursement, and (iv) move expeditiously to sign by August 2, 2022 (assuming diligence materials were provided). Representatives of Thoma Bravo also requested exclusivity on these terms. Representatives of Goldman Sachs informed Thoma Bravo that they did not believe the Board would be willing to entertain exclusivity.
Later on July 16, 2022, the Transaction Committee held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. Representatives of Goldman Sachs updated the Transaction Committee on their discussions with Thoma Bravo. Following discussion, the Transaction Committee instructed Goldman Sachs to inform Thoma Bravo that the Company was prepared to move forward on the basis outlined by Thoma Bravo, but that the Company would not agree to exclusivity and that any expense reimbursement payable to Thoma Bravo would be capped at $1,500,000.
On July 16, 2022, after the Transaction Committee meeting, representatives of Goldman Sachs contacted representatives of Thoma Bravo to inform them that the Board was prepared to move forward on the terms previously discussed, subject to agreement that expense reimbursement would be capped at $1,500,000. Thoma Bravo confirmed that they agreed with these terms and informed Goldman Sachs they would send a revised offer letter reflecting the agreed upon terms.
Later on July 16, 2022, the Company’s management updated the Board about the status of discussions between representatives of Goldman Sachs and Thoma Bravo earlier that day.
On July 17, 2022, representatives of Thoma Bravo submitted a further revised non-binding offer letter to the Board to acquire all of the outstanding shares of the Company for $28.75 per share, representing a 61% premium to the Company’s closing share price of $17.86 as of July 15, 2022, and which letter also contained the other terms that had been agreed by the parties.
On July 19, 2022, Thoma Bravo was provided with access to a virtual data room with diligence information regarding the Company.

On July 21, 2022, representatives of Kirkland sent an initial draft Merger Agreement that had been prepared by Kirkland to representatives of Goodwin Procter LLP (“Goodwin”), outside counsel to Thoma Bravo. The initial draft Merger Agreement provided for a “hell-or-high-water” regulatory efforts covenant and reflected the other terms that had been previously agreed by the parties.
Also on July 21, 2022, Goldman Sachs submitted a relationship disclosure letter to the Board.
On July 22, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. The Board discussed the status of the potential transaction, including (among other things) the terms of Thoma Bravo’s final offer letter, dated July 17, 2022. A representative of Kirkland provided a summary to the Board of the initial draft Merger Agreement provided to Thoma Bravo. At the meeting, the Board reviewed Goldman Sachs’ relationship disclosure letter, and determined that no such conflicts would affect the ability of Goldman Sachs to fulfill its responsibilities as financial advisor to the Company.
On July 23, 2022, the Company and Goldman Sachs executed an engagement letter.
On July 25, 2022, representatives of Goodwin sent a revised draft of the Merger Agreement to representatives of Kirkland, and between July 26, 2022 and August 2, 2022, representatives of Kirkland and Goodwin, on behalf of the Company and Thoma Bravo, respectively, exchanged drafts of the Merger Agreement and conducted a number of conference calls regarding the draft Merger Agreement. Among other items in the draft Merger Agreement, the parties negotiated (i) the efforts required by the Company and Thoma Bravo to obtain the required regulatory approvals, including restrictions on Thoma Bravo from entering into transactions that would reasonably be expected to delay the consummation of the Merger, (ii) a cap on Thoma Bravo’s liability for damages from breaches of the Merger Agreement, (iii) the treatment of outstanding Company equity awards and covenants regarding employee benefit matters applicable to Company employees generally, (iv) the Company’s representations, warranties and interim operating covenants, and (v) Thoma Bravo’s request that Vista Equity Partners LLC, holder of approximately 9.7% of the Company’s shares of common stock, enter into a voting and support agreement to vote its shares in favor of the Merger.
Also on July 25, 2022, a representative of Thoma Bravo had a telephone conversation with Mr. Durand during which the representative of Thoma Bravo confirmed that no red flags had been discovered in diligence and that everything remained on track to sign a definitive Merger Agreement on August 2, 2022 and announce the transaction before the opening of the U.S. stock markets on August 3, 2022.
On July 27, 2022, representatives of Goodwin sent to representatives of Kirkland initial drafts of each of the Equity Commitment Letter and Limited Guaranty to be entered into by the applicable Thoma Bravo fund concurrently with the execution of the Merger Agreement. Also on July 27, 2022, representatives of Kirkland sent an initial draft of the Company disclosure letter to representatives of Goodwin.
On July 28, 2022, representatives of Kirkland sent an initial draft of the Voting Agreement and a revised draft of the Merger Agreement to representatives of Goodwin, and between July 28 and August 2, 2022, representatives of Kirkland and Goodwin and members of the Company’s management engaged in numerous calls and exchanged revised drafts of the Merger Agreement, Equity Commitment Letter, Limited Guaranty, Voting Agreement, Company disclosure letter and other transaction documents.
On July 29, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. Members of management and representatives of Goldman Sachs and Kirkland updated the Board with respect to due diligence workstreams and the status of the transaction.
On July 30, 2022, representatives of Thoma Bravo contacted Mr. Durand and representatives of Goldman Sachs to discuss the antitrust efforts covenant included in the draft of the Merger Agreement sent by Kirkland on July 25, 2022, noting that it was important to Thoma Bravo to have flexibility to enter into other acquisitions and they were unwilling to agree to be restricted from such activity between signing and closing. Representatives of Thoma Bravo also mentioned that the financing markets were more difficult than anticipated and were putting pressure on Thoma Bravo’s valuation of the Company, but did not propose any specific changes to the terms of the deal at that time.

On July 31, 2022, a senior representative of Thoma Bravo contacted Mr. Durand and informed him that, as a result of difficult and worsening conditions in the financing market, Thoma Bravo was no longer willing to proceed at the previously agreed price of $28.75 per share and was reducing its offer to $26.75 per share. Mr. Durand responded that he would convey the reduced offer price to the Board, but did not believe there would be interest in pursuing a transaction on these revised terms.
Following that call, on July 31, 2022, Mr. Durand discussed the revised proposal from Thoma Bravo with the Transaction Committee, and the Transaction Committee instructed Mr. Durand to convey to the senior representative of Thoma Bravo that the Company was not interested in pursuing a transaction on those terms.
Also on July 31, 2022, as a result of Thoma Bravo’s reduction in valuation, the Company instructed its advisors not to engage with Thoma Bravo’s representatives or advisors.
Later on July 31, 2022, Mr. Durand and a senior representative of Thoma Bravo had a subsequent conversation during which Mr. Durand informed the senior representative of Thoma Bravo that the Company was not interested in pursuing a transaction at $26.75. The senior representative of Thoma Bravo then reiterated that Thoma Bravo had encountered difficulties in the financing market and that, although they remained interested in the Company, would no longer be able to move forward at the previously agreed price, but that they would be open to meeting in the middle between Thoma Bravo’s revised offer of $26.75 and the previously agreed upon price of $28.75, and suggested a $1 reduction in purchase price as a possible solution. Mr. Durand stated that he would convey the message to the Board.
On August 1, 2022, the Transaction Committee held a meeting, with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. Representatives of Goldman Sachs and members of the Company’s management updated the Transaction Committee on conversations with representatives of Thoma Bravo. Following discussion, the Transaction Committee instructed Goldman Sachs to inform Thoma Bravo that the Company was not interested in a transaction at a price below the previously agreed price of $28.75.
On August 1, 2022, following the Transaction Committee meeting, representatives of Goldman Sachs contacted Thoma Bravo and informed them that the Transaction Committee was unwilling to agree to a reduction in price. Thoma Bravo reiterated that due to difficulties in the financing market, they were unable to proceed at the previously agreed price, and noted that they would only move forward if there was some movement to a price below $28.75.
Later on August 1, 2022, the Transaction Committee held another meeting, with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. Representatives of Goldman Sachs updated the Transaction Committee on their conversations with Thoma Bravo with respect to valuation. Following discussion, the Transaction Committee instructed Goldman Sachs to inform Thoma Bravo that the Company would be willing to agree to a price of $28.50 per share but only if certain remaining open provisions in the Merger Agreement are resolved in favor of the Company’s position, including those related to the efforts Thoma Bravo was required to take to obtain regulatory approvals and a commitment from Thoma Bravo not to enter into transactions that would reasonably be expected to delay consummation of the Merger. The Transaction Committee instructed Goldman Sachs to inform Thoma Bravo that the Company would not be interested in any transaction below this price, and that if Thoma Bravo was not prepared to move forward to sign an agreement on that basis the Company would move forward on a standalone basis, and continue to execute on its current plan.
Following the second Transaction Committee meeting, on August 1, 2022, representatives of Goldman Sachs called representatives of Thoma Bravo to deliver the Transaction Committee’s message. Thoma Bravo responded by indicating that a $0.25 reduction in purchase price was insufficient, but stated that they would be willing to proceed at a $0.50 reduction, which equated to a price of $28.25 per share. Representatives of Goldman Sachs informed representatives of Thoma Bravo that the Transaction Committee was unwilling to agree to a price below its previous offer of $28.50 per share.
Later on August 1, 2022, representatives of Thoma Bravo called representatives of Goldman Sachs and agreed to the price of $28.50 per share, representing a 66% premium to the Company’s closing share price of $17.17 as of August 1, 2022, and agreed to resolve the open issues largely in the manner proposed by the

Company. Following the agreement to proceed on these terms, the Company instructed its advisors to engage with Thoma Bravo’s advisors to finalize the transaction documents before the Company’s earnings announcement on the morning of August 3, 2022 and representatives of Goodwin, on behalf of Thoma Bravo, and Kirkland, on behalf of the Company, engaged in numerous calls and exchanged revised drafts of the Merger Agreement, Equity Commitment Letter, Limited Guaranty, Voting Agreement, Company disclosure letter and other transaction documents.
Also on August 1, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. Members of management and representatives of Goldman Sachs updated the Board with respect to the revised terms proposed by Thoma Bravo and the negotiations that had occurred over the weekend and a discussion ensued. Representatives of Goldman Sachs reviewed their financial analysis with the Board (which were based on the June Projections, but updated to account for the completion of the second quarter of 2022, as more fully described in the section of this proxy statement titled “— Certain Financial Projections”), noting that they would be prepared when requested by the Board to deliver an opinion that, based upon and subject to the various assumptions that would be set forth therein, the per share consideration of $28.50 in cash to be paid to the holders (other than Parent and its affiliates) of shares of Company common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. Representatives of Kirkland discussed with the Board its fiduciary duties under Delaware law in connection with the potential transaction, and summarized the terms of the draft Merger Agreement, including with respect to (i) the efforts Thoma Bravo was required to take to obtain regulatory approvals and that before receipt of required antitrust approvals Thoma Bravo was prohibited from entering into transactions that would reasonably be expected to prevent or materially delay receipt of required antitrust approvals for the transaction, (ii) the amount of the termination fee payable by the Company in certain circumstances, and (iii) the limitation on damages payable by either party under the Merger Agreement, including the cap on damages payable by Thoma Bravo of 7% of equity value. The Board discussed the price and other terms of the Merger Agreement, including the importance of the full equity backstop and antitrust efforts covenants to enhance certainty of closing, and indicated its support for a transaction on those terms.
On August 2, 2022, the Board held a meeting with members of the Company’s management and representatives of Goldman Sachs and Kirkland in attendance. Representatives of Goldman Sachs delivered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 2, 2022, to the effect that, as of August 2, 2022, and based upon and subject to the various assumptions set forth therein, the per share consideration of $28.50 in cash to be paid to the holders (other than Parent and its affiliates) of shares of Company common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. Goldman Sachs’s opinion is more fully described in the section of this proxy statement titled “— Opinion of Goldman Sachs.”
On the evening of August 2, 2022, following prior discussion and consideration of the Merger Agreement and the other transactions contemplated by the Merger Agreement (including the factors described in the section titled “— Reasons for the Merger; Recommendation of the Board”), the members of the Board, by unanimous action by written consent: (1) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and subject to the conditions set forth therein; (3) recommended that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the stockholders of the Company at a meeting thereof. Further, the members of the Board reviewed and approved the Voting Agreement, the Equity Commitment Letter, the Limited Guaranty, the Company disclosure letter and other transaction documents.
Overnight on August 2, 2022, the Company and Thoma Bravo executed the Merger Agreement and delivered an executed Voting Agreement, Equity Commitment Letter and Limited Guaranty. After execution of the transaction agreements, the Company and Thoma Bravo issued a joint press release announcing the entry into the Merger Agreement before the opening of the U.S. stock exchange on August 3, 2022.

Reasons for the Merger; Recommendation of the Ping Identity Board
The Board carefully reviewed and considered the proposed Merger in consultation with Ping Identity’s senior management and legal and financial advisors and, upon the unanimous recommendation of the Transaction Committee, the Board: (1) determined that it was in the best interests of Ping Identity and its stockholders, and declared it advisable, to enter into the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by Ping Identity, the performance by Ping Identity of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (3) recommended that the stockholders of Ping Identity adopt the Merger Agreement in accordance with the DGCL; and (4) directed that the adoption of the Merger Agreement be submitted for consideration by the stockholders of Ping Identity at a meeting thereof. Accordingly, the Board recommends that stockholders vote “FOR” adoption of the Merger Agreement at the Special Meeting.
In reaching their decision to approve the Merger Agreement, and to recommend that Ping Identity stockholders adopt the Merger Agreement, the Board and the Transaction Committee considered the following positive reasons to support the Merger Agreement:
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the fact that the price of $28.50 per share in cash payable in the Merger provides certainty, immediate value and liquidity to Ping Identity stockholders;

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the historical market prices, volatility and trading information with respect to shares of Ping Identity common stock, including the fact that the $28.50 per share to be received by Ping Identity stockholders in the Merger represents a premium of approximately 63% over the closing price per share as of August 2, 2022, the last full trading day prior to the announcement of the Merger, and approximately 52% over the volume weighted average price per share for the 60 days ending August 2, 2022, the last full trading day prior to the announcement of the Merger;

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the current and prospective business environment in which Ping Identity operates, including international, national and local economic conditions, the current environment in the enterprise identity security industry, and the likely effect of these factors on Ping Identity and the execution of Ping Identity’s plans as a standalone public company;

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the fact that Ping Identity is undergoing a Software as a Service and platform transformation and is subject to market challenges and unpredictability in connection with such transition, as well as increased exposure to variability in GAAP accounting results which could expose investors to increased volatility in trading prices;

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the belief that the $28.50 per share in cash payable in the Merger was more favorable to Ping Identity stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to Ping Identity, based upon the directors’ extensive knowledge of Ping Identity’s business, assets, financial condition and results of operations, the challenges completing the cloud transformation in the current macro-economic environment, Ping Identity’s historical and projected financial performance, and market dynamics, and the belief that the Merger represented an attractive and comparatively certain value for Ping Identity stockholders relative to the risk-adjusted prospects for Ping Identity on a standalone basis;

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the belief that the potential values, benefits, risks and uncertainties facing Ping Identity’s stockholders associated with possible strategic alternatives to the Merger (including possible alternative business combinations and scenarios involving the possibility of remaining a standalone publicly traded company), and the timing, risks and likelihood of accomplishing such alternatives, taking into account the Board’s belief that there were likely no other potential strategic purchasers or other parties that would be reasonably likely to engage in a transaction in the near term at a price greater than the price being offered by Thoma Bravo;

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the process conducted by Ping Identity, with the assistance of its advisors, to review other potential strategic alternatives and, in connection therewith, the engagement with numerous counterparties regarding their interest in a potential acquisition of Ping Identity;

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the fact that Ping Identity entered into confidentiality agreements with three potential bidders (or groups of bidders), and that Thoma Bravo was the only party to submit a final offer to acquire Ping Identity;

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the potential risk of losing the favorable opportunity with Thoma Bravo in the event Ping Identity sought to pursue discussions with other third parties who may be interested in pursuing a strategic transaction with Ping Identity prior to entry into the Merger Agreement and the potential negative effect that such a process might have on Ping Identity’s business;

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the business reputation, experience, expertise and capabilities of Thoma Bravo, and its strong track record of investing in high-growth cloud software security business and supporting companies with initiatives to turbocharge innovation and open new markets;

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the belief that, after negotiations with Thoma Bravo and its representatives (as described in more detail under the section titled “— Background of the Merger”), $28.50 per share was the highest price that Thoma Bravo was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to Ping Identity, in the aggregate, to which Thoma Bravo would be willing to agree;

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the belief that, if Ping Identity did not enter into the Merger Agreement with Thoma Bravo, there could be a considerable period of time before the trading price per share of Ping Identity’s common stock would reach and sustain the per share merger consideration of $28.50, as adjusted for present value (even assuming full realization of the management projections);

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the oral opinion of Goldman Sachs, which was subsequently confirmed by delivery of a written opinion dated August 2, 2022, to the effect that, as of August 2, 2022, and based upon and subject to the various assumptions set forth therein, the per share consideration of $28.50 in cash to be paid to the holders (other than Parent and its affiliates) of shares of Ping Identity common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described under the section of this proxy statement titled “— Opinion of Goldman Sachs”, which full text of the written opinion of Goldman Sachs is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

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the fact that Ping Identity has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;

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the high degree of certainty that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement, and the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain all necessary governmental approvals as promptly as reasonably practicable;

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the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of Ping Identity’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement titled “The Merger Agreement — Representations and Warranties”) qualification;

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the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

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the ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee of $78 million (which the Board believed was reasonable under the circumstances);

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the end date of March 2, 2023 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the Merger;

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the availability of statutory appraisal rights to Ping Identity stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

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the fact that the Merger Agreement was approved by the Board, which is comprised of a majority of independent directors who are not employees of Ping Identity or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

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the fact that the consideration and negotiation of the Merger Agreement was conducted through extensive arm’s-length negotiations;

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Ping Identity’s ability, under circumstances specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter;

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Thoma Bravo’s guarantee with respect to the payment of reasonable out-of-pocket fees, costs and expenses incurred by Thoma Bravo in connection with any litigation contemplated by (and solely to the extent reimbursable under) the Merger Agreement, together with any monetary damages, subject to a cap of $193 million;

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the fact that Thoma Bravo agreed to provide a full equity backstop for the full purchase price to increase closing certainty for the Company;

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the fact that Vista Equity Partners LLC, holder of approximately 9.7% of the Company’s shares of common stock, agreed to enter into a voting and support agreement to vote its shares in favor of the Merger;

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representations by Parent in the Merger Agreement that it will have adequate resources to pay the merger consideration and other amounts required to consummate the Merger;

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Ping Identity’s rights to specific performance under the terms of the Merger Agreement; and

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the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Thoma Bravo and the equity financing source.

In the course of its deliberations, the Board and the Transaction Committee also considered, among other things, the following negative factors:
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the fact that Ping Identity stockholders will not participate in any future growth potential or benefit from any future increase in the value of Ping Identity as a private company following completion of the transactions contemplated by the Merger Agreement;

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the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on Ping Identity’s business, operations, financial results and stock price;

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the potential negative effects of the public announcement of the Merger on Ping Identity’s sales, operating results, business model transition, and stock price, its ability to retain key management, sales, engineering and other personnel, and its relationships with customers, suppliers and partners;

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the restrictions on the conduct of Ping Identity’s business prior to the completion of the Merger, requiring Ping Identity to conduct its business in the ordinary course and preventing Ping Identity from taking certain specified actions, subject to specific limitations, all of which may delay or prevent Ping Identity from undertaking business opportunities pending completion of the Merger;

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the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Ping Identity management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

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the conditions to the obligations of Parent to complete the Merger and the right of Parent to terminate the Merger Agreement under certain circumstances;

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the fact that the Merger Agreement precludes Ping Identity from actively soliciting alternative acquisition proposals, and the possibility that Ping Identity may be obligated to pay Parent a termination fee of $78 million in the event that Ping Identity terminates the Merger Agreement under certain circumstances;

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the fact that if the Merger Agreement is validly terminated and the termination fee of $78 million is payable by Ping Identity to Parent, then, in addition to such termination fee, Ping Identity will be required to pay to Parent an amount equal to the sum of all Parent’s and Merger Sub’s documented and reasonable out-of-pocket expenses in connection with the Merger, subject to a cap of $1,500,000;

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the fact that Parent’s liabilities for monetary damages payable for breaches under the Merger Agreement, Limited Guaranty or Equity Commitment Letter are limited to $193 million;

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the risk that Ping Identity’s stockholders may not approve the Merger;

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the fact that completion of the Merger requires certain regulatory clearances and consents, including under applicable antitrust laws and certain foreign investment laws;

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the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;

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the transaction costs to be incurred in connection with the Merger;

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the fact that the consideration consists of cash and will therefore be taxable to Ping Identity stockholders who are subject to taxation for U.S. federal income tax purposes; and

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the interests that certain Ping Identity directors and executive officers may have with respect to the Merger, in addition to their interests as Ping Identity stockholders generally, as described in the section of this proxy statement titled “— Interests of Ping Identity’s Directors and Executive Officers in the Merger.”

The preceding discussion of the information and factors considered by the Board and the Transaction Committee is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board and the Transaction Committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board and the Transaction Committee may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board and the Transaction Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or the Transaction Committee, but rather the Board and the Transaction Committee conducted an overall review of the factors described above, including discussions with Ping Identity’s senior management and legal and financial advisors.
The foregoing discussion of the reasoning of the Board and the Transaction Committee and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.”
Opinion of Goldman Sachs
At a meeting of the Ping Identity Board held on August 2, 2022, Goldman Sachs rendered its oral opinion, subsequently confirmed in its written opinion dated August 2, 2022, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $28.50 in cash per share of Ping Identity common stock to be paid to the holders (other than Parent and its affiliates) of such shares pursuant to the Merger Agreement was fair from a financial point of view to holders of such shares.
The full text of the written opinion of Goldman Sachs, dated August 2, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Ping Identity common stock should vote with respect to the Merger, or any other matter. You should read the opinion carefully in its entirety.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the Merger Agreement;

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the annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019;

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the registration statement on Form S-1 of the Company, dated August 23, 2019, as amended, including the prospectus contained therein, relating to the registration and resale of Ping Identity common stock;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•
certain other communications from the Company to its stockholders;

•
certain publicly available research analyst reports for the Company; and

•
certain internal financial analyses and forecasts for the Company prepared by its management as approved for the use of Goldman Sachs by the Company (the “Financial Projections”) including certain analyses prepared by the management of the Company related to the expected utilization by the Company of certain net operating loss carryforwards and R&D credit carryforwards of the Company, as approved for our use by the Company (the “Tax Attributes Forecasts”) (please see the section of this proxy statement titled “The Merger — Certain Financial Projections”).

Goldman Sachs also held discussions with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for shares of Ping Identity common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Board that the Financial Projections and the Tax Attributes Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs assumed that the transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the transaction, or the relative merits of the transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Ping Identity common stock, as of the date of its opinion, of the $28.50 in cash per share of Ping Identity common stock to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or class of such persons, in connection with the transaction, whether relative to the $28.50 in cash per share of Ping Identity common stock to be paid to the holders (other than Parent and its affiliates) of such shares pursuant to the Merger Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which the shares of Ping Identity common stock will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the transaction, or as to the impact of the transaction on the solvency or viability of the Company, Parent or the ability of the Company to pay its obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Ping Identity Board in connection with its consideration of the transaction and such opinion does not constitute a recommendation as to how any holder of shares of Ping Identity common stock should vote with respect to the transaction or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses presented by Goldman Sachs to the Ping Identity Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 1, 2022 and is not necessarily indicative of current market conditions.
Premia and Multiple Analysis.
Goldman Sachs calculated and compared certain premia based on the $28.50 in cash per share of Ping Identity common stock Merger Consideration to (i) the closing price per share of Ping Identity common stock as of August 1, 2022, (ii) the volume-weighted average price per share of Ping Identity common stock for the five trading-day period ending on August 1, 2022, (iii) the volume-weighted average price per share of Ping Identity common stock for the ten trading-day period ending on August 1, 2022, (iv) the volume-weighted average price per share of Ping Identity common stock for the 30 trading-day period ending on August 1, 2022, (v) the volume-weighted average price per share of Ping Identity common stock for the 60 trading-day period ending on August 1, 2022, (vi) the volume-weighted average price per share of Ping Identity common stock for the six-month period ending on August 1, 2022, (vii) the highest closing price of the shares of Ping Identity common stock over the 52-week period ended on August 1, 2022 and (viii) the lowest closing price of the shares of Ping Identity common stock over the 52-week period ended on August 1, 2022.
The results of these calculations are as follows:
Reference Price per Share	Premium
August 1, 2022 price of $17.17	66%
Five-day VWAP of $17.28	65%
10-day VWAP of $18.02	58%
30-day VWAP of $18.44	55%
60-day VWAP of $19.09	49%
Six-month VWAP of $22.17	29%
52-Week High of $30.25	(6)%
52-Week Low of $16.48	73%
Illustrative Discounted Free Cash Flow Analysis.
Using the Financial Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per share of Ping Identity common stock. Using the mid-year convention for cash flows and discount rates ranging from 11.5% to 13.5%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 (i) estimates of unlevered free cash flow for the Company for the years 2022 through 2036 as reflected in the Financial Projections and (ii) a range of illustrative terminal values for the Company, which were calculated by applying an illustrative range of perpetuity growth rates of 1.0% to 3.0% (which implied an illustrative range of multiples of terminal value to next twelve months, or “NTM,” unlevered free cash flow (excluding stock-based compensation) to be generated by the Company, as provided by management of the Company and approved for Goldman Sachs’ use by management of the Company, multiples ranging from 6.7x to 9.7x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (which is referred to in this section as “CAPM”), which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally. The perpetuity growth rate range for the Company was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, the Financial Projections, and market expectations regarding long-term real growth of gross domestic product and inflation.
Goldman Sachs derived a range of illustrative enterprise values for the Company by adding the range of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company, the net debt of the Company as of June 30, 2022, and added the net present value of cash tax savings from net operating loss carryforwards and R&D credit carryforwards, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company to derive a range of illustrative equity values for the Company. Goldman Sachs then derived a range of illustrative per share of Ping Identity common stock equity values, based on the number of fully diluted outstanding shares of Ping Identity common stock as of August 1, 2022, as provided by the management of the Company and approved for Goldman Sachs’ use by the management of the Company and calculated using the treasury stock method to derive a range of illustrative present values per share of Ping Identity common stock ranging from $23.59 to $35.77.
Illustrative Present Value of Future Share Price Analysis.
Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Ping Identity common stock, which is designed to provide an indication of the present value of a theoretical future value of the Company’s equity as a function of the Company’s estimated future NTM revenue and assumed one-year forward enterprise value to revenue multiples. For this analysis, Goldman Sachs used the Financial Projections for each of the fiscal years 2023 to 2025. Goldman Sachs first calculated the implied enterprise values for the Company as of December 31 for each of the fiscal years 2022 to 2024, by applying enterprise value to NTM revenue multiples, which are referred to in this section as “EV / NTM Revenue,” of 5.5x to 7.5x to revenue estimates for the Company for each of the fiscal years 2023 to 2025 based on the Financial Projections. These illustrative multiple estimates were derived by Goldman Sachs using its professional judgment and experience, taking into account current and historical EV / NTM Revenue multiples for the Company and certain selected software companies as described in the section below captioned “— Selected Public Company Comparables”. Goldman Sachs then subtracted the amount of the Company’s forecasted net debt for each of the fiscal years 2022 to 2024, respectively, as of the relevant year-end, each as provided by the Company and approved for Goldman Sachs’ use by the management of the Company, from the respective implied enterprise values in order to derive a range of illustrative equity values for the Company as of December 31 for each of the fiscal years 2022 to 2024. Goldman Sachs then divided the results by the number of projected year-end fully diluted outstanding shares of Ping Identity common stock for each of the fiscal years 2022 to 2024, respectively, as provided by the management of the Company, and approved for Goldman Sachs’ use by the management of the Company to derive a range of implied future share of Ping Identity common stock prices. Goldman Sachs then discounted the December 31, 2022 to December 31, 2024 implied future share of Ping Identity common stock price values as of August 1, 2022 using an illustrative discount rate of 12.9%, reflecting an estimate of the Company’s standalone cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of Ping Identity common stock of $22.49 to $39.37 per share of Ping Identity common stock.

Selected Transactions Analysis.
Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the software industry since 2016. For each of the selected transactions, Goldman Sachs calculated and compared the implied EV / NTM Revenue of the applicable target company based on the enterprise value of the target company as a multiple of the target company’s NTM revenue at the time each such selected transaction was announced based on FactSet and Institutional Brokers’ Estimate System (“IBES”) estimates. While none of the selected transactions or companies that participated in the selected transactions are directly comparable to the transaction or the Company, the companies that participated in the selected transactions are companies with operations, results, market sizes and product profiles that, for the purpose of analysis, may be considered similar to certain of those of the Company.
The following table identifies the transactions reviewed by Goldman Sachs as part of this analysis:
Selected Precedent Transactions
Announcement Date	Acquiror	Target	EV / NTM Revenue Multiple
April 2016	Vista Equity Partners	Cvent, Inc.	6.5x
May 2016	Vista Equity Partners	Marketo, Inc.	5.9x
June 2016	Thoma Bravo, LLC	Qlik Technologies Inc.	3.6x
June 2016	Salesforce Inc.	Demandware, Inc.	8.9x
July 2016	Oracle Corporation	NetSuite Inc.	9.1x
December 2017	Oracle Corporation	Aconex Limited	8.1x
January 2018	SAP SE	Callidus Software Inc.	8.3x
November 2018	Vista Equity Partners	Apptio Corporation	7.0x
November 2018	Veritas Capital and Elliot Management Corporation	Athenahealth, Inc.	3.9x
February 2019	Hellman & Friedman LLC	Ultimate Software, Inc.	8.4x
December 2019	Thoma Bravo, LLC	Instructure, Inc.	6.5x
December 2020	Thoma Bravo, LLC	RealPage, Inc.	8.2x
March 2021	Thoma Bravo, LLC	Talend, Inc.	7.5x
April 2021	Thoma Bravo, LLC	Proofpoint, Inc.	9.4x
July 2021	Thoma Bravo, LLC	Medallia, Inc.	10.8x
December 2021	SS&C Technologies Holdings, Inc.	Blue Prism Group Plc	5.8x
April 2022	Kaseya Limited	Datto, Inc.	8.3x
April 2022	Thoma Bravo, LLC	SailPoint Technologies Inc.	13.3x
May 2022	Broadcom Inc.	Vmware, Inc.	5.0x
June 2022	Thoma Bravo, LLC	Anaplan, Inc.	12.8x
June 2022	Permira and Hellman & Friedman LLC	Zendesk, Inc.	5.6x
Median			8.1x
25th Percentile			5.9x
75th Percentile			8.9x
Based on its analyses of the selected transactions and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative EV / NTM Revenue multiples of 5.9x to 8.9x to the Company’s NTM revenue of $391 million, as provided by the management of the Company, calculated based on time weighted approach as of August 1, 2022, as provided by the management of the Company and reflected in the Financial Projections, to derive a range of implied enterprise values for the Company. Goldman Sachs then subtracted from the range of implied enterprise values the net debt of the Company as of June 30, 2022, as provided by and approved for Goldman Sachs’ use by the management of Company, to derive a range of illustrative equity values for the Company. Goldman Sachs divided the range of illustrative equity values by the number of fully diluted outstanding shares of Ping Identity common stock as of August 1, 2022, as provided by and approved for Goldman Sachs’ use by the management of Company, calculated using the treasury stock method, to derive a range of implied values per share of Ping Identity common stock of $23.48 to $35.76.
Premia Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for 160 cash transactions announced during the last ten years involving a public technology, media or telecommunications company listed in the United States as the target, where the enterprise value was above $1 billion. Using publicly available information, Goldman Sachs calculated for the entire period the median, 25th percentile and 75th percentile premia of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to the announcement of the transaction. This analysis indicated a median premium of 28%, a 25th percentile premium of 18% and a 75th percentile premium of 44% across the period. Using this analysis and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 18% to 44% to the Company share price of $17.17 as of August 1, 2022, and calculated a range of implied values per share of Ping Identity common stock of $20.25 to $24.72.
Selected Public Company Comparables.
Goldman Sachs reviewed and compared certain financial and stock market information for the following high-growth publicly traded corporations in the cybersecurity industry, which are collectively referred to as the “selected cybersecurity companies”:
•
Cyberark Software Ltd.

•
ForgeRock, Inc.

•
Tenable Holdings, Inc.

•
Rapid7, Inc.

Goldman Sachs also reviewed and compared certain financial and stock market information for the following publicly traded corporations in the software infrastructure industry, which are collectively referred to as the “selected infrastructure software companies”:
•
JFrog Ltd.

•
Jamf Holding Corp.

•
Pagerduty, Inc.

•
Splunk Inc.

•
Alteryx, Inc.

•
Informatica Inc.

•
New Relic, Inc.

The selected cybersecurity companies and the selected infrastructure software companies are collectively referred to as the “comparable companies.” Although none of the comparable companies are directly comparable to the Company, the companies included were chosen because they are publicly traded companies in the cybersecurity industry and software infrastructure industry, respectively, with operations that for purposes of analysis may be considered similar to certain operations of the Company.
Goldman Sachs calculated and compared the enterprise value as of August 1, 2022 as a multiple of NTM revenue for the Company and the comparable companies, based on financial and trading data as of August 1, 2022 and information from FactSet, publicly available historical and market data and IBES estimates.

The results of this analysis are summarized as follows:
Comparable Companies	EV / NTM Revenue Multiple
Cyberark Software Ltd.	7.7x
ForgeRock, Inc.	6.8x
Tenable Holdings, Inc.	6.1x
Rapid7, Inc.	6.1x
JFrog Ltd.	6.3x
Jamf Holding Corp.	6.3x
Pagerduty, Inc.	6.1x
Splunk Inc.	5.6x
Alteryx, Inc.	5.0x
Informatica Inc.	4.7x
New Relic, Inc.	4.0x
The Company (based on Wall Street Research and publicly available information)	4.6x
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of the $28.50 in cash per share of Ping Identity common stock to be paid such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific merger consideration to the Company or the Board or that any specific merger consideration constituted the only appropriate consideration for the transaction.
As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Vista Equity Partners LLC (“Vista”), an affiliate of a significant equityholder of the Company, and Thoma Bravo, L.P. (“Thoma Bravo”), an affiliate of a significant equityholder of Parent, and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the transaction. Goldman Sachs expects to receive fees for its services in connection with the transaction, the principal portion of which is contingent upon consummation of the transaction, and the Company has agreed to reimburse certain of its expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation. During the two-year period ended July 21, 2022, Goldman Sachs did not recognize compensation for its financial advisor and/or underwriting services provided by its Investment Banking Division to the Company and/or its affiliates. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Vista and/or its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a follow-on offering of JAMF Holding Corp., a portfolio company of Vista, of 11,000,000 shares of its common stock in November 2020; and as lead left bookrunner with respect to the initial public offering of PowerSchool Holdings, Inc., a portfolio company of Vista, of 39,473,685 shares of its Class A common stock in July 2021. During the two-year period ended July 21, 2022, Goldman Sachs has recognized compensation for financial advisor and/or underwriting services provided by its Investment Banking Division to Vista and/or its affiliates and portfolio companies of approximately $192 million. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Thoma Bravo and/or its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as bookrunner with respect to the initial public offering of McAfee Corp. (“McAfee”), a portfolio company of Thoma Bravo, of 23,000,000 shares of its Class A common stock in October 2020; as financial advisor to Thoma Bravo with respect to its acquisition of RealPage, Inc. in December 2020; as bookrunner with respect to the initial public offering by Thoma Bravo Advantage, an affiliate of Thoma Bravo, of 100,000,000 units in January 2021; as financial advisor to McAfee in the sale of certain assets of its enterprise business in March 2021; as financial advisor to Thoma Bravo LLC, an affiliate of Thoma Bravo, with respect to its acquisition of Proofpoint, Inc. in August 2021; and as financial advisor to McAfee with respect to its sale in November 2021. During the two-year period ended July 21, 2022, Goldman Sachs has recognized compensation for financial advisor and/or underwriting services provided by its Investment Banking Division to Thoma Bravo and/or its affiliates and portfolio companies of approximately $80 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Vista, Thoma Bravo and their respective affiliates and, as applicable, portfolio companies for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Vista, Thoma Bravo and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Thoma Bravo and Vista from time to time and may do so in the future.
The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated July 23, 2022, the Company engaged Goldman Sachs to act as its financial advisor in connection with the transaction. The letter agreement between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of the announcement of the transaction, at approximately $39 million, $7.5 million of which became payable upon execution of the Merger Agreement, and the remainder of which is contingent upon consummation of the transaction. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under federal securities laws.

Certain Financial Projections
Ping Identity does not, in the ordinary course, make long-term projections as to future performance available to the public (other than certain financial targets for fiscal year 2024 that were disclosed at the Company’s investor day in December 2021), given, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In the ordinary course and in preparation for its Investor Day on December 1, 2022, Ping Identity prepared an updated strategic plan setting forth annual recurring revenue projections for fiscal year 2021 through 2024 (the “November Strategic Plan”), which was reviewed with the Board on November 2, 2021. In connection with the evaluation of potential strategic alternatives, senior management prepared certain unaudited prospective financial information for Ping Identity. Financial projections for the remainder of fiscal year 2022 and fiscal years 2023 through 2036 were prepared by senior management and reviewed and approved for use by the Ping Identity Board on June 3, 2022 (the “June Projections”). Following the completion of Ping Identity’s second fiscal quarter, management updated the financial projections to reflect Ping Identity’s actual performance for the second quarter of 2022 (the “Updated Projections”) and certain forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and R&D credit carryforwards of the Company that had been prepared by the Company’s management (the “Tax Attributes Forecasts” and together with the November Strategic Plan, the June Projections and the Updated Projections, the “Projections”). The Projections were prepared by senior management at the direction of the Ping Identity Board. The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles (“GAAP”). Ping Identity’s independent registered public accounting firm has not compiled, examined, audited or performed any procedures with respect to the Projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability.
The tables below present summaries of the November Strategic Plan, the June Projections, the Updated Projections and the Tax Attributes Forecasts, as prepared by senior management and provided by senior management to the Ping Identity Board. The Projections were also provided to Goldman Sachs for use and reliance by Goldman Sachs in connection with its financial analyses and in connection with its opinion to the Ping Identity Board as described above under the heading “— Opinion of Goldman Sachs”. In addition, the June Projections, excluding the financial projections for the fiscal years 2027 through 2036, were provided to the participants in the strategic process, including Thoma Bravo, for purposes of their due diligence review of Ping Identity. The Projections summarized below are included solely to provide Ping Identity stockholders access to financial projections that were made available to the Ping Identity Board, the Transaction Committee, Goldman Sachs and/or Thoma Bravo in connection with the proposed Merger, and are not included in this proxy statement to influence a Ping Identity stockholder’s decision whether to vote to adopt the Merger Agreement or for any other purpose.
The Projections summarized below, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond Ping Identity’s control. The Projections also reflect assumptions that are subject to change, including, but not limited to, assumptions regarding: growth rates; market share; market size and conditions; products and product mix; contract duration expansion; renewal rates; annualized recurring revenue; operating expenses; margins; and net working capital. The Projections cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and the achievability of the Projections include, but are not limited to: general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; and those risks and uncertainties described in Ping Identity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.
In addition, the Projections reflect assumptions that are subject to change and are susceptible to multiple interpretations based on actual results, revised prospects for Ping Identity’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Projections were prepared. Accordingly, actual results will differ, and may differ materially, from those contained in the Projections. The Projections assume organic company growth without business expansions from mergers and acquisitions or alternative business or licensing models. In addition, the Projections do not take into account any circumstances, transactions or events occurring after the date on which the Projections were prepared and do not give effect to any changes or expenses incurred after the date on which they were made, including as a result of the Merger or any effects of the Merger. Ping Identity does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date on which the Projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error. There can be no assurance that the financial results in the Projections will be realized, or that future actual financial results will not materially vary from those estimated in the Projections.
Certain of the measures included in the Projections are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures provided to a financial advisor are excluded from the SEC’s rules concerning non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not prepared or relied upon by the Ping Identity Board in connection with its consideration of the Merger Agreement or by Goldman Sachs for purposes of its financial analyses. Accordingly, the Company has not provided a reconciliation of any financial measures included in the Projections.
The following table is a summary of the November Strategic Plan:
($ in millions)	2021E	2022E	2023E	2024E
Annual Recurring Revenue(1)	$310	$401	$519	$686

(1)
Annual Recurring Revenue is a non-GAAP financial measure which represents the annualized value of all subscription contracts as of the end of the period.

The following tables are summaries of the June Projections:
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Annual Recurring Revenue(1)	$385	$481	$611	$782	$1,000	$1,271	$1,588
Revenue	$341	$428	$553	$715	$925	$1,175	$1,468
Adjusted EBIT (excl. SBC)	$(64)	$(35)	$14	$65	$137	$216	$314
(-) Cash Taxes	$0	$0	$0	$(2)	$(15)	$(33)	$(52)
(+) Depreciation & Amortization	$53	$56	$60	$57	$48	$54	$68
(+/-) Change in Def. Rev & Contract Assets	$68	$83	$95	$102	$114	$139	$179
(+/-) Change in Other NWC	$(31)	$(45)	$(54)	$(68)	$(85)	$(98)	$(109)
(-) Capital Expenditures	$(3)	$(3)	$(3)	$(4)	$(6)	$(7)	$(9)
(-) Capitalized Software	$(23)	$(27)	$(32)	$(38)	$(48)	$(59)	$(73)
Unlevered Free Cash Flow (excl. SBC)(2)	$1	$29	$81	$111	$144	$213	$318

($ in millions)	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E
Annual Recurring Revenue(1)	$1,938	$2,325	$2,744	$3,155	$3,471	$3,644	$3,827	$4,018
Revenue	$1,806	$2,194	$2,611	$3,008	$3,369	$3,639	$3,821	$4,000
Adjusted EBIT (excl. SBC)	$405	$513	$637	$779	$906	$979	$1,047	$1,096
(-) Cash Taxes	$(73)	$(94)	$(124)	$(154)	$(181)	$(195)	$(210)	$(220)
(+)Depreciation & Amortization	$65	$79	$94	$93	$105	$113	$99	$104
(+/-) Change in Def. Rev & Contract Assets	$204	$218	$237	$237	$202	$115	$120	$137
(+/-) Change in Other NWC	$(125)	$(144)	$(154)	$(147)	$(134)	$(100)	$(67)	$(66)
(-) Capital Expenditures	$(11)	$(13)	$(16)	$(18)	$(20)	$(22)	$(23)	$(24)
(-) Capitalized Software	$(72)	$(88)	$(104)	$(105)	$(110)	$(116)	$(122)	$(128)
Unlevered Free Cash Flow (excl. SBC)(2)	$393	$473	$569	$685	$769	$773	$844	$899

(1)
Annual Recurring Revenue is a non-GAAP financial measure which represents the annualized value of all subscription contracts as of the end of the period.

(2)
Unlevered Free Cash Flow (excluding stock based compensation) is a non-GAAP financial measure calculated as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs, plus cash paid for interest.

The following tables are summaries of the Updated Projections:
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Annual Recurring Revenue(1)	$383	$479	$607	$777	$995	$1,264	$1,580
Revenue	$340	$427	$552	$715	$919	$1,157	$1,446
Adjusted EBIT (excl. SBC)	$(68)	$(36)	$16	$62	$131	$204	$309
(-) Cash Taxes	$0	$0	$0	$0	$(8)	$(20)	$(51)
(-) Foreign Cash Taxes	$(1)	$(2)	$(2)	$(2)	$(2)	$(2)	$(3)
(+/-) Other Income / (Expense)	$(4)	$0	$0	$0	$0	$0	$0
(+)Depreciation & Amortization	$54	$56	$60	$62	$50	$52	$67
(+/-) Change in Def. Rev & Contract Assets	$64	$79	$90	$91	$101	$130	$192
(+/-) Change in Other NWC	$(21)	$(41)	$(49)	$(57)	$(65)	$(84)	$(107)
(-) Capital Expenditures	$(3)	$(3)	$(3)	$(4)	$(6)	$(7)	$(9)
(-) Capitalized Software	$(21)	$(27)	$(32)	$(38)	$(48)	$(57)	$(72)
Unlevered Free Cash Flow (excl. SBC)(2)	$0	$26	$80	$114	$153	$215	$326
($ in millions)	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E
Annual Recurring Revenue(1)	$1,927	$2,313	$2,729	$3,138	$3,452	$3,625	$3,806	$3,996
Revenue	$1,778	$2,161	$2,571	$2,962	$3,317	$3,583	$3,762	$3,942
Adjusted EBIT (excl. SBC)	$398	$505	$627	$767	$892	$964	$1,031	$1,080
(-) Cash Taxes	$(71)	$(92)	$(122)	$(152)	$(178)	$(192)	$(207)	$(216)
(-) Foreign Cash Taxes	$(3)	$(4)	$(4)	$(4)	$(5)	$(5)	$(5)	$(6)
(+/-) Other Income / (Expense)	$0	$0	$0	$0	$0	$0	$0	$0
(+)Depreciation & Amortization	$64	$78	$93	$92	$103	$111	$98	$103
(+/-) Change in Def. Rev & Contract Assets	$220	$239	$261	$265	$234	$150	$157	$172
(+/-) Change in Other NWC	$(123)	$(141)	$(152)	$(145)	$(132)	$(98)	$(66)	$(67)
(-) Capital Expenditures	$(11)	$(13)	$(15)	$(18)	$(20)	$(21)	$(23)	$(24)
(-) Capitalized Software	$(71)	$(86)	$(103)	$(104)	$(108)	$(115)	$(120)	$(126)
Unlevered Free Cash Flow (excl. SBC)(2)	$403	$485	$584	$702	$787	$793	$865	$916

(1)
Annual Recurring Revenue is a non-GAAP financial measure which represents the annualized value of all subscription contracts as of the end of the period.

(2)
Unlevered Free Cash Flow (excluding stock based compensation) is a non-GAAP financial measure calculated as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs, plus cash paid for interest.

The following tables are summaries of the Tax Attributes Forecasts prepared by management and provided by management to Goldman Sachs for use in their fairness opinion:
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Tax Shield from NOLs	$0	$0	$0	$0	$8	$20	$41
Tax Shield from R&D Credits	$3	$4	$4	$5	$5	$6	$5
($ in millions)	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E
Tax Shield from NOLs	$27	$0	$0	$0	$0	$0	$0	$0
Tax Shield from R&D Credits	$0	$0	$0	$0	$0	$0	$0	$(0)
Certain Effects of the Merger
If the Merger Proposal is approved and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Ping Identity upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, Ping Identity will continue to exist following the Merger and as a wholly owned subsidiary of Parent.
Following the Merger, all of the Ping Identity common stock will be beneficially owned by Parent and none of the Company’s current stockholders will have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the consummation of the Merger. As a result, the Company’s current stockholders will no longer have the potential to benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Ping Identity common stock. Following the Merger, Parent will have the potential to benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
At the Effective Time, and without any action by any stockholder, each share of Ping Identity common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Ping Identity common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which holders thereof have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes. Please see the section of this proxy statement titled “The Merger Agreement — Consideration to be Received in the Merger.”
Immediately prior to the Effective Time:
•
Ping Identity Stock Options:   Each Option that is unexpired, unexercised and outstanding as of immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration, whether vested or unvested, will, at the Effective Time, be automatically canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Ping Identity common stock subject to such stock option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option. Each Option with an exercise price per share equal to or greater than the Merger Consideration will be canceled automatically at the Effective Time for no consideration.

•
Ping Identity Vested RSU Awards:   Each Vested RSU will automatically, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Ping Identity common stock subject to such Vested RSUs as of immediately prior to the Effective Time.
•
Ping Identity Unvested RSU Awards:   Each Unvested RSU will automatically, at the Effective Time, be canceled and converted into and will become the contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Ping Identity common stock subject to such Unvested RSU as of immediately prior to the Effective Time, which amount will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Unvested RSUs for which such amount was exchanged would have vested and been payable pursuant to its terms.

•
Ping Identity Vested PSU Awards:   Each Vested PSU will automatically, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Ping Identity common stock subject to such Vested PSUs as of immediately prior to the Effective Time.

•
Ping Identity Unvested PSU Awards:   Each Unvested PSU will automatically, at the Effective Time, be canceled and converted into and will become the contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Ping Identity common stock subject to such Unvested PSU immediately prior to the Effective Time with any performance metrics deemed achieved at target levels of performance, which amount will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Unvested PSUs for which such amount was exchanged would have vested and been payable pursuant to its terms.

Ping Identity common stock is currently registered under the Exchange Act and trades on the NYSE under the ticker symbol “PING.” Following the consummation of the Merger, shares of Ping Identity common stock will be delisted from the NYSE. In addition, the registration of shares of Ping Identity common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to its common stock. Termination of registration of Ping Identity common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.
Effects on the Company if the Merger Is Not Completed
If the Merger Proposal is not approved by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Ping Identity common stock in connection with the Merger. Instead, the Company will remain an independent public company, the Ping Identity common stock will continue to be listed and traded on the NYSE, the Ping Identity common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic and other reports with the SEC with respect to its common stock and the Company’s stockholders will continue to own their shares of Ping Identity common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Ping Identity common stock.
If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Ping Identity common stock, including the risk that the market price of Ping Identity common stock may decline to the extent that the current market price of Ping Identity common stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction and may be obligated to pay to Parent the Company Termination Fee. Please see the section of this proxy statement titled “The Merger Agreement — Termination.”
Financing of the Merger
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $2.8 billion, which will be funded via equity financing described below. Parent and Merger Sub have represented to Ping Identity in the Merger Agreement that the aggregate proceeds from the Equity Financing are sufficient to make all payments contemplated by the Merger Agreement (including payment of the Aggregate Merger Consideration and repayment of certain indebtedness of the Company as contemplated by the Merger Agreement) to be paid at the closing of the Merger by Parent, Merger Sub or the Company and all fees and expenses required to be paid at the closing by the Company, Parent and Merger Sub in connection with the Merger and the Equity Financing.
Parent has obtained a commitment from the Thoma Bravo Fund to provide equity pursuant to the terms of the Equity Commitment Letter. Concurrently with the execution of the Merger Agreement, Parent and Merger Sub delivered to Ping Identity a copy of the Equity Commitment Letter. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing. Notwithstanding anything in the Merger Agreement to the contrary, in no event will the receipt or availability of any funds or financing (including the financing contemplated by the Equity Commitment Letter) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.
Equity Commitment Letter
Pursuant to the Equity Commitment Letter, the Thoma Bravo Fund has committed to contribute or cause to be contributed to Parent at the closing of the Merger certain equity financing for the purpose of allowing Parent and/or Merger Sub to fully fund (i) the Aggregate Merger Consideration payable by Parent and/or Merger Sub, (ii) the repayment of certain indebtedness of the Company and (iii) related fees and expenses to be paid at the closing pursuant to and in accordance with the Merger Agreement.
The obligations of the Thoma Bravo Fund to provide the Equity Financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (i) the execution and delivery of the Merger Agreement and (ii) the satisfaction or written waiver by the parties to the Merger Agreement, as applicable, of each of the conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement set forth in Section 7.1 and 7.2 of the Merger Agreement (other than any conditions that by their nature are to be satisfied at the closing, but subject to the prior or substantially concurrent satisfaction or valid waiver of such conditions at the closing). The funding of the Equity Financing will occur substantially concurrently with the consummation of the Merger.
The obligation of the Thoma Bravo Fund to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the closing of the Merger and the payment in full of the Aggregate Merger Consideration, certain indebtedness of the Company and related fees and expenses to be paid at the closing, (ii) the valid termination of the Merger Agreement in accordance with its terms, and (iii) the occurrence of any event which terminates the Thoma Bravo Fund’s obligations or liabilities under the Limited Guaranty in accordance with its terms.
Ping Identity is an express third party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Fund to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against the Thoma Bravo Fund to perform its funding obligations under the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Limited Guaranty
Concurrently with the execution of the Merger Agreement, the Thoma Bravo Fund has executed and delivered a limited guaranty in favor of the Company. Pursuant to the Limited Guaranty, the Thoma Bravo Fund has agreed to guarantee the due and punctual performance and payment of: (1) Parent’s reimbursement and indemnification obligations set forth in the Merger Agreement with respect to the debt financing and (2) amounts payable as monetary damages as a result of fraud or a willful and material breach of the Merger Agreement by Parent or Merger Sub as set forth in the Merger Agreement, subject to certain limitations.
We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” The obligations of the Thoma Bravo Fund under the Limited Guaranty are subject to an aggregate cap equal to $193,500,000.
Interests of the Company’s Directors and Executive Officers in the Merger
Details of the beneficial ownership of Ping Identity common stock by the Company’s non-employee directors and executive officers are set forth in the section of this proxy statement titled “— Security Ownership of Certain Beneficial Owners and Management.” In addition to their interests in the Merger as stockholders, the Company’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the Special Meeting, you should be aware of these interests. Members of the Ping Identity Board and the Transaction Committee were aware of and considered these interests in reaching the determination to approve the Merger Agreement and to declare that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and in the best interests of the Company and its stockholders, and in recommending that the holders of Ping Identity common stock vote for adoption of the Merger Agreement.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
the relevant price per share of Ping Identity common stock is $28.50 (referred to as the “Merger Consideration”);

•
except as set forth below, each executive officer’s employment is terminated by Ping Identity without “cause” or by the executive officer for “good reason” (as such terms are defined in each executive officer’s letter agreement with Ping Identity), in each case, immediately following the effective time of the Merger;

•
Lauren Romer, our former Chief Legal Officer, separated from employment with the Company on December 31, 2021, and did not receive any severance benefits in connection with her departure from the Company;

•
Bernard Harguindeguy, our former SVP of Special Projects and former Chief Technology Officer, separated from service with the Company on July 22, 2022, and he received the severance benefits as set forth in the Harguindeguy Separation Agreement (as defined below);

•
B. Kristian Nagel, our former Chief Operating Officer, resigned from his employment with the Company, effective as of July 15, 2022, he did not receive any severance benefits in connection with his departure from the Company, and will serve in an advisory role through September 30, 2022;

•
each non-employee director and executive officer holds the outstanding equity awards that were held by each non-employee director and such executive officer as of September 12, 2022 the latest practicable date before the filing of this proxy statement; and

•
the amounts set forth below regarding executive officer compensation are based on compensation levels as of September 12, 2022.

Ping Identity’s current executive officers are:

•
Andre Durand, our Chief Executive Officer

•
Raj Dani, our Chief Financial Officer

•
Shalini Sharma, our Chief Legal Officer and Secretary

The disclosure below also includes Mr. Nagel, who was a named executive officer in the last proxy statement that Ping Identity filed with the SEC. Mr. Nagel resigned as Chief Operating Officer as of July 15, 2022 and transitioned to serving in an advisory role through September 30, 2022. The disclosure below also includes Mr. Harguindeguy, who was a named executive officer in the last proxy statement that Ping Identity filed with the SEC. Mr. Harguindeguy separated from service on July 22, 2022. Ms. Romer, who was a named executive officer in the last proxy statement that Ping Identity filed with the SEC, is not included in the disclosure below as she resigned from employment with the Company as of December 31, 2021, and ceased to provide services as an advisor to the Company on March 31, 2022, and did not, and is not eligible to, receive any payments or benefits, including severance, that are required to be disclosed by Item 402(t) of Regulation S-K.
Ping Identity’s current non-employee directors are:
•
Rod Aliabadi

•
Anil Arora

•
David A. Breach

•
Michael Fosnaugh

•
Diane Gherson

•
Paul Martin

•
John McCormack

•
Yancey L. Spruill

•
Martin A. Taylor

•
Vikram Verma

Clifford Chiu was a non-employee director of the Company until his term expired on May 6, 2021, and he did not stand for re-election to the Board. Lisa Hook was a non-employee director of the Company until her term expired on May 3, 2022, and she did not stand for re-election to the Board. No amounts are reflected below for Mr. Chiu or Ms. Hook as neither received, and are not entitled to receive, any payments or benefits required to be disclosed by Item 402(t) of Regulation S-K.
Treatment of Equity-Based Awards and the ESPP
For additional information regarding beneficial ownership of Ping Identity common stock by each of Ping Identity’s non-employee directors and executive officers and beneficial ownership of Ping Identity common stock by all non-employee directors and executive officers as a group, please see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” Each of Ping Identity’s non-employee directors and executive officers will be entitled to receive, for each share of Ping Identity common stock he or she holds as of immediately prior to the effective time of the Merger, the same Merger Consideration in cash in the same manner as other holders of Ping Identity common stock.
Each of Ping Identity’s non-employee directors hold RSUs, except for Messer. Fosnaugh, Aliabadi, Breach and Taylor, who are representatives of Vista and receive no compensation for their service as directors on our board. Ping Identity’s executive officers hold RSUs, PSUs and Options that will be afforded the treatment described below. Ping Identity’s non-employee directors do not hold any outstanding PSUs or Options.
Under our equity incentive programs, we have granted Options, and we continue to grant restricted stock units (“RSUs”) and performance-based RSUs (“PSUs”) to our employees and executive officers, to incentivize and reward them for our long-term corporate performance based on the value of Company

Common Stock. Certain of our non-employee directors are granted RSUs under our equity incentive programs in accordance with the terms of our non-employee director compensation policy (the “Director Compensation Policy”). We have granted Options pursuant to the 2016 Stock Option Plan (the “2016 Plan”) and we have granted Options, RSUs (including RSUs held by our non-employee directors) and PSUs pursuant to the Ping Identity Omnibus Incentive Plan (the “Omnibus Plan”). In addition, Ping Identity maintains the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan (the “Ping Identity ESPP”). The RSU award agreements with Ping Identity’s executive officers provide for RSU awards to be immediately earned and payable if the executive officer incurs a termination without cause, for good reason, death or disability (a “Qualifying Termination”) within 24 months following a change in control, which will include completion of the Merger. The PSU award agreements with Ping Identity’s executive officers provide for the PSU awards to be immediately earned and payable if following a change in control, which will include completion of the Merger, but prior to the applicable vesting determination, the executive officer incurs a Qualifying Termination.
At the Effective Time, all Ping Identity equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment:
Options
The Merger Agreement provides that each Option with an exercise price per share less than $28.50 that is unexpired, unexercised and outstanding, whether vested or unvested, as of immediately prior to the Effective Time will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Option as of immediately prior to the Effective Time and (ii) the excess, if any, of $28.50 over the per share exercise price of such Option.
Each Option with an exercise price per share equal to or greater than $28.50 will be canceled automatically at the Effective Time for no consideration.
RSUs
Each vested RSU that is outstanding immediately prior to the Effective Time, including any RSU that vests in accordance with its terms as a result of the consummation of the Merger (a “Vested RSU”) will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Vested RSU as of immediately prior to the Effective Time and (ii) $28.50.
Each RSU that is outstanding immediately prior to the Effective Time that is not a Vested RSU (an “Unvested RSU”) will, at the Effective Time, be canceled and replaced with a contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Unvested RSU as of immediately prior to the Effective Time and (ii) $28.50 (the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the RSUs for which the Cash Replacement RSU Amounts were exchanged and based on the same terms and conditions (including with respect to vesting) as applied to the RSU for which the Cash Replacement RSU Amount was exchanged.
PSUs
Each vested PSU that is outstanding immediately prior to the Effective Time, including any PSU that vests in accordance with its terms as a result of the consummation of the Merger (a “Vested PSU”) will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the total number of shares of Company Common Stock subject to such Vested PSU as of immediately prior to the Effective Time and (ii) $28.50.
Each PSU that is outstanding immediately prior to the Effective Time that is not a Vested PSU (an “Unvested PSU”) will, at the Effective Time, be canceled and replaced with a contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Unvested PSU (with any applicable performance conditions deemed achieved at target levels of performance) as of immediately prior to the Effective Time and (ii) $28.50 (the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the PSUs for which the Cash Replacement PSU Amounts were exchanged and based on the same terms and conditions (including with respect to time-based vesting), as applied to the PSU for which the Cash Replacement PSU Amount was exchanged.
At or prior to the closing, Parent will deposit (or cause to be deposited) with Ping Identity, by wire transfer of immediately available funds, the aggregate vested equity award consideration owed to all holders of Options, Vested RSUs and Vested PSUs (collectively, the “Vested Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than the first regularly scheduled payroll date that is in no less than five business days after the closing date, the Vested Equity Award Holders will be paid by Ping Identity or the surviving corporation, through its payroll system, payroll provider, all amounts required to be paid to such holders in respect of Options, Vested RSUs and Vested PSUs that are canceled and converted into a cash payment, less any required withholding.
Ping Identity ESPP
Pursuant to the Merger Agreement, as soon as practicable following August 2, 2022, Ping Identity will ensure that (i) except for the offering period in effect as of such date, no new offering periods will be authorized or commenced under the Ping Identity ESPP, (ii) no new participants will commence participation in the Ping Identity ESPP, (iii) no participant will be permitted to increase such participant’s payroll deduction elections or contribution rates, (iv) each purchase right outstanding under the Ping Identity ESPP as of August 2, 2022 will be exercised no later than three business days prior to the Effective Time, (v) each participant’s accumulated contributions will be used to purchase shares of Company Common Stock on such final exercise date, and (vi) the Ping Identity ESPP will be terminated effective as of immediately prior to the Effective Time. All shares of Company Common Stock purchased on the final exercise date under the Ping Identity ESPP will be canceled at the Effective Time and converted into the right to receive $28.50, without interest thereon.
Double-Trigger RSU and PSU Awards
The RSU award agreements provided that all RSUs held by the executive officers, will immediately become fully earned and payable in the event of a Qualifying Termination of such employee’s employment within the 24-month period following a consummation of a “Change in Control” (as defined in the Omnibus Plan) of Ping Identity. The PSU award agreements provided that all PSUs held by the executive officers, will immediately become fully earned and payable if following a consummation of a Change in Control of Ping Identity, but prior to the applicable vesting determination, the employee incurs a Qualifying Termination.
Quantification of Potential Payments for Equity Awards
The table below sets forth (i) the number of Options, and unvested PSUs and RSUs, as applicable, as of September 12, 2022, the assumed date of the Merger solely for the purposes of this disclosure, and held by each executive officer of Ping Identity (and our other named executive officers other than Ms. Romer) and each non-employee member of the Board, and (ii) the estimated value of those awards (on a pre-tax basis). These values have been calculated assuming the price of a share of Ping Identity’s common stock is $28.50, which represents the per share price of the Merger Consideration. The actual value realized with respect to any Options, PSUs or RSUs cannot be determined with any certainty until the awards are settled.

	Options Held (#)(1)	Options Held ($)	Number of Unvested PSUs Held (#)(2)	Unvested PSUs Held ($)	Number of Unvested RSUs Held (#)(3)	Unvested RSUs Held ($)	Total ($)
Ping Identity Executive Officer
Andre Durand	1,225,750	$25,207,315	137,175	$3,909,488	407,538	$11,614,833	$40,731,636
Raj Dani	234,105	4,455,834	62,872	1,791,852	421,271	$12,006,224	18,253,910
Shalini Sharma	—	—	22,863	651,596	164,106	$4,677,021	5,328,617
B. Kristian Nagel	278,113	4,188,382	62,872	1,791,852	421,271	12,006,224	17,986,458
Bernard Harguindeguy	—	—	—	—	—	—	—

(1)
Consists of all Options held by the individual, all of which were granted under the 2016 Plan and are currently fully vested.

(2)
Consists of all PSUs held by the individual. With respect to our current executive officers, pursuant to the Omnibus Plan and the applicable award agreements, such PSUs will become immediately earned and payable if following the Merger and prior to the applicable vesting determination, the executive officer incurs a Qualifying Termination. For purposes of this table, we have assumed that the employment of all executive officers will terminate immediately following the Merger (based on an assumed closing date of September 12, 2022).

(3)
Consists of all RSUs held by the individual. With respect to our current executive officers, pursuant to the Omnibus Plan and the applicable award agreements, such RSUs will become immediately earned and payable upon the applicable executive officer’s Qualifying Termination if such Qualifying Termination occurs within 24 months following the Merger. For purposes of this table, we have assumed that the employment of all executive officers will terminate immediately following the Merger (based on an assumed closing date of September 12, 2022).

	Number of Unvested Shares Subject to RSUs (#)(1)	Total ($)
Ping Identity Non-Employee Directors
Rod Aliabadi	—	—
Anil Arora	6,626	188,841
David A. Breach	—	—
Michael Fosnaugh	—	—
Diane Gherson	6,626	188,841
Paul Martin	6,626	188,841
John McCormack	6,626	188,841
Yancey L. Spruill	6,626	188,841
Martin A. Taylor	—	—
Vikram Verma	6,626	188,841

(1)
Pursuant to the Omnibus Plan and the applicable award agreements, all RSUs held by non-employee directors will accelerate and fully vest “single-trigger” in connection with the Merger.

Severance Entitlements
Each of Ping Identity’s current executive officers is a party to a letter agreement (each referred to as an “executive agreement”) that provides for certain severance payments and benefits in connection with certain terminations of employment.

Mr. Durand’s, Mr. Dani’s and Ms. Sharma’s executive agreement provide that, upon termination of employment by Ping Identity without “cause” or a resignation for “good reason” (together an “Executive Qualifying Termination”), the executive officer will be entitled to receive a lump sum severance payment equal to 12 months, 9 months and 6 months of annual base salary, respectively. Upon an Executive Qualifying Termination, Mr. Durand is also entitled to monthly cash payments equal to our contribution toward health insurance for up to 12 months following such a termination or resignation.
For purposes of the executive agreements, “cause” generally means a material failure to perform responsibilities or duties, engaging in illegal or improper conduct or in gross misconduct in the fulfillment of responsibilities or duties, commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that the Company in good faith believes may harm the standing and reputation of the Company, a material breach of a duty of loyalty to the Company or material breach of the Company’s written code of conduct and business ethics or of certain restrictive covenants imposed on the executive, dishonesty, fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of duties as an employee, personal bankruptcy or insolvency, or excessive and unreasonable absences from duties for any reason (other than authorized vacation or sick leave) or as a result of disability.
For purposes of the executive agreements, “good reason” generally means a material, adverse change in the duties or responsibilities of the executive, an aggregate reduction in the executive’s base salary by more than 10% or a reduction less than 10% that is not applied to other executive officers, a material breach by the Company of any offer letter or employment agreement with the executive, or a relocation of more than fifty miles of the executive’s primary place of work.
The foregoing severance payments and benefits under the executive agreements are subject to the delivery of an effective separation and release agreement by the executive officer containing, among other provisions, a general release of claims in favor of the Company. None of the executive agreements provide for any tax gross-up payments.
In connection with his departure from the Company, Mr. Harguindeguy entered into a separation agreement with the Company on July 31, 2022 (referred to as the “Harguindeguy Separation Agreement”), pursuant to which he was entitled to receive (i) a lump sum payment of $75,000 and (ii) health insurance coverage for him and his eligible dependents through the earliest of (a) December 31, 2022, (b) the date he and his dependents become ineligible for such coverage, and (c) the date he and his dependents become eligible for coverage from another employer. The payments and benefits under the Harguindeguy Separation Agreement were subject to the execution and non-revocation of a general release of claims by Mr. Harguindeguy in favor of Ping Identity.
Mr. Nagel did not receive and is not eligible to receive any severance benefits upon his termination of employment with the Company.
The estimated value of the severance payments and benefits for each of Messrs. Durand and Dani is set forth below in the table entitled “— Quantification of Payments and Benefits”.
280G Mitigation Actions
Under the Merger Agreement, Ping Identity may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including the executive officers, except that without the consent of Parent, (i) the vesting and payment for any RSUs or PSUs held by any disqualified individual may not be accelerated, (ii) no additional compensation or benefits may be provided to any disqualified individual that is not otherwise permitted pursuant to the Merger Agreement and (iii) no gross-ups will be paid with respect to any such excess parachute payments. As of the date of this information statement, Ping Identity has not yet approved any specific actions to mitigate any impact of Section 280G of the Code on Ping Identity or any disqualified individuals. No executive officer is entitled to receive gross-ups or tax reimbursements from Ping with respect to any potential excise taxes.

Ping Identity Non-Employee Director Compensation
Under the Merger Agreement, Ping Identity may continue to pay non-employee members of the Board their annual fees, retainers, reimbursements and stipends, in each case, without proration and in accordance with the terms of the Director Compensation Policy. As described above in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger,” all RSUs held by non-employee directors will accelerate and fully vest “single-trigger” in connection with the closing of the Merger.
Other Interests
As of the date of this information statement, none of our directors or executive officers has entered into any agreement, arrangement or understanding with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent. Prior to the closing of the Merger, however, our directors or executive officers may discuss or enter into agreements, arrangements or understandings with Parent regarding employment or service with, or compensation following the Merger, to be paid by Parent.
Quantification of Payments and Benefits
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of Ping Identity’s named executive officers that is based on or otherwise relates to the Merger and that will or may become payable to Ping Identity’s named executive officers at the consummation of the Merger or upon a Qualifying Termination of employment that occurs within 24 months following the consummation of the Merger, assuming (i) the closing had occurred on September 12, 2022, (ii) each of the named executive officers experiences a Qualifying Termination on such date, (iii) the named executive officers’ respective base salaries remain unchanged from those that were in effect as of the date of this filing, (iv) Options, PSUs and RSUs held by the named executive officers that are outstanding as of the date hereof do not otherwise vest prior to the completion of the Merger, (v) for purposes of determining the value of Options, PSUs and RSUs, the value of a share of Company Common Stock is equal to $28.50, (vi) no named executive officer receives any additional equity grants prior to completion of the Merger, and (vii) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits described below. Some of the assumptions used in the table below are based upon estimates of information not currently available (see the footnotes to the table below) and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below. No amounts are reflected below for Ms. Romer as she separated from employment with the Company on December 31, 2021 and did not receive and is not entitled to receive any payments or benefits required to be disclosed by Item 402(t) of Regulation S-K.
The payments described in the table below would be made pursuant to the arrangements described above in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger.”
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Continued Health Benefits ($)(3)	Total ($)
Andre Durand	318,750	40,731,636	24,000	41,074,386
Raj Dani	500,000	18,253,910	0	18,753,910
B. Kristian Nagel	0	17,986,458	0	17,986,458
Bernard Harguindeguy	75,000	0	4,402	79,402

(1)
Amounts shown reflect the severance payments provided, as applicable, under the executive agreements with Messrs. Durand and Dani, the Harguindeguy Separation Agreement and pursuant to the Merger Agreement as described above in the subsection entitled “— Severance Entitlements.”

(2)
Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of Options, PSUs and RSUs as more fully described above under “— Treatment of Equity-Based Awards and the ESPP.” The amounts received by the named executive officers could differ from the amounts shown above.
The amounts in this column attributable to PSUs and RSUs are considered to be “double-trigger,” which means that both a “Change in Control” of Ping Identity, such as the Merger, and a qualifying termination of employment must occur (within 24 months following the consummation of the Merger for RSUs and prior to the applicable vesting determination for PSUs) in order for the vesting of any such PSUs and RSUs to be accelerated and for the applicable named executive officer to receive a payment in respect of the PSUs and RSUs prior to the regularly scheduled vesting date(s). The estimated amount of each such payment is set forth in the table below.
Named Executive Officer	Options ($)	PSUs (Double Trigger) ($)	RSUs (Double Trigger) ($)	Total ($)
Andre Durand	25,207,315	3,909,488	11,614,833	40,731,636
Raj Dani	4,455,834	1,791,852	12,006,224	18,253,910
B. Kristian Nagel	4,188,382	1,791,852	421,271	17,986,458
Bernard Harguindeguy	0	0	0	0

(3)
For Mr. Durand, assumes that our cost for continued health insurance is $2,000 per month.

Potential Future Arrangements
As of the date of this proxy statement, none of the Company’s executive officers has discussed or entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates. Prior to or following the closing of the Merger, however, certain executive officers of the Company may have discussions, or may enter into agreements with, Parent, the Company or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, Ping Identity’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Considerations
The following discussion summarizes certain material U.S. federal income tax considerations applicable to holders of Ping Identity common stock who receive cash in exchange for shares of Ping Identity common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (referred to herein as the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Merger described in this proxy statement.
This discussion assumes that holders of Ping Identity common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Ping Identity common stock in light of such holder’s individual circumstances, nor does it address U.S. state or local, non-U.S., or estate or gift taxes, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not address tax considerations that may be relevant to holders of Ping Identity common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions, brokers or dealers in securities or currencies, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, holders who acquired their Ping Identity common stock through the exercise of Company stock options or otherwise as compensation, holders who hold their Ping Identity common stock as part of a hedge, straddle, constructive sale, conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of Ping Identity common stock under the constructive sale provisions of the Code, persons who own (directly, indirectly or constructively) an equity interest in Parent or the surviving corporation and holders who exercise appraisal rights in connection with the merger under the DGCL.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ping Identity common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding Ping Identity common stock or a partner of a partnership holding Ping Identity common stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger relevant to you.
This discussion is for informational purposes only and is not tax advice. Holders of Ping Identity common stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances, as well as any tax consequences of the Merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, “golden parachute” rules, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Ping Identity common stock that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); and

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Ping Identity common stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.
U.S. Holders
The receipt of cash in exchange for shares of Ping Identity common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares exchanged for cash pursuant to the Merger. A U.S. holder’s adjusted tax basis in a share of Ping Identity common stock will generally be equal to the amount the U.S. holder paid for such share. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year as of the date of the closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Ping Identity common stock (i.e., common stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of Ping Identity common stock should consult their own tax advisors with respect to these rules.
A U.S. holder may, unless an exception applies, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such U.S. holder provides its correct taxpayer identification number (referred to as the “TIN”) on IRS Form W-9 (or if appropriate, a substitute or successor form) and certifies under penalties of perjury that such TIN is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied.
Non-U.S. Holders
Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits (as determined for U.S. federal income tax purposes) effectively connected with a U.S. trade or business, subject to certain adjustments;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (1) the five-year period ending on the date of the Merger and (2) the non-U.S. holder’s holding period in the Ping Identity common stock, and, at any time during such period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Ping Identity common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The Company does not believe that it was and does not expect that it will be a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period ending on the date of the Merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) with respect to the cash received by such non-U.S. holder pursuant to the Merger, unless such non-U.S. holder provides the paying agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the IRS in a timely manner and other applicable requirements are satisfied. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES, SUCH AS A HOLDER WHO IS SUBJECT TO THE “GOLDEN PARACHUTE” PROVISIONS OF THE CODE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY “GOLDEN PARACHUTE” RULES.
Regulatory Approvals Required for the Merger
U.S. Antitrust
The obligations of Parent and the Company to consummate the Merger are subject to the waiting period applicable to the Merger under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until notifications have been filed and certain information has been furnished to the FTC and the DOJ and the specified waiting period has expired or has been terminated. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on August 8, 2022. The waiting period under the HSR Act expired at 11:59 PM EDT on September 7, 2022. Both before and after the expiration of the applicable waiting period, the FTC and the DOJ retain the authority to challenge the Merger on antitrust grounds.
In addition, the Merger may be reviewed by the state attorneys general in the various states in which Parent and the Company operate. These authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or seek to prohibit the Merger under the circumstances and based on the standards set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the Merger. As of the date of this proxy statement, neither Parent nor the Company has been notified by any state attorney general indicating any plan to review the Merger.
Other Regulatory Notifications
The consummation of the Merger is also conditioned upon the clearance or approval by the antitrust authorities in certain other jurisdictions and other relevant authorities under foreign investment laws. The Merger cannot be completed until Ping Identity and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions.
There can be no assurances that all of the required regulatory approvals will be obtained and, if obtained, there can be no assurances as to the timing of any approvals.
The Merger Agreement includes covenants obligating each of the parties, with respect to filings under the HSR Act and foreign regulatory laws, to supply (or cause to be supplied) information that may be required to make such filings or any additional information that may be requested by the FTC, DOJ, or other governmental authorities in which such a filing is made, to cooperate and coordinate (and to cause their respective affiliates to cooperate and coordinate) with the other to make such filings, and to use their reasonable best efforts to take, or cause to be taken (including by their respective affiliates), all actions reasonably necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and obtain any foreign regulatory consents applicable to the Merger as promptly as practicable and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions, or other authorizations pursuant to the HSR Act and any foreign regulatory laws applicable to the Merger as promptly as practicable. For more information regarding these covenants, see the section of this proxy statement titled “The Merger Agreement — Reasonable Best Efforts; Antitrust Filings.”
Litigation Related to the Merger
In connection with the Merger Agreement, one complaint has been filed in the United States District Court for the Southern District of New York and is captioned O’Dell v. Ping Identity Holding Corp., et al., 22-cv-7770 (filed September 12, 2022). The foregoing complaint is referred to as the “Merger Action.” The Merger Action generally alleges that the preliminary proxy statement filed by the Company with the SEC on September 6, 2022 misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections and the analyses performed by the financial advisor to the Ping Identity Board in connection with the Merger. The Merger Action asserts violations of 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. 240.14a-9 and 17 C.F.R. § 244.100, and violations of Sections 14(a) and 20(a) of the Exchange Act against Ping Identity’s directors and officers. The Merger Action seeks, among other things, an injunction enjoining the stockholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Ping Identity stockholders, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper. The Company cannot predict the outcome of the Merger Action. The Company believes that the Merger Action is without merit and Ping Identity and the individual defendants intend to vigorously defend against the Merger Action and any subsequently filed similar actions. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings.
Delisting and Deregistration of Ping Identity Common Stock
If the Merger is completed, the shares of Ping Identity common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Ping Identity common stock will no longer be publicly traded.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section titled “Where You Can Find Additional Information.”
The Merger Agreement has been included to provide you with information regarding its terms, and we recommend that you read it in its entirety. The Merger Agreement is a contractual document that establishes and governs the legal relations between the Company, Parent and Merger Sub and allocates risks between the parties, with respect to the Merger, the other agreements contemplated by the Merger Agreement, and the transactions contemplated by the Merger Agreement.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates specified in the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure letter made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The representations and warranties in the Merger Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section titled “Where You Can Find Additional Information.”
The Merger
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.
Closing and Effective Time of the Merger
The closing of the Merger will take place at 9:00 a.m., New York City time, within three business days after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of all of the conditions described in the section below titled “— Conditions to the Merger” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or such other time as Parent, Merger Sub and Ping Identity mutually agree in writing; however, under no circumstances will closing occur prior to September 16, 2022 without the prior written consent of Parent and Merger Sub (and, if the closing would have otherwise occurred prior to such date, then the closing shall occur on the first business day thereafter).
The Merger will become effective at the time a certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time specified in the certificate of merger and agreed to by the parties (the “Effective Time”).

Certificate of Incorporation and By-laws; Directors and Officers
At the Effective Time, (a) the certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement, and (b) the bylaws of the surviving corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, except that all references to Merger Sub will be automatically amended and become references to the surviving corporation.
Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Company, as the surviving corporation, immediately following the Effective Time. The officers of the Company immediately prior to the Effective Time will be the officers of the Company, as the surviving corporation, immediately following the Effective Time.
Consideration to be Received in the Merger
At the Effective Time, each share of Ping Identity common stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Ping Identity common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Ping Identity common stock as to which appraisal rights have been properly exercised in accordance with Delaware law) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $28.50, without interest (the “Merger Consideration”), less any applicable withholding taxes.
Treatment of Equity-Based Awards and the ESPP in the Merger
Under our equity incentive programs, we grant Options, RSUs and PSUs to our employees and non-employee directors, including grants of Options, PSUs and RSUs to our executive officers, to incentivize and reward them for our long-term corporate performance based on the value of Company Common Stock. Certain of our non-employee directors are granted RSUs under our equity incentive programs in accordance with the terms of our non-employee director compensation policy (the “Director Compensation Policy”). We have granted Options pursuant to the 2016 Plan, and we have granted Options, RSUs (including RSUs held by our non-employee directors) and PSUs pursuant to the Omnibus Plan. In addition, Ping Identity maintains the Ping Identity ESPP. Our non-employee directors do not hold Options or PSUs.
At the Effective Time, all Ping Identity equity awards, including awards held by our non-employee directors and executive officers that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment:
Options
The Merger Agreement provides that each Option will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Option as of immediately prior to the Effective Time and (ii) the excess, if any, of $28.50 over the per share exercise price of such Option.
Each Option with an exercise price per share equal to or greater than $28.50 will be canceled automatically at the Effective Time for no consideration.
RSUs
Each Vested RSU will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Vested RSU as of immediately prior to the Effective Time and (ii) $28.50.
Each Unvested RSU will, at the Effective Time, be canceled and replaced with a contingent right to receive the Cash Replacement RSU Amounts, which Cash Replacement RSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the RSUs for which the Cash Replacement RSU Amounts were exchanged and based on the same terms and conditions (including with respect to vesting) as applied to the RSU for which the Cash Replacement RSU Amount was exchanged.
PSUs
Each Vested PSU will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the total number of shares of Company Common Stock subject to such Vested PSU as of immediately prior to the Effective Time and (ii) $28.50.
Each Unvested PSU will, at the Effective Time, be canceled and replaced with a contingent right to receive (the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the PSUs for which the Cash Replacement PSU Amounts were exchanged and based on the same terms and conditions (including with respect to time-based vesting), as applied to the PSU for which the Cash Replacement PSU Amount was exchanged.
At or prior to the closing, Parent will deposit (or cause to be deposited) with Ping Identity, by wire transfer of immediately available funds, the aggregate vested equity award consideration owed to the Vested Equity Award Holders. As promptly as reasonably practicable, but in any event no later than the first regularly scheduled payroll date that is in no less than five business days after the closing date, the Vested Equity Award Holders will be paid by Ping Identity or the surviving corporation, through its payroll system, payroll provider, all amounts required to be paid to such holders in respect of Options, Vested RSUs and Vested PSUs that are canceled and converted into a cash payment, less any required withholding.
ESPP
Pursuant to the Merger Agreement, as soon as practicable following August 2, 2022, Ping Identity will ensure that (i) except for the offering period in effect as of such date, no new offering periods will be authorized or commenced under the Ping Identity ESPP, (ii) no new participants will commence participation in the Ping Identity ESPP, (iii) no participant will be permitted to increase such participant’s payroll deduction elections or contribution rates, and (iv) each purchase right outstanding under the Ping Identity ESPP as of August 2, 2022 will be exercised no later than three business days prior to the Effective Time, (v) each participants’ accumulated contributions used to purchase shares of Company Common Stock on such final exercise date and with (vi) Ping Identity ESPP will be terminated effective as of immediately prior to the Effective Time. All shares of Company Common Stock purchased on the final exercise date under the Ping Identity ESPP will be canceled at the Effective Time and converted into the right to receive $28.50, without interest thereon.
Procedure for Receiving Merger Consideration
Prior to the Effective Time, Parent agreed to select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”). At or prior to the closing of the Merger, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate Merger Consideration payable to holders of Ping Identity common stock. The Company will, at the written request of Parent, deposit with the Payment Agent at the closing such portion of such aggregate consideration from the Company’s cash denominated in United States dollars and held in United States bank accounts as specified in such request.
Promptly following the Effective Time (and in any event no later than three business days), Parent and the Company will cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than any shares of Ping Identity common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Ping Identity common stock (other than any shares of Ping Identity common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries, as applicable) (the “Certificates”) (i) a letter of transmittal (which will be in customary form and which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Ping Identity common stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Ping Identity common stock represented by such Certificates by (y) the Merger Consideration, and the Certificates so surrendered will be canceled. With respect to record holders of uncertificated shares of Ping Identity common stock (other than any shares of Ping Identity common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof), upon the Payment Agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), the holder of such uncertificated shares will be entitled to receive in exchange an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Ping Identity common stock represented by such holder’s transferred uncertificated shares by (2) the Merger Consideration, and the transferred uncertificated shares will be canceled.
No interest will be paid or accrue on the cash payable to any holder of a Certificate or uncertificated share. Until so surrendered or transferred, outstanding Certificates and uncertificated shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect thereof. You should not send in your Certificates until you receive a letter of transmittal with instructions from the payment agent. Do not send your Certificates with your proxy card.
At or prior to the closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate vested equity award consideration owed to all holders of vested Ping Identity equity awards. As promptly as reasonably practicable, but in any event no later than the first regularly scheduled payroll date that is no less than five business days after the closing date, the holders of Options, Vested RSUs and Vested PSUs will be paid by Ping Identity or the surviving corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of such equity awards that are canceled and converted into a cash payment, less any required withholding.
The Company will take all actions necessary to effect the cancellation and conversion of unvested Options, Unvested RSUs and Unvested PSUs and to effectuate the treatment of the Ping Identity ESPP upon the Effective Time and otherwise to give effect to the applicable provisions of the Merger Agreement.
Each of the surviving corporation, Merger Sub, Parent and the Payment Agent will be entitled to deduct and withhold from any cash amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.
Representations and Warranties
The Merger Agreement contains customary representations and warranties of Parent, Merger Sub and Ping Identity, including representations and warranties relating to, among other things,
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organization, good standing and similar company matters;

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due authorization, execution, delivery and enforceability of the Merger Agreement;

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absence of conflicts with the parties’ governing documents, applicable laws and contracts; and

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other than Goldman Sachs, absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following customary representations and warranties of Ping Identity relating to, among other things:
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capitalization;

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ownership of the Company’s subsidiaries;

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inapplicability of certain takeover laws;

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antitrust matters and other governmental approvals;

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the required approval of the Company’s stockholders of the adoption of the Merger Agreement;

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non-contravention;

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documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

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preparation of Company financial statements in accordance with the United States generally accepted accounting principles;

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internal controls and indebtedness;

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the absence of undisclosed liabilities;

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the ordinary conduct of business of Ping Identity since March 31, 2022 and the absence of a Company Material Adverse Effect (as defined below) since that date;

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material contracts, including top customers and suppliers;

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real property;

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environmental matters;

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filing of tax returns, payment of taxes and other tax matters;

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ownership and use of intellectual property;

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employee benefits matters;

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labor matters;

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compliance with laws and possession of governmental authorizations;

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data privacy matters;

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the absence of pending or threatened litigation;

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insurance;

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anti-corruption and compliance, sanctions matters and compliance with import-export matters; and

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the receipt of a fairness opinion from Goldman Sachs.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub relating to among other things:
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that Parent and Merger Sub are not foreign persons;

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absence of pending or threatened litigation that would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement (a “Parent Material Adverse Effect”)

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Parent’s lack of ownership of Ping Identity common stock and lack of arrangements between Parent, Merger Sub or any of their affiliates, on the one hand, and Ping Identity or any of its affiliates (including directors, officers or stockholders), on the other hand;

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antitrust matters and other governmental approvals;

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non-contravention;

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the operations of Parent and Merger Sub;

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execution, validity and sufficiency of financing to be provided under the equity commitment letter to consummate the Merger;

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the absence of a Parent vote or approval requirement;

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validity and enforceability of the Limited Guaranty; and

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solvency of the surviving corporation.

Certain of the Company’s representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect”. The Merger Agreement provides that a Company Material Adverse Effect means any change, event, effect or development that, (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (B) solely as applied to the Company’s representations and warranties with respect to due organization and good standing, non-contravention and requisite governmental approvals, would reasonably be expected to prevent the consummation by the Company of the Merger prior to the Termination Date; provided, that, none of the following, and no conditions, changes, events, effects or developments arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):
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general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

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conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

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conditions in the industries in which the Company and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company conducts business, or changes therein;

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any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberterrorism, cyber-attacks by or sponsored by a governmental authority, terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

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earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

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the negotiation, execution, delivery or performance of the Merger Agreement or the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, governmental authorities, vendors or any other third Person (other than for purposes of the Company’s representations and warranties relating to non-contravention);

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the compliance by any party to the Merger Agreement with the express terms thereof, including any action taken or refrained from being taken pursuant to the express terms of the Merger Agreement;

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any action taken or refrained from being taken, in each case to which Parent has, in writing, approved or consented to following August 2, 2022, any failure to take any action resulting from Parent’s failure to grant any consent requested by the Company to take any action expressly restricted or prohibited by the Merger Agreement;

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changes or proposed changes in GAAP or other accounting standards, in any applicable laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;
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any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any governmental authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world; provided, that COVID-19, any evolutions or mutations thereof and COVID-19 measures promulgated by any governmental authority will be exclusively covered by the clause below;

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COVID-19 and any evolutions or mutations thereof and any COVID-19 measures promulgated by any governmental authority;

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any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions (including in connection with any dispute involving the Russian Federation and Ukraine);

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any changes in the price or trading volume of Ping Identity common stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

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any failure by the Company and its subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred solely to the extent not otherwise excluded hereunder);

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the availability or cost of equity, debt or other financing to Parent or Merger Sub;

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any litigation relating to the Merger or any demand or legal proceeding for appraisal of the fair value of any shares of Ping Identity common stock pursuant to the DGCL in connection herewith;

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the identity of, or any facts or circumstances relating to, the Thoma Bravo Fund, Parent, Merger Sub, or the respective affiliates of the foregoing;

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the respective financing sources of or investors in the Thoma Bravo Fund, the Parent, Merger Sub, or the respective affiliates of the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business;

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any breach by Parent or Merger Sub of the Merger Agreement; and

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certain other exceptions set forth in the Company disclosure schedule,

except, in each case of the first five bullets and bullets nine, ten and twelve above, to the extent that such conditions, changes, events, effects or developments have had a materially disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company and its subsidiaries conduct business, in which case only the incremental materially disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
The representations and warranties of the Company, Parent and Merger Sub will terminate at the Effective Time.
Covenants Regarding Conduct of Business by the Company Until the Effective Time
Except for matters set forth in the confidential disclosure letter or as otherwise expressly contemplated by the Merger Agreement or required by applicable law or as approved by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned and will be deemed given if Parent provides no written response within (x) five business days after a written request by the Company for such consent or

(y) one business day after a written request by Ping Identity for such consent that states that such request is being made in response to an emergency or exigent circumstance), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will and will cause each of its subsidiaries to use commercially reasonably efforts to (i) conduct its business in all material respects in the ordinary course of business and (ii) preserve intact in all material respects its significant commercial relationships with third parties; provided, that the Company and its subsidiaries may make any necessary changes in their respective business practices in response to COVID-19 and any COVID-19 measures, including to (A) protect the health and safety of the Company’s and its subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its subsidiaries or (B) respond to third party supply or service disruptions caused by COVID-19 or any COVID-19 measures.
In addition, without limiting the generality of the foregoing, except for matters set forth in the confidential disclosure letter or as otherwise expressly contemplated by the Merger Agreement or required by applicable law, from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will not, and will not permit any of its subsidiaries to do, any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):
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amend the organizational documents of the Company or amend in any material respect those of any of its subsidiaries;

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propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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issue, sell, deliver or agree or commit to issue, sell or deliver any Company securities, except (i) in accordance with the terms of any employment agreements or arrangements or (ii) any award agreements under Ping Identity stock plans or otherwise with respect to, and upon the vesting, exercise or settlement of, Options, Ping Identity RSUs or Ping Identity PSUs, in each of the cases in clauses (i) and (ii), in effect on the date of the Merger Agreement or granted after the date hereof in compliance with the Merger Agreement or as contemplated by the Merger Agreement;

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except for transactions solely among Ping Identity and its subsidiaries or solely among Ping Identity’s subsidiaries, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Ping Identity common stock in connection with the surrender of shares of Ping Identity common stock by holders of Options in order to pay the exercise price of such stock options, (ii) the withholding of shares of Ping Identity common stock to satisfy tax obligations incurred in connection with the exercise of Options and the vesting and settlement of Ping Identity RSUs or Ping Identity PSUs, and (iii) the acquisition by the Company of Options, Ping Identity RSUs or Ping Identity PSUs in connection with the forfeiture of such awards, in each case in accordance with their terms;

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adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned subsidiary of the Company to the Company or one of its other wholly-owned subsidiaries; (iii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iv) pledge or encumber any shares of its capital stock or other equity or voting interest (other than to the extent required by the Company credit agreement in respect of any shares of capital stock issued after the date hereof in accordance with the terms of the Merger Agreement; provided, that such encumbrances or pledges would not prevent, delay or impede the ability of such interests to be canceled at the Effective Time);

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incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (A) revolving borrowings in the ordinary course of business under the Company’s credit facilities as in effect on the date hereof or under facilities that replace, renew, extend, refinance or refund such existing credit facilities (including indebtedness incurred to repay or refinance related fees and expenses), it being understood that Parent will be entitled to consent to any such new facility if such existing facility to which it relates constitutes a material contract under the Merger Agreement, (B) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries to the extent such indebtedness is in existence on the date of the Merger Agreement, (C) performance bonds and surety bonds entered into in the ordinary course of business and (D) any indebtedness among the Company and its subsidiaries or among the Company’s subsidiaries;
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enter into, adopt, amend or modify in any material respect (including accelerating the vesting or payment), or terminate any employee plan or make or grant any award under any employee plan (including any equity, bonus, or incentive compensation); (ii) materially increase the compensation of any director, officer or employee or other individual independent contractor of the Company; or (iii) hire or terminate (other than for “cause”) any employee or other individual independent contractor, except, in the case of each of clauses (i), (ii) and (iii), (A) in the ordinary course of business with respect to persons eligible to earn an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $200,000 or less; (B) to the extent required by applicable law or pursuant to any employee plan in effect on the date of the Merger Agreement as set forth in the confidential disclosure letter; (C) in conjunction with annual renewal or plan design changes for the Company’s employee plans (other than severance or separation plans, bonus or other incentive plans or equity or equity-based awards, plans and agreements) that are made in the ordinary course of business and do not materially increase the cost to the Company and its subsidiaries; or (D) any bonus payable with respect to the 2022 fiscal year in the ordinary course of business consistent with past practice and in accordance with the terms of the annual bonus plan in effect as of the date of the Merger Agreement;

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settle, release, waive, or compromise any pending or threatened legal proceeding for an amount equal to or in excess of $1 million individually or $10 million in the aggregate other than (A) any settlement where the amount paid or to be paid by the Company or any of its subsidiaries is covered by insurance coverage maintained by the Company or any of its subsidiaries and (B) settlements of any legal proceedings for an amount not materially in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company;

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materially change the Company’s or its subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

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change any material tax election, or settle any material tax claim or assessment; consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; file an amended tax return that could reasonably be expected to materially increase the taxes payable by the Company or its subsidiaries unless required by law; or enter into a closing agreement with any governmental authority regarding any material tax;

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incur or commit to incur any capital expenditures other than (i) (x) during fiscal year 2022, amounts not in excess of 120% of the capital expenditure budget for fiscal year 2022 and (y) during fiscal year 2023, amounts not in excess of 130% of the capital expenditure budget for fiscal year 2023; or (ii) pursuant to obligations imposed by any contract in effect as of the date of the Merger Agreement;

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enter into, modify in any material respect, amend in any material respect or terminate (other than any material contract that has expired in accordance with its terms) any material contract except, in each case, in the ordinary course of business;

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acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned subsidiary of the Company, (ii) acquisitions of products and services in the ordinary course of business or (iii) that do not exceed $15 million in the aggregate;

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sell, assign, transfer, or otherwise dispose of, any of the Company’s or its subsidiaries’ material assets, other than such sales, assignments, transfers or other dispositions that (i) are sales of products and services or dispositions of assets in the ordinary course of business or (ii) do not have a purchase price that exceeds $2.5 million individually or $5 million in the aggregate;

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sell, assign, transfer, license, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber or otherwise dispose of any material Company intellectual property, other than (i) the grant of non-exclusive licenses, (ii) in the ordinary course of business or in a manner not inconsistent in any material respect with past practices, (iii) the expiration of registered intellectual property at the end of their statutory term, or (iv) pledges or encumbrances under the Company credit agreement as in effect on the date hereof or any permitted lien under the Merger Agreement;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

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make any loans, advances or capital contributions to, any other person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s or its subsidiaries’ policies related thereto; (iii) loans, advances or capital contributions to, any direct or indirect wholly owned subsidiaries of the Company; and (iv) in amounts less than $250,000 in the aggregate outstanding at any given time;

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effectuate or announce any closing, mass employee layoff, furlough or other event affecting in whole or in part any site of employment, facility or operating unit that would result in material liability to the Company or its subsidiaries under the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable law;

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except as required by applicable law, enter into, amend in any material respect, or terminate any collective bargaining agreement or other labor agreement with a labor union, works council, or similar labor organization; or

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agree, resolve or commit to take any of the foregoing actions.

No-Shop; Ping Identity Board Recommendation Change
No-Shop
From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Ping Identity and its subsidiaries agreed to not, and agreed to not authorize or knowingly permit any of their respective Representatives to, directly or indirectly:
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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal;

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furnish to any person (other than Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

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participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal);

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approve, endorse or recommend an Acquisition Proposal; or

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to any Acquisition Proposal (other than certain acceptable confidentiality agreements) (an “Alternative Acquisition Agreement”).

The Company also agreed to, within two business days following the execution of the Merger Agreement, request that all non-public information previously provided by or on behalf of Ping Identity or any of its subsidiaries to any third party with whom a confidentiality agreement was entered into during the six-month period immediately preceding the date of the Merger Agreement with respect to an acquisition proposal be returned or destroyed, and agreed to immediately cease and cause its subsidiaries and use reasonable best efforts to cause its and their respective representatives to, immediately cease and terminate any discussions, communications or negotiations with any person (other than the parties to the Merger Agreement and their respective representatives) in connection with an Acquisition Proposal and shut off all access granted to any such person to any electronic data room.
From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits a proposal being made to the Ping Identity Board unless the Ping Identity Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.
If, at any time on or after the date of the Merger Agreement, until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Ping Identity stockholder approval, the Ping Identity Board receives an Acquisition Proposal that the Ping Identity Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, the Company is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to the Company or any of its subsidiaries to the person making such Acquisition Proposal. The Company will provide to Parent and Merger Sub any non-public information or data that is provided to such person and was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 48 hours) following the time it is provided to such person.
From and after the date of the Merger Agreement, Ping Identity agreed to as promptly as practicable (and in any event within 48 hours) notify Parent of Ping Identity’s receipt of any Acquisition Proposal. Such notice must include the identity of the person making such Acquisition Proposal and a summary of the material terms and conditions of such Acquisition Proposal. The Company must also keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Proposal and any related discussions or negotiations.
As used in the Merger Agreement, the term “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction. Furthermore, the term “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
•
any direct or indirect purchase or other acquisition of shares of more than 20% of the outstanding Ping Identity common stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in a person beneficially owning more than 20% of the Ping Identity common stock outstanding after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase or other acquisition of more than 20% of the consolidated assets, net revenue or net income of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Ping Identity Board);

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any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person would hold, directly or indirectly, shares of Ping Identity common stock representing more than 20% of the equity interests of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

•
any combination of the foregoing.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.

As used in the Merger Agreement, the term “Acquisition Proposal” means any Acquisition Proposal for an Acquisition Transaction on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to the Merger Agreement or the Equity Commitment Letter made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
Ping Identity Board Recommendation Change
The Ping Identity Board may not (any of the following actions, a “Company Board Recommendation Change”):
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withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, its recommendation to Ping Identity stockholders to adopt the Merger Agreement (the “Company Board Recommendation”)in a manner adverse to Parent in any material respect;

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adopt, approve or recommend to the Company’s stockholders an Acquisition Proposal;

•
fail to include the Company Board Recommendation in the proxy statement;

•
fail to publicly recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act if an Acquisition Proposal structured as a tender or exchange offer is commenced; or

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other than in connection with an Acquisition Proposal structured as a tender or exchange offer, fail to publicly reaffirm the Company Board Recommendation within ten business days after Parent so requests in writing (with the Company having no obligation to make such reaffirmation on more than three separate occasions).

In addition, neither the Company nor any subsidiary of the Company may enter into an Alternative Acquisition Agreement.
Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to obtaining the Ping Identity stockholder approval, the Ping Identity Board or any committee of the Ping Identity Board may make a Company Board Recommendation Change in response to (i) a Superior Proposal, if it determines in good faith (after consultation with its outside legal counsel), that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, or (ii) any change, event, effect, development or circumstance that was not known or reasonably foreseeable or the consequences of which were not known or reasonably foreseeable to the Company Board on the date of the Merger Agreement and does not relate to any Acquisition Proposal or to the mere fact that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date the Merger Agreement (an “Intervening Event”), if it determines in good faith (after consultation with its outside legal counsel) that the failure to do so is inconsistent with its fiduciary duties under applicable law, subject in each case to compliance with the procedures described below.
In the case of a Superior Proposal, no adverse recommendation change and/or termination of the Merger Agreement may be made:
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until after the third business day following written notice from the Company to Parent advising Parent that the Ping Identity Board intends to resolve to effect a Company Board Recommendation Change and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and specifying the reasons, including the identity of the third party making, such Superior Proposal, the material terms of such Superior Proposal and copies of all relevant agreements relating to such Superior Proposal (with any amendment to the financial terms or any other material term of such Superior Proposal requiring a new notice of superior proposal with a new notice period of two business days); and

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unless during such three business day period (or two business day period following an amended proposal), the Company agreed to negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination.

In the case of an Intervening Event, no adverse recommendation change may be made:
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until after the third business day following written notice from the Company to Parent advising Parent that the Ping Identity Board or any committee of the Ping Identity Board intends to take such action and specifying the basis for such change in the Company Board Recommendation; and

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prior to effecting such Company Board Recommendation Change, the Company and its representatives, during such three business day period, agreed to negotiate with Parent and its representatives in good faith to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change.

Reasonable Best Efforts; Antitrust Filings
Ping Identity and Parent agreed to use their reasonable best efforts to take, or cause to be taken (including by their respective subsidiaries), all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, including by:
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causing the conditions to the Merger as set forth in the Merger Agreement to be satisfied;

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obtaining all consents, waivers, approvals and orders from governmental authorities;

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making all registrations, declarations and filings with governmental authorities.

Each of Ping Identity and Parent agreed to:
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within five business days after the date of the Merger Agreement, file with the FTC and Antitrust Division of the DOJ a Notification and Report Form (and, if applicable, cause their respective affiliates to make such filing) as required under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and agreed to use reasonable best efforts to promptly as practicable cause the expiration or termination of any applicable waiting periods under the HSR Act;

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within ten business days after the date of the Merger Agreement file such notification filings, forms, and submissions as required by applicable foreign regulatory laws (and, if applicable, cause their respective affiliates to promptly make all filings), and use reasonable best efforts to obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations as promptly as practicable, as may be required under any other applicable antitrust laws; and

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as promptly as practicable provide such information (or, if applicable, cause to be provided) as may be requested by FTC, DOJ, or any governmental authority where a filing is required.

Each party also agreed to:
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promptly inform (and to cause its affiliates to inform) the other parties of any substantive communication from any governmental authority regarding the Merger;

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make (or cause to be made) an appropriate response to any comments or request for additional information or documentary material from any governmental authority as promptly as practicable, after consultation with the other party; and

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not extend, request the extension of, any waiting period or decision period, or enter in any agreement or understanding with any governmental authority to delay or otherwise not consummate the Merger, without the consent of the other parties, which consent will not be unreasonably withheld, conditioned or delayed.

Subject to applicable law, each of Parent or the Company will (and will cause their respective affiliates to) promptly notify the other parties, and provide the other with copies of, any material communications received by a governmental authority in connection with the Merger, permit the other parties to review and discuss in advance (and consider in good faith any comments) any proposed draft notifications, formal notifications, filing, submission or other written communication made in connection with the Merger to a governmental authority, keep the other party informed with respect to such submissions and filings, and not independently participate in any substantive meeting, hearing, proceeding or discussion with or before any governmental authority in respect of the Merger without giving the other party reasonable prior notice and the opportunity to attend or participate.
In furtherance and not in limitation of the other covenants related to the HSR Act and foreign regulatory filings, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or relating to certain foreign regulatory consents applicable to the Merger, and to avoid, eliminate or resolve each and every impediment under the HSR Act and relating to foreign regulatory consents applicable to the Merger as promptly as practicable (and in any event no later than three business days prior to the Termination Date) each of Parent and Merger Sub agreed to offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act and relating to foreign regulatory consents, including:
•
the sale, divestiture, license, transfer, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, the Company and their respective subsidiaries;

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the termination, modification, or assignment of existing relationships, joint ventures, contracts, obligations of Parent, the Company and their respective subsidiaries;

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the modification of any course of conduct regarding future operations of Parent, the Company and their respective subsidiaries; and

•
any other restrictions on the activities of Parent, the Company and their respective subsidiaries, in each case so as to allow the consummation of the Merger as soon as practicable (and in any event no later than three business days prior to the termination date);

provided that Parent, Merger Sub, and their respective affiliates are not required to, and the Company will not, without the prior written consent of Parent, commit to or effect any action (x) with respect to the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of affiliates of Parent or Merger Sub (other than Parent and Merger Sub) or (y) that, individually or in the aggregate, would, or would reasonably be expected to, result in a material adverse effect to the business, financial condition or results of operations of Parent, the Company and their respective subsidiaries, taken as a whole. Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority that would restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, and in the event that the Merger Agreement is terminated for a Legal Restraint Termination or a Termination Date Termination (each as defined below in the section titled “The Merger Agreement — Termination”), Parent agreed to reimburse the Company for the costs and expenses of all such actions, up to an aggregate amount of $5 million. Notwithstanding the foregoing, nothing in the Merger Agreement will require the Company or any of its subsidiaries or affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority that is not conditioned on the closing.

Until the earlier of the valid termination of the Merger Agreement and the expiration or termination of the waiting period under the HSR Act and the receipt of the consents (or expiration of applicable waiting periods) of other specified required regulatory approvals, Parent and Merger Sub will not, nor will they permit their respective subsidiaries or affiliates to, enter into a definitive agreement to, or otherwise agree to, acquire, if such acquisition would reasonably be expected to (i) prevent, materially delay or materially impede (x) the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the Merger or (y) the receipt of certain specified approvals, clearances or expirations of required regulatory waiting periods, (ii) materially increase the risk of any governmental authorities seeking or entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement or (iii) result in a requirement to obtain additional, secondary or supplementary clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, or other authorizations pursuant to the HSR Act or any foreign regulatory laws (each a “Specified Acquisition”). In addition, Parent and Merger Sub will not, and will not permit their affiliates to, consummate any Specified Acquisition until after the consummation of the Merger.
Prior to closing, without the written prior consent of the Company, Parent will not permit or agree to permit any person to acquire any equity interests (or rights to equity interests) in Parent or Merger Sub if such acquisition would reasonably be expected to delay in any material way the obtaining of, or increase in any material respect the risk of not obtaining, any applicable consents of any governmental authority necessary to consummate the transactions contemplated by the Merger Agreement or the expiration or termination of any waiting period, increase in any material respect the risk of any governmental authority seeking or entering an order prohibiting the consummation of the transactions contemplated by the Merger Agreement, or increase in any material respect the risk of not being able to remove any such order on appeal or otherwise.
Proxy Statement; Ping Identity Stockholders Meeting
The Company has agreed, in consultation with Parent, to conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date of the Merger Agreement to enable such record date to be set for a special meeting of its stockholders for the purpose of obtaining stockholder approval of the Merger (the “Special Meeting”). The Company agreed to hold the Special Meeting as promptly as practicable following the clearance of the proxy statement by the SEC (but no earlier than 30 days following the mailing of the proxy statement to the Company’s stockholders).
The Company may postpone or adjourn the Special Meeting:
•
to allow additional solicitation of votes in order to obtain the stockholder approval (provided that the stockholder meeting will not be so delayed by more than 15 business days without the prior consent of Parent);

•
for the absence of a quorum (provided that the stockholder meeting will not be so delayed by more than 15 business days without the prior consent of Parent);

•
if the Company is required to postpone or adjourn the stockholder meeting by applicable law or a request from the SEC or its staff; or

•
in order to give the Company’s stockholders sufficient time to evaluate any information or disclosure that the Company has sent or other made available to its stockholders (including in connection with any Company Board Recommendation Change) (provided that the stockholder meeting will not be so delayed by more than 5 business days).

Unless there has been a Company Board Recommendation Change, the Company has agreed to use reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of the Merger Agreement. Unless the Merger Agreement is validly terminated, the Company will submit the Merger Agreement for a vote by its stockholders at the Special Meeting even if the Ping Identity Board (or a committee thereof) has effected a Company Board Recommendation Change.
The Company has agreed to ensure that the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. However, the Company assumes no responsibility with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the proxy statement. Parent and Merger Sub agreed to ensure that such information supplied by them for inclusion in the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
If at any time prior to the Special Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the proxy statement, any other required Company filing or any other required Parent filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company’s stockholders.
Subject to applicable law, the Company will use its reasonable best efforts to cause the proxy statement to be disseminated to Ping Identity’s stockholders as promptly as reasonably practicable, and in no event more than three business days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the proxy statement.
Financing Efforts
Parent and Merger Sub have represented to Ping Identity that:
•
Parent has delivered to Ping Identity a true, accurate and complete copy of the duly executed Equity Commitment Letter, pursuant to which, and subject to the terms and conditions thereof, the Thoma Bravo Fund has committed to invest in Parent the amounts set forth therein (the “Equity Financing”).

•
The Equity Commitment Letter provides that Ping Identity is an express third party beneficiary thereof in order to cause the Thoma Bravo Fund to fund the Equity Financing.

•
As of the date of the Merger Agreement, the Equity Commitment Letter is in full force and effect and are legal, valid and binding obligations of Parent and the other parties thereto. As of the date of the Merger Agreement, the commitments in the Equity Commitment Letter have not been withdrawn, terminated, replaced or rescinded. As of the date of the Merger Agreement, the Equity Commitment Letter has not been amended or modified in any respect.

•
The Equity Commitment Letter is the only agreement relating to the Equity Financing. Other than as expressly set forth in the Equity Commitment Letter, there are no other agreements, side letters, or arrangements, conditions precedent or other contingencies relating to the Equity Commitment Letter.

•
As of the date of the Merger Agreement, no event has occurred which, with or without notice, lapse of time or both, would (i) constitute a default or breach on the part of Parent or the other parties to the Equity Commitment Letter, (ii) result in the failure of any condition to the Equity Financing required to be satisfied by them or (iii) otherwise result in any portion of the Equity Financing to be unavailable or materially delayed. Assuming satisfaction of the closing conditions to the Merger, as of the date of the Merger Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing required to be satisfied by Parent or that the Equity Financing completed by the Equity Commitment Letter will not be available to Parent and/or Merger Sub on the closing date.

•
Assuming the accuracy of the representations and warranties of the Company with respect to its capital stock and compliance by the Company with certain specified covenants in all material respects, the aggregate proceeds of the Equity Financing will be sufficient to (i) make all payments contemplated by the Merger Agreement (including the Aggregate Merger Consideration) to be paid at the closing by the Company, Parent or Merger Sub, (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to certain of the Company’s indebtedness as contemplated by the Merger Agreement and (iii) pay all fees and expenses required to be paid at the closing by the Company, Parent or Merger Sub in connection with the Merger and the Equity Financing.

Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using reasonable best efforts to:
•
maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof;

•
satisfy on a timely basis all conditions to funding that are applicable to Parent in the Equity Commitment Letter;

•
if all of the conditions precedent to the funding of the Equity Financing are satisfied, consummate the Equity Financing at or prior to the closing;

•
comply with its obligations pursuant to the Equity Commitment Letter; and

•
enforce its rights pursuant to the Equity Commitment Letter.

Parent will not permit any amendment or modification to, or any waiver of any provision or remedy under the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce (or have the effect of reducing) the aggregate amount of the Equity Financing, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing, (iii) have the effect of preventing, materially impeding, materially delaying or otherwise materially adversely affecting the closing or (iv) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against the Thoma Bravo Fund under the Equity Commitment Letter.
In addition, prior to the Effective Time, the Company will use its reasonable best efforts and will use its reasonable best efforts to cause its and their respective directors, officers, employees, advisors, representatives and other agents to use their reasonable best efforts, to provide Parent and Merger Sub with all customary cooperation as is reasonably requested by Parent to arrange, syndicate and obtain debt financing (if any) to be obtained by Parent and/or Merger Sub or their respective affiliates in connection with the Merger (the “Debt Financing”), including using reasonable best efforts in:
•
causing management of the Company to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions (upon reasonable request) with rating agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed;

•
assisting Parent in obtaining any corporate credit and family ratings from any ratings agencies to the extent required in connection with the Debt Financing, including providing reasonable and customary assistance to Parent with the preparation of customary rating agency presentations and bank information memoranda required in connection with the Debt Financing;

•
assisting Parent in connection with the preparation and execution of any pledge and security documents and other definitive financing documents (including, to the extent regarding the Company or its subsidiaries, the schedules thereto and the execution (but not the preparation) of a customary solvency certificate);

•
furnishing Parent with (A) customary information regarding the Company and its subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials and (B) (1) certain specified audited consolidated balance sheets and related statements of income and cash flows of the Company and its subsidiaries and (2) in respect of any subsequent fiscal quarter ending after January 1, 2022 and at least 45 days prior to the closing date, unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements);
•
assisting in the taking of all corporate and other actions, subject to the occurrence of the closing, reasonably necessary to permit the consummation of the Debt Financing on the closing date; it being understood that no such corporate or other action will take effect prior to the closing and the directors of the Company will not approve the Debt Financing prior to the closing date; and

•
at least four business days prior to the closing date, furnishing Parent with all customary documentation and other information with respect to the Company required by U.S. regulatory authorities pursuant to applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations.

The Company or its subsidiaries will not be required to:
•
waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time;

•
enter into any definitive agreement the effectiveness of which is not conditioned upon the closing (other than the execution of customary authorization letters, representation letters and ratings agency engagement letters in connection with its obligations discussed above);

•
give any indemnities that are effective prior to the Effective Time;

•
take any action that would unreasonably interfere with the conduct of the business or the Company and its subsidiaries, breach any confidentiality obligations or create a reasonable risk of damage or destruction to any property or assets of the Company or any of its subsidiaries;

•
take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the closing or that must be effective prior to the Effective Time;

•
deliver any certificate or take any other action that could reasonably be expected to result in personal liability to any officer or representative of the Company;

•
approve any financing or contracts related thereto prior to the Effective Time; or

•
deliver any legal opinions.

Parent agreed to reimburse the Company for any out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company, its subsidiaries or any of its representatives in connection with the cooperation or obligations of the Company, its subsidiaries and their representatives in connection with the Debt Financing. Parent and Merger Sub also agreed to indemnify the Company and its subsidiaries and their respective representatives from and against any and all liabilities incurred by them in connection with their cooperation in arranging the Debt Financing under the Merger Agreement, except if such liabilities are a result of the fraud, gross negligence or willful misconduct of the Company, its subsidiaries or their respective representatives.
Indemnification of Directors and Officers and Insurance
As of the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, honor and fulfill, in all respects, the obligations of Ping Identity and its subsidiaries pursuant to any indemnification agreements between the Company and any of its subsidiaries or affiliates, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of Ping Identity or any of its subsidiaries prior to the

Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six years following the Effective Time, the surviving company or any of its subsidiaries will, and Parent will cause the surviving company and its subsidiaries to, cause all the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, advancement and reimbursement of expenses provisions set forth in the organizational documents as of August 2, 2022, which provisions will not be repealed, amended or otherwise modified in any manner except as required by applicable law.
For a period of six years following the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted by applicable law, and any of its subsidiaries or affiliates in effect on August 2, 2022, each Indemnified Person from and against any costs, fees and expenses, including attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director, officer, employee or agent of Ping Identity or any of its subsidiaries or affiliates; any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries or other affiliates, or taken at the request of Ping Identity or such subsidiary or affiliate (including in connection with serving at the request of the Company or such subsidiary or affiliate as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and the Merger, as well as any actions taken by Ping Identity, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).
If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding. None of Parent, the surviving corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such legal proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the surviving corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the surviving corporation.
For a period of six years following the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, maintain in effect Ping Identity’s current directors’ and officers’ liability and similar insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of Ping Identity’s current directors’ and officers’ liability insurance; provided that in no event will the surviving corporation be obligated to pay annual premiums in excess of 400% of the amount paid by the Company for coverage for its last full fiscal year, which amount is referred to as the maximum annual premium. If the annual premiums of such insurance coverage exceed the maximum annual premium, then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as Ping Identity’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time Ping Identity may purchase a prepaid “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as Ping Identity’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the maximum annual premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the surviving corporation will (and Parent will cause the surviving corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations under such “tail” policy. If the Company is unable to obtain the “tail” policy and Parent or the surviving corporation are unable to obtain the insurance described above for an annual cost less than or equal to the maximum annual premium, Parent will cause the surviving corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium equal to the maximum annual premium.
Employee Benefits Matters
For a period of twelve months following the Effective Time, Parent agreed to provide each employee of the Company or its subsidiaries who is employed by the Company or its subsidiaries immediately prior to the Effective Time and who continues employment with Parent or any subsidiary of Parent (including the surviving corporation) immediately following the Effective Time (a “Continuing Employee”) with (1) base salary or wage rate and short-term cash incentive opportunities that are no less favorable in the aggregate to those in effect for such Continuing Employee immediately before the Effective Time and (2) employee benefits (excluding, in each case and for the avoidance of doubt, nonqualified deferred compensation, severance, retention, change in control compensation or equity or equity-based plans or arrangements)that are substantially similar in the aggregate to those in effect for (or available to) such Continuing Employee under the Company’s employee plans as of immediately prior to the Effective Time. In addition, during the twelve month period following the Effective Time, Parent agreed to cause the surviving corporation and its respective subsidiaries to provide agreed upon severance benefits or compensation to eligible employees.
With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plans, a “New Plan”), the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance determinations), except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, Parent will or will cause the surviving corporation and its subsidiaries to use commercially reasonable efforts to provide that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding employee plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan be waived for the Continuing Employees and their covered dependents, to the extent such conditions were inapplicable, met or waived under the comparable employee plan in which such Continuing Employee participated immediately prior to the Effective Time; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation and/or paid time off policies as determined by Parent and its affiliates from time to time (but in no event subject to forfeiture).
With respect to each of the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the surviving corporation or their respective affiliates through the end of such fiscal year, at the same time or times that Parent, the surviving corporation or their applicable affiliate pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year, and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Merger).
The Merger Agreement provides that the foregoing provisions under this “— Employee Benefits Matters” section will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the surviving corporation or any of their respective subsidiaries to terminate any Continuing Employee; (ii) amend any employee plan or (iii) create any third party beneficiary rights in any Continuing Employee or former employee (or beneficiary or dependent thereof).
Other Agreements
The Merger Agreement contains additional agreements between Ping Identity, on the one hand, and Parent and Merger Sub, on the other hand, relating to, among other things:
•
repayment and discharge of the Company’s indebtedness by Parent in connection with the Merger;

•
Parent and Merger Sub’s access to information of Ping Identity;

•
notification of certain matters;

•
confidentiality;

•
the application for a tax ruling with the Israel Tax Authority confirming (1) that the cancellation and conversion of certain securities of Ping Identity will not be in violation of certain Israeli tax ordinances, (2) the deposit of the Merger Consideration with respect to such securities will not be subject to any withholding obligations and (3) the tax treatment of such securities;

•
consultations regarding public statements and disclosure; and

•
litigation relating to the transactions contemplated by the Merger Agreement.

Conditions of the Merger
The obligations of Ping Identity, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:
•
the adoption of the Merger Agreement by the Company’s stockholders;

•
the expiration or termination of any applicable waiting periods under the HSR Act, and receipt of the approvals, clearances or expirations of waiting periods under certain foreign regulatory laws (see the section titled “The Merger — Regulatory Approvals Required for the Merger”); and.

•
the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Parent and Merger Sub’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties made by Ping Identity relating to the absence of a Company Material Adverse Effect since March 31, 2022 being true and correct in all respects as of the closing;

•
certain representations and warranties regarding Ping Identity’s capitalization and capital structure being true and correct in all respects as of the closing, except for any inaccuracies that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $13,500,000;

•
the representations and warranties made by Ping Identity relating to organization and good standing, corporate power and enforceability, Company Board approval, anti-takeover laws, Company securities and brokers’ fees being true and correct in all material respects as of the closing;

•
the other representations and warranties made by the Company in the Merger Agreement being true and correct as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•
Ping Identity is not in material breach of the covenants and obligations of the Merger Agreement required to be performed and complied with by Ping Identity at or prior to the closing;

•
receipt by Parent and Merger Sub of a certificate of the Company, executed for and on behalf of the Company by a duly authorized executive officer of Ping Identity certifying to the satisfaction of the conditions described immediately above; and

•
no Company Material Adverse Effect having occurred since the date of the Merger Agreement.

The Company’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not have a Parent Material Adverse Effect;

•
Parent and Merger Sub are not in material breach of the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to closing; and

•
receipt by Ping Identity of a certificate of Parent and Merger Sub, executed for and on behalf of Parent and Merger Sub certifying to the satisfaction of the conditions described immediately above.

The Merger Agreement does not contain any financing-related closing condition. Parent and Merger Sub each acknowledged and agreed in the Merger Agreement that obtaining the financing is not a condition to the closing.
Ping Identity, Parent and Merger Sub can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.
Termination
The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:
•
by mutual written agreement of Parent and the Company;

•
by either Parent or the Company if:

•
if any governmental authority has issued a permanent injunction or final and non-appealable order, which remains in effect, preventing or enjoining the consummation of the Merger; provided, however, that the right to terminate the Merger Agreement on this basis is not available to any party whose failure to perform its obligations under the Merger Agreement has been the primary cause of, or primarily resulted in, the issuance of such permanent injunction or final and non-appealable order (referred to as a “Legal Restraint Termination”);

•
the Merger is not consummated on or before 11:59 p.m., New York City time, on March 2, 2023 (the “Termination Date”); provided, however, that the Termination Date will be automatically extended until 11:59 p.m., New York City time, on August 2, 2023 if the conditions to the closing of the Merger related to an order or applicable law prohibiting the Merger and/or the receipt of required regulatory approvals, clearances or expirations of waiting periods have not been satisfied or waived as of the Termination Date; and provided, further, that the right to terminate the Merger Agreement on this basis is not available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated prior to the Termination Date; provided, further that the Termination Date will be automatically extended to February 2, 2024 with respect to Parent if Parent enters into Specified Acquisition and as of August 2, 2023, any of the conditions to the closing of the Merger related to an order or applicable law prohibiting the Merger and/or the receipt of required regulatory approvals, clearances or expirations of waiting periods have not been satisfied or waived (referred to as a “Termination Date Termination”); and
•
if the holders of a majority of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting (referred to as a “Stockholder Vote Termination”);

•
by Parent if:

•
the Company breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured (provided that Parent is not then in material breach of its obligations under the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement pursuant to the Parent Breach Termination) (referred to as a “Company Breach Termination”); or

•
prior to the adoption of the Merger Agreement by Ping Identity stockholders, within ten business days of being notified that the Ping Identity Board has effected a Company Board Recommendation Change (referred to as a “Recommendation Change Termination”); and

•
by the Company if:

•
Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured (provided that the Company is not then in material breach of its obligations under the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement pursuant to the Company Breach Termination) (referred to as a “Parent Breach Termination”);

•
prior to the adoption of the Merger Agreement by Ping Identity stockholders, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received after August 2, 2022, if the Company has not materially breached its obligations under the no-shop provisions in the Merger Agreement with respect to such Superior Proposal and substantially concurrently with such termination, Ping Identity pays Parent the Company Termination Fee (summarized below) (referred to as a “Superior Proposal Termination”); or

•
(1) all of the mutual closing conditions and conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the closing), (2) Parent fails to consummate the Merger within three business days after the first date on which Parent is required to consummate the closing pursuant to the Merger Agreement and (3) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the closing.

Effect of Termination
Any valid termination of the Merger Agreement will be effective immediately upon the delivery of written notice by the terminating party to the other parties, and the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain provisions of the Merger Agreement, including with respect to public statements and reimbursement and indemnification obligations set forth in the Merger Agreement with respect to the debt financing will survive the termination of the Merger Agreement in accordance with their respective terms, as well as the provisions regarding the effect of termination and payment of termination fees and related expenses and the general provisions contained in Article IX of the Merger Agreement. Subject to the provisions regarding payment of the Company Termination Fee and the Parent Liability Limitation (discussed below), each also will not be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of the Merger Agreement. For purposes of the Merger Agreement, a “willful and material breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of the Merger Agreement.
Termination Fees and Expenses
The Company will be required to pay Parent a termination fee of $78 million (the “Company Termination Fee”) if (i) the Merger Agreement is validly terminated by (x) either Parent or the Company for a Termination Date Termination (provided that, at the Termination Date, all conditions to closing other than the adoption of the Merger Agreement by the holders of a majority of the holders of the outstanding shares of Ping Identity common stock entitled to vote at the Special Meeting have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the closing)), (y) either Parent or the Company for a Stockholder Vote Termination or (z) Parent for a Company Breach Termination, (ii) prior to such termination, a third party publicly announces and does not withdraw an Acquisition Proposal, and (iii) within one year following such termination, the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction. For purposes of this paragraph, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
The Company is also required to pay the Company Termination Fee if Parent terminates the Merger Agreement for (i) a Recommendation Change Termination or (ii) a Superior Proposal Termination.
If the Merger Agreement is validly terminated and the Company Termination Fee is payable by the Company to Parent in accordance with its terms, then, in addition to the Company Termination Fee, the Company will be required to pay to Parent an amount equal to the sum of all Parent’s and Merger Sub’s documented and reasonable out-of-pocket expenses in connection with the Merger, such amount not to exceed $1,500,000.
The liability of the Company for any monetary damages payable by the Company for breaches under the Merger Agreement is capped at the Company Termination Fee. The liability of Parent, Merger Sub or the Thoma Bravo Fund, in its capacity as guarantor, for any monetary damages payable for breaches under the Merger Agreement, the Limited Guaranty or the Equity Commitment Letter is capped at an amount equal to $188.5 million (the “Parent Liability Limitation”) plus Parent’s reimbursement and indemnification obligations set forth in the Merger Agreement with respect to the debt financing.
Specific Performance
The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions will not be required to provide any bond or other security in connection with such injunction or enforcement.
The Company will be entitled to an injunction, specific performance or other equitable remedy to cause Parent and Merger Sub to enforce, including against anticipatory breach, the obligations of the Thoma Bravo Fund, in its capacity as guarantor, to fund the Equity Financing pursuant to the Equity Commitment Letter if all of the mutual closing conditions and the conditions to Parent and Merger Sub’s obligation to consummate the Merger set forth in the Merger Agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); and Parent and Merger Sub fail to consummate the Merger on the required closing date in accordance with the Merger Agreement.

Amendments and Waivers
Prior to the Ping Identity stockholder approval, the Merger Agreement may be amended at any time by the parties to the Merger Agreement, however, following the receipt of the Ping Identity stockholder approval, no amendment to the Merger Agreement that requires the approval of the stockholders of the Company under the DGCL may be made unless the further required approval is obtained.
Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.
Governing Law
The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

VOTING AGREEMENT
In connection with the execution of the Merger Agreement, Ping Identity entered into a Voting Agreement with Parent and the Vista Funds. The following is a summary of the material provisions of the Voting Agreement, a copy of which is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference.
As of the close of business on the record date, the Vista Funds in the aggregate beneficially owned approximately 8,335,350 shares, representing approximately 9.7% of the outstanding shares entitled to vote at the Special Meeting. In the event any Vista Fund acquires record ownership or beneficial ownership of Ping Identity common stock after the execution of the Voting Agreement, such additional shares will automatically become subject to the Voting Agreement. The shares of Ping Identity common stock subject to the Voting Agreement are referred to in this section as “covered shares.”
Voting Provisions
Under the Voting Agreement, the Vista Funds agreed to vote or cause to be voted all covered shares: (1) in favor of the adoption of the Merger Agreement; (2) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the approval of the Merger Agreement on the date on which such meeting is held; and (3) against (i) any action or agreement that would reasonably be expected to result in any condition to the Merger as set forth in the Merger Agreement not being satisfied prior to the Termination Date and (ii) any bona fide written offer or proposal to engagement in an acquisition transaction (other than by Parent or Merger Sub).
The Vista Funds also have agreed to be represented in person or by proxy at every meeting of the Company’s stockholders during the term of the Voting Agreement in order for the covered shares to be counted as present for purposes of establishing a quorum.
Restrictions on Transfer
Pursuant to the Voting Agreement, each Vista Fund agreed that, during the term of the Voting Agreement, it will not (1) directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose of, loan or otherwise transfer (including by merger, by testamentary disposition, by gift, by operation of law or otherwise) any of the covered shares or any interest in any covered shares (other than the Voting Agreement), (2) deposit any covered shares into a voting trust or enter into a voting agreement or arrangement or understanding (other than the Voting Agreement) or grant any proxy or power of attorney with respect to the covered shares, or (3) contract or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses.
Waiver of Appraisal Rights and Certain Other Actions; Termination
Under the Voting Agreement, the Vista Funds waived all appraisal rights under Section 262 of the DGCL and agreed not to commence or participate in any class action or legal action against Parent, the Company or any of their respective subsidiaries challenging the validity of, or seeking to enjoin or delay the operation of the Voting Agreement or the Merger Agreement or alleging a breach of any duty of the Ping Identity Board or Parent in connection with the Voting Agreement or the Merger Agreement (or the transactions contemplated thereby).
The Voting Agreement will terminate as of the earlier of (1) the earliest to occur of (x) the approval of the Merger by the Company’s stockholders, (y) the Effective Time and (z) the termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement, (2) a change in the Ping Identity Board’s recommendation in favor of the Merger Agreement due to an “intervening event” pursuant to the Merger Agreement and (3) the election of such specified stockholder to terminate the Voting Agreement following any amendment to the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information regarding the beneficial ownership of Ping Identity common stock as of August 22, 2022 by (1) each person or entity known to us who beneficially owns more than five percent of the outstanding Ping Identity common stock, (2) our named executive officers and directors, and (3) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of the table below, we deem shares of Ping Identity common stock issuable upon settlement of restricted stock units held by the respective person or group within 60 days of August 22, 2022 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of August 22, 2022 to be outstanding and to be beneficially owned by the person holding the restricted stock units or options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Five Percent Stockholders:
Vista Funds(4)	8,335,350	9.7%
Senvest Management(5)	4,415,361	5.1%
Named Executive Officers and Directors:		*
Andre Durand(6)	1,420,628	1.6%
Raj Dani(7)	285,048	*
Shalini Sharma	—	*
Rod Aliabadi	—	*
Anil Arora	—	*
David A. Breach	—	*
Michael Fosnaugh	—	*
Diane Gherson	7,209	*
Paul Martin	8,373	*
John McCormack	52,507	*
Yancey L. Spruill	23,996	*
Martin A. Taylor.	—	*
Vikram Verma	2,630	*
All executive officers and directors as a group (13 persons)(8)	1,800,391	2.0%

*
Represents less than 1% of the outstanding common stock.

(1)
Unless otherwise noted below, the address of each of the directors and executive officers is c/o Ping Identity Corporation, 1001 17th St, Suite 100, Denver CO 80202.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated in the footnotes below, to our knowledge, all persons listed in the table above have sole voting and investment power with respect to their shares of Ping Identity common stock, except to the extent authority is shared by spouses under applicable law.

(3)
Applicable percentage of ownership is based upon 86,270,334 shares of common stock outstanding as of August 22, 2022.

(4)
As reported on the Schedule 13G/A filed February 9, 2022, represents 5,157,145 shares held directly by Vista Equity Partners Fund VI, L.P., 3,115,448 shares held directly by Vista Equity Partners Fund VI-A, L.P. and 62,757 shares held directly by VEPF VI FAF, L.P. Vista Equity Partners Fund VI

GP, L.P., (“Fund VI GP”), is the sole general partner of each of the Vista Funds. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the Sole Director of Fund VI UGP, as well as one of its 11 Members. VEPF Management, L.P. (the “Management Company”), is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”) and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, the Management Company and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20 Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.
(5)
As reported on the Schedule 13G filed July 14, 2022, Senvest Management LLC held shared voting power and shared dispositive power over 2,836,587 shares, and Richard Mashaal held shared voting power and shared dispositive power over 2,836,587 shares. The principal business address of Senvest Management LLC and Mr. Mashaal is 540 Madison Avenue, 32nd Floor, New York, New York 10022.

(6)
Represents 1,325,750 shares that may be acquired within 60 days upon the exercise of vested options and no shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(7)
Represents 234,105 shares that may be acquired within 60 days upon the exercise of vested options and no shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(8)
Represents 1,559,855 shares that may be acquired within 60 days upon the exercise of vested options and no shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

APPRAISAL RIGHTS
General
Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of Ping Identity common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. All references in Section 262 of the DGCL to “stockholder” are to the record holder of the shares of Ping Identity common stock immediately prior to the Effective as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Ping Identity stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of shares of Ping Identity common stock who: (1) submit a written demand for appraisal of such stockholder’s shares to the Company prior to the vote on the adoption of the Merger Agreement; (2) do not vote in favor of the adoption of the Merger Agreement; (3) continuously are the record holders of such shares through the Effective Time; and (4) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger instead of the Merger Consideration. Any such Ping Identity stockholder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Ping Identity stockholders will receive pursuant to the Merger Agreement.
Section 262 of the DGCL requires that stockholders as of the record date for notice of the Special Meeting to vote on the adoption of the Merger Agreement for whom appraisal rights are available be notified not less than 20 days before the Special Meeting. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Stockholders who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the Ping Identity stockholders seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Ping Identity stockholder who loses his, her, their or its appraisal rights will be entitled to receive the Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights
If you are a Ping Identity stockholder and wish to exercise the right to seek an appraisal of your shares of Ping Identity common stock, you must satisfy each of the following conditions:
•
You must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand for appraisal before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights;

•
You must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy submitted by mail, over the Internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement;

•
You must continuously hold your shares of Ping Identity common stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you transfer the shares before the Effective Time;

•
Any stockholder who has complied with the requirements of Section 262 of the DGCL (or any person who is the beneficial owner of shares of Ping Identity common stock held either in a voting trust or by a nominee on behalf of such person and for which such record holder has complied with such requirements) or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so; and

•
You must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Ping Identity common stock.
In addition, because Ping Identity’s common stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Ping Identity common stock, unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Ping Identity common stock eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (1) and (2) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for Company stockholders to be entitled to seek appraisal with respect to such shares of Ping Identity common stock.
Voting, via the Internet during the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. However, you must not vote your shares via the Internet during the Special Meeting or by proxy in favor of the adoption of the Merger Agreement in order to exercise your appraisal rights with respect to such shares.
Who May Exercise Appraisal Rights
Only a holder of record of shares of Ping Identity common stock issued and outstanding immediately prior to the Effective Time may assert appraisal rights for the shares of Ping Identity common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners may perfect appraisal rights if such beneficial owner (1) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (2) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provides an address at which such beneficial owner consents to receive notices given by the Company and the office of Register in Chancery. A holder of record, such as a bank, broker or other nominee, who holds shares of Ping Identity common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Ping Identity common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Ping Identity common stock as to which appraisal is sought. Where no number of shares of Ping Identity common stock is expressly mentioned, the demand will be presumed to cover all shares of Ping Identity common stock held in the name of the holder of record.
If you hold your shares in bank or brokerage accounts or other nominee forms, and you wish to exercise appraisal rights, you are urged to consult with your bank, broker or nominee to determine the appropriate procedures for the bank, brokerage firm or other nominee to make a demand for appraisal of those shares. If you have a beneficial interest in shares held of record in the name of another person, such as a nominee or intermediary, you may perfect your appraisal rights by reasonably identifying your holder of record, providing documentary evidence of such beneficial ownership attaching a statement that such documentary evidence is true and providing an address where you consent to receive notices given by the Company and the office of Register in Chancery. If you hold your shares through a bank or brokerage who in turn holds the shares through a central securities depository nominee, such as the Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.
If you own shares of Ping Identity common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. If you hold shares of Ping Identity common stock through a nominee or intermediary who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
Ping Identity Holding Corp.
1001 17th Street, Suite 100
Denver, Colorado 80202
Attention: Chief Legal Officer and Secretary
Surviving Corporation’s Actions After Completion of the Merger
If the Merger is consummated, the surviving corporation will give written notice of the Effective Time within ten days after the Effective Time to Ping Identity stockholders who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any Company stockholder that made a demand for appraisal but did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the per share price in accordance with the Merger Agreement for his, her or its shares of Ping Identity common stock, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Ping Identity stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of Ping Identity common stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the surviving corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Ping Identity common stock held by all stockholders who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Ping Identity common stock not voted in favor of the adoption of the Merger Agreement and with respect to which Ping Identity has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (1) ten days after receipt by the surviving corporation of the request therefor or (2) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Ping Identity common stock held in a voting trust or by a nominee or intermediary on your behalf, you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.
If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Ping Identity common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Ping Identity stockholders if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Ping Identity common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Ping Identity common stock at the Effective Time held by all Ping Identity stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder entitled to appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the stockholders of Ping Identity entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of Ping Identity common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Moreover, neither Ping Identity nor Parent anticipates offering more than the per share price to any Ping Identity stockholder exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Ping Identity common stock is less than the per share price. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Ping Identity stockholders will lose the right to an appraisal and will instead receive the per share price described in the Merger Agreement, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each Ping Identity stockholder party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Ping Identity common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such and award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Ping Identity common stock as of a record date prior to the Effective Time.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the per share price by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Ping Identity stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Ping Identity common stock will be converted into the right to receive the per share price, without interest thereon, less any withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the per share price for your shares of Ping Identity common stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Ping Identity stockholder and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.
The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING
As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and for separate copies in the future should be sent by oral request to Broadridge Corporate Issuer Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may send a written request to the address above to request that only a single copy of a proxy statement be mailed in the future.
FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we do not expect to hold a 2023 annual meeting of stockholders, as Ping Identity will cease to be an independent public company and will become a subsidiary of Parent. If the Merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold a 2023 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting will be held. If the 2023 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our by-laws, as described below.
As described in our proxy statement for our 2022 annual meeting of stockholders, stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2023 annual meeting of stockholders are required to submit proposals to the Company no later than the close of business on January 3, 2023 and follow the other procedures required by Rule 14a-8 of the Exchange Act.
Our Amended and Restated Bylaws set forth procedures to be followed by stockholders who wish to nominate candidates for election to the Ping Identity Board in connection with annual meetings of stockholders or who wish to bring forth other business at the annual meeting of stockholders. All such nominations must be accompanied by certain background and other information specified in our Amended and Restated Bylaws. A stockholder wishing to nominate a director for the 2023 annual meeting of stockholders or bring forth other business must have provided written notice to the Secretary of their intention to make such nomination no earlier than January 3, 2023, and no later than February 2, 2023. To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2023.
A copy of the provisions in our Amended and Restated Bylaws governing the notice requirements set forth above may be obtained by writing to our Secretary, Ping Identity Holding Corp., 1001 17th Street, Suite 100, Denver, Colorado 80202.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information we file electronically at www.sec.gov.
The Company will make available a copy of the documents we file with the SEC on the “SEC Filings” subsection of the “Financials” section of our website at investor.pingidentity.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by email at investor@pingidentity.com or by mail at Ping Identity Holding Corp., 1001 17th Street, Suite 100, Denver, Colorado 80202, Attention: Investor Relations.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Ping Identity filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
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Ping Identity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on February 24, 2022;

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Ping Identity’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed on August 4, 2022;

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Ping Identity’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2022; and

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Ping Identity’s Current Reports on Form 8-K filed with the SEC on August 3, 2022, August 3, 2022, August 3, 2022, July 19, 2022, July 1, 2022, May 6, 2022, May 4, 2022, March 1, 2022 and February 24, 2022.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Written requests may be directed to the address noted above and oral requests may be directed to Broadridge Corporate Issuer Solutions, Inc. at 1-866-540-7095.
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
PROJECT POLARIS HOLDINGS, LP,
PROJECT POLARIS MERGER SUB, INC.
and
PING IDENTITY HOLDING CORP.
Dated as of August 2, 2022

A-i

A-ii

EXHIBITS
Exhibit A	A-Voting Agreement
Exhibit B	A-Certificate of Incorporation of the Company

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 2, 2022, by and among Project Polaris Holdings, LP, a Delaware limited partnership (“Parent”), Project Polaris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Ping Identity Holding Corp., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.
RECITALS
A.   The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.
B.   Each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
C.   Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a guarantee (the “Guarantee”) from Thoma Bravo Fund XV, L.P., a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, Guarantor is guaranteeing certain payment obligations of Parent and Merger Sub in connection with this Agreement.
D.   Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Specified Stockholders are entering into a Voting Agreement with Parent, in the form attached hereto as Exhibit A (the “Voting Agreement”).
E.   Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1   Certain Definitions.   For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a)           “Acceptable Confidentiality Agreement” means any confidentiality agreement (x) in effect as of the date hereof or (y) executed, delivered and effective after the date hereof and, in either case, containing terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal.
(b)           “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.
(c)           “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i)      any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;
(ii)     any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);
(iii)     any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, shares of Company Common Stock representing more than 20% of the equity interests of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or
(iv)     any combination of the foregoing.
(d)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, none of the Specified Stockholders or any investment funds or investment vehicles affiliated with or under common management with the Specified Stockholders, any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Specified Stockholders or any other Person that would otherwise be an Affiliate of the Specified Stockholders pursuant to this definition shall be an “Affiliate” of the Company or any of its Subsidiaries.
(e)           “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(f)           “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 24, 2022.
(g)           “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.
(h)           “Bylaws” means the Amended and Restated Bylaws of the Company.

(i)            “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.
(j)            “Charter” means the Third Amended and Restated Certificate of Incorporation of the Company.
(k)           “Code” means the Internal Revenue Code of 1986.
(l)            “Company Board” means the Board of Directors of the Company.
(m)          “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.
(n)           “Company Credit Agreement” means the Credit Agreement, dated as of November 23, 2021, as amended from time to time, among, inter alios, Ping Identity Corporation, Roaring Fork Intermediate, LLC, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent, and all pledge, security and other agreements and documents related thereto.
(o)           “Company Equity Awards” means, collectively, the Company Options, the Company PSUs and the Company RSUs.
(p)           “Company ESPP” means the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan, as amended from time to time.
(q)           “Company Indebtedness” means, collectively, debt outstanding under the Company Credit Agreement.
(r)           “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries and used in or necessary for the business.
(s)           “Company Material Adverse Effect” means any change, event, effect or development that, (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) solely as applied to the representations and warranties set forth in Sections 3.1, 3.5 and 3.6, would reasonably be expected to prevent the consummation by the Company of the Merger prior to the Termination Date; provided, that, none of the following, and no conditions, changes, events, effects or developments arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):
(i)      general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;
(ii)     conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii)     conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company conducts business, or changes therein;
(iv)     any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberterrorism, cyber-attacks by or sponsored by a Governmental Authority, terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

(v)     earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(vi)    the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of the representations and warranties contained in Section 3.5);
(vii)    the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to the express terms of this Agreement;
(viii)   any action taken or refrained from being taken, in each case to which Parent has, in writing, approved or consented to following the date of this Agreement, any failure to take any action resulting from Parent’s failure to grant any consent requested by the Company to take any action expressly restricted or prohibited by this Agreement;
(ix)     changes or proposed changes in GAAP or other accounting standards, in any applicable Laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;
(x)     any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any Governmental Authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world; provided, that COVID-19, any evolutions or mutations thereof and COVID-19 Measures shall be exclusively covered by clause (xi) below;
(xi)     COVID-19 and any evolutions or mutations thereof and any COVID-19 Measures;
(xii)    any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions (including in connection with any dispute involving the Russian Federation and Ukraine);
(xiii)   any changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xiv)   any failure by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred solely to the extent not otherwise excluded hereunder);
(xv)    the availability or cost of equity, debt or other financing to Parent or Merger Sub;
(xvi)   any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;
(xvii)  the identity of, or any facts or circumstances relating to, Guarantor, Parent, Merger Sub, or the respective Affiliates of the foregoing, the respective financing sources of or investors in the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business;

(xviii) any breach by Parent or Merger Sub of this Agreement; and
(xix)   the matters set forth in Section 3.12 of the Company Disclosure Letter;
except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix), (x) and (xii), to the extent that such conditions, changes, events, effects or developments have had a materially disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental materially disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
(t)           “Company Options” means any options to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise.
(u)           “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.
(v)           “Company PSUs” means awards of performance-based restricted stock units of the Company, whether granted pursuant to any of the Company Stock Plans or otherwise.
(w)          “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.
(x)           “Company RSUs” means awards of restricted stock units of the Company, whether granted pursuant to any of the Company Stock Plans or otherwise.
(y)           “Company Stock Plans” means the Ping Identity Holding Corp. 2016 Stock Option Plan and the Ping Identity Holding Corp. Omnibus Incentive Plan, the Company ESPP and each other Employee Plan that provides for or has provided for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock.
(z)           “Company Stockholders” means the holders of shares of Company Common Stock.
(aa)         “Company Termination Fee” means an amount equal to $78,000,000.
(bb)          “Computer Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems, computer systems, and Software, including any information technology, or computer systems that are owned or used by the Company or any of its Subsidiaries in the conduct of their respective businesses.
(cc)         “Confidentiality Agreement” means the agreement listed in Section 9.4 of the Company Disclosure Letter.
(dd)         “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(ee)          “Contract” means any binding written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.
(ff)          “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.
(gg)          “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.
(hh)         “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction as of the date of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, and the so-called Donetsk and Luhansk People’s Republics.
(ii)           “DOJ” means the United States Department of Justice or any successor thereto.
(jj)           “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, separation, termination, retention, change of control, stay bonus, and other similar material plan, program, agreement or arrangement (whether or not in writing) that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee or other individual service provider of the Company or any of its Subsidiaries or otherwise with respect to which the Company or any of its Subsidiaries has any current or potential liability, other than any such plan, scheme or arrangement that is sponsored by a Governmental Authority.
(kk)         “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land), pollution, or the release, management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of, or exposure to, any Hazardous Substance.
(ll)           “Environmental Permits” means Governmental Authorizations required under Environmental Laws.
(mm)       “ERISA” means the Employee Retirement Income Security Act of 1974.
(nn)         “ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.
(oo)         “Exchange Act” means the Securities Exchange Act of 1934.
(pp)         “Foreign Regulatory Law” means any applicable requirements of the Antitrust Laws or foreign direct investment or similar applicable law of any jurisdiction outside of the United States.
(qq)         “FTC” means the United States Federal Trade Commission or any successor thereto.
(rr)          “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.
(ss)          “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
(tt)          “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.
(uu)          “Group” has the meaning as used in Section 13(d) of the Exchange Act.

(vv)          “Hazardous Substance” means any toxic or hazardous material, substance or waste, or pollutant or contaminant, defined or regulated under Environmental Laws.
(ww)        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(xx)         “Intellectual Property” means: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) rights in Software, trade secrets and confidential information; and (v) any other intellectual property or proprietary rights anywhere in the world.
(yy)         “Intervening Event” means any change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof.
(zz)         “ITA” means the Israel Tax Authority.
(aaa)        “ITO” means the Israeli Income Tax Ordinance (New Version), 1961, and all rules and regulations promulgated thereunder.
(bbb)        “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of (x) the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, in each case after reasonable inquiry of such individual’s direct reports and (y) the Chief Administrative Officer and the Chief Information Security Officer.
(ccc)         ‘‘Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.
(ddd)       “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator or other tribunal.
(eee)         “Material Contract” means any of the following Contracts:
(i)     any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii)     any Contract which is not terminable for convenience by the counterparty upon notice of ninety days or less containing any covenant or other provision restricting the right of the Company or any of its Subsidiaries (A) to engage in any line of business or in any business with any Person or (B) pursuant to any “most favored nation”, “exclusivity” or similar provisions, which restriction, in the case of each of clauses (A) and (B), either (x) is material to the Company and its Subsidiaries, taken as a whole, or (y) would so restrict Parent or any of its Affiliates (excluding, for the avoidance of doubt, the Company and its Subsidiaries) from and after the Closing (irrespective of materiality);
(iii)     any Contract relating to the disposition or acquisition of equity or real or tangible assets by the Company or any of its Subsidiaries pursuant to which the Company or its Subsidiaries have material continuing obligations;

(iv)    with any customer of the Company or any of its Subsidiaries who, in the year ended December 31, 2021 was one of the twenty (20) largest sources of annual recurring revenues for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);
(v)     with any vendor of the Company or any of its Subsidiaries who, in the year ended December 31, 2021, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);
(vi)    relating to or evidencing indebtedness of the Company or any Subsidiary of the Company in excess of $10 million (excluding intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company); and
(vii)   any Contract that involves a material joint venture, profit sharing, or similar agreement from which the Company or any of its Subsidiaries recognized revenues in excess of $5 million during the Company’s 2021 fiscal year (excluding distribution or resale agreements entered in the ordinary course of business).
(fff)         “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.
(ggg)        “Open Source Software” means any Software that is licensed pursuant to (i) any license that is a license now approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or (ii) any license under which Software is licensed as “free software” or “open source software” by the Free Software Foundation.
(hhh)       “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.
(iii)         “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable Law (other than Laws in respect of Tax); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property; (viii) any license, option, or covenant of, or other contractual obligation with respect to, any Intellectual Property; (ix) liens pursuant to any Company Indebtedness; (x) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (xi) matters that would be disclosed by an accurate survey or inspection of the Real Property; or (xii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property or other assets subject thereto.
(jjj)         “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(kkk)        “Proprietary Software” means all Software owned by the Company or any of its Subsidiaries and from which the Company or any of its Subsidiaries is currently deriving revenue from the sale or license thereof.
(lll)           “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(mmm)     “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.6(f) and Section 6.6(g).
(nnn)        “Sanction(s)” means any sanction administered or enforced by the United States government, including without limitation the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority.
(ooo)        “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(ppp)        “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(qqq)        “Section 102” means section 102 of the ITO.
(rrr)         “Section 102 Options” means Company Options granted and subject to tax pursuant to Section 102(b)(2) and Section 102(b)(3) of the ITO.
(sss)         “Section 102 PSUs” means Company PSUs granted and subject to tax pursuant to Section 102(b)(2) and Section 102(b)(3) of the ITO.
(ttt)          “Section 102 RSUs” means Company RSUs granted and subject to tax pursuant to Section 102(b)(2) and Section 102(b)(3) of the ITO.
(uuu)        “Section 102 Securities” means Section 102 Options, Section 102 RSUs, Section 102 PSUs and Section 102 Shares.
(vvv)        “Section 102 Shares” means shares of Company Common Stock issued upon exercise or settlement of Section 102 Options, Section 102 RSUs, Section 102 PSUs or other awards subject to Section 102.
(www)      “Section 102 Trustee” means the Israeli trustee appointed by the Company from time to time in accordance with the provisions of the ITO, and approved by the ITA, with respect to the Section 102 Securities.
(xxx)        “Section 3(i)” means section 3(i) of the ITO.
(yyy)         “Section 3(i) Options” means Company Options granted and subject to tax pursuant to Section 3(i).
(zzz)         “Section 3(i) PSUs” means Company PSUs granted and subject to tax pursuant to Section 3(i).
(aaaa)       “Section 3(i) RSUs” means Company RSUs granted and subject to tax pursuant to Section 3(i).
(bbbb)       “Section 3(i) Securities” means Section 3(i) Options, Section 3(i) RSUs and Section 3(i) PSUs.
(cccc)        “Securities Act” means the Securities Act of 1933.

(dddd)      “Software” means all computer software, applications and software code (in any format, including object code or source code), software implementations of algorithms, models and methodologies, and related documentation and materials.
(eeee)        “Specified Acquisition” means any acquisition of a business or of assets or equity of any Person (whether by merger, consolidation, acquisition of equity, acquisition of assets or otherwise), if such acquisition would reasonably be expected to (i) prevent, materially delay or materially impede (x) the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the Merger, (y) the receipt of any approvals, clearances or expirations of waiting periods as set forth in Section 7.1(b)(ii)(2) of the Company Disclosure Letter, (ii) materially increase the risk of any Governmental Authorities seeking or entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions or (iii) result in a requirement to obtain additional, secondary or supplementary clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, or other authorizations pursuant to the HSR Act or any Foreign Regulatory Laws (other than those authorizations set forth in Section 7.1(b) of the Company Disclosure Letter) in connection with the Merger or the Transactions, which would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger.
(ffff)         “Specified Stockholders” means Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P.
(gggg)       “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.
(hhhh)      “Superior Proposal” means any Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement, the Equity Commitment Letter or the terms of the Debt Financing made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.
(iiii)         “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.
(jjjj)        “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(kkkk)      “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement or the Equity Commitment Letter.
(llll)          “Transactions” means the Merger, the Equity Financing and the other transactions contemplated by this Agreement.

(mmmm)   “Vested Company PSUs” means a Company PSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions (including for the avoidance of doubt, any Company PSUs, if any, for which the applicable vesting condition is met prior to or as a result of the consummation of the Transactions).
(nnnn)      “Vested Company RSUs” means a Company RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions.
(oooo)      “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of this Agreement.
1.2   Index of Defined Terms.   The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
102 Trustee Amounts	2.8(d)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Annual Bonus	6.11(e)
Anti-Money Laundering Laws	3.25
Capex Budget	5.2(k)
Capitalization Date	3.7(a)
Cash Replacement Company PSU Amounts	2.8(c)(ii)
Cash Replacement Company RSU Amounts	2.8(b)(ii)
Certificate of Merger	2.2
Certificates	2.9(c)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company Incentive Plan	6.11(e)
Company Related Parties	8.3(f)(ii)
Company SEC Documents	Article III
Company Securities	3.7(d)
Company Stockholder Meeting	6.4(a)
Continuation Period	6.11(c)
Copyrights	1.1(xx)
D&O Insurance	6.10(c)
Data Protection Requirements	3.21
Debt Financing	6.6(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)

Term	Section Reference
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Enforcement Expenses	8.3(e)
Equity Award Holders	2.8(d)
Equity Commitment Letter	4.12(a)
Equity Financing	4.12(a)
Expense Amount	8.3(c)
Export/Import Laws	3.26
FCPA	3.24
Final Exercise Date	2.8(e)
Foreign Employee Plan	3.18(g)
Foreign Regulatory Consents	6.2(a)
Guarantee	Recitals
Guarantor	Recitals
Indemnified Person	6.10(a)
Interim Options Tax Ruling	6.20
IP Contracts	3.16(d)
Israeli Subsidiaries	3.19(b)
Lease	3.14
Leased Real Property	3.14
Marks	1.1(xx)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.18(b)
New Plan	6.11(d)
Notice Period	5.3(c)(ii)(A)
Old Plans	6.11(d)
Option Consideration	2.8(a)
Options Tax Ruling	6.20
Other Indemnified Persons	6.10(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14
Parent	Preamble
Parent Liability Limitation	8.3(f)(i)
Parent Material Adverse Effect	7.3(a)
Parent Related Parties	8.3(f)(i)
Party	Preamble
Patents	1.1(xx)
Payment Agent	2.9(a)

Term	Section Reference
Payment Fund	2.9(b)
Payoff Letters	6.6(c)(i)
Per Share Price	2.7(a)(ii)
Personal Information	3.21
Proxy Statement	6.3(a)
Real Property	3.14
Representatives	6.6(e)
Requisite Stockholder Approval	3.4
Sanctioned Persons	3.25
Surviving Corporation	2.1
Termination Date	8.1(c)
Uncertificated Shares	2.9(c)
Unvested Company PSU	2.8(c)(ii)
Unvested Company RSU	2.8(b)(ii)
Vested Equity Award Consideration	2.8(c)(i)
Vested PSU Consideration	2.8(c)(i)
Vested RSU Consideration	2.8(b)(i)
Voting Agreement	Recitals
1.3   Certain Interpretations.
(a)   When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b)   When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c)   Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d)   The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e)   When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f)   The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g)   When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h)   Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(i)   Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended,

supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.
(j)   References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.
(k)   All accounting terms used herein will be interpreted in accordance with GAAP.
(l)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(m)   The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(n)   The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o)   Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at www.datasite.com; or (ii) delivered or provided to Parent or its Affiliates or their respective Representatives who are involved in the negotiation of the Transactions, in each case at any time prior to twelve hours in advance of the execution and delivery of this Agreement.
(p)   All references to time shall refer to New York City time unless otherwise specified.
ARTICLE II
THE MERGER
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2   The Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3   The Closing.   The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided, that under no circumstances shall the Closing occur prior to forty-five days after the date of this Agreement without the prior written consent of Parent and Merger Sub exercised in their sole discretion (and, if the Closing would have otherwise occurred prior to such date, then Closing shall on occur on the first Business Day thereafter). The date on which the Closing occurs is referred to as the “Closing Date.”
2.4   Effect of the Merger.   At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5   Certificate of Incorporation and Bylaws.
(a)   Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).
(b)   Bylaws.   At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).
2.6   Directors and Officers.   The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.
2.7   Effect on Capital Stock.
(a)   Capital Stock.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:
(i)   each share of common stock, par value $0.01 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;
(ii)   each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $28.50, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii)   each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b)   Adjustment to the Per Share Price.   The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c)   Statutory Rights of Appraisal.   Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by holders of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) reasonably prompt (and in any event within three Business Days) notice of any demands received by the Company for appraisal of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. For purposes of this Section 2.7(c), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares, and Parent may offer comments or suggestions with respect to such demands but, prior to the Effective Time, will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8   Equity Awards and Company ESPP.
(a)   Company Options.   At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time with an exercise price per share less than the Per Share Price, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (the “Option Consideration”). Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder thereof and without any cash payment being made in respect thereof.
(b)   Company RSUs.   At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be treated as follows:
(i)   Vested Company RSUs.   Each Vested Company RSU shall be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time (the “Vested RSU Consideration”); provided, that to the extent any such amount relates to a Vested Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts, without interest and subject to applicable withholding Taxes, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Vested Company RSU that shall not trigger a Tax or penalty under Section 409A of the Code.
(ii)   Unvested Company RSUs.   Each Company RSU outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) shall be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement Company RSU Amounts were exchanged would have vested and been payable pursuant to its terms (including, for the avoidance of doubt, with respect to any terms providing for acceleration of vesting pursuant to any Employee Plan as in effect on the date hereof). All Cash Replacement Company RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.
(c)   Company PSUs.   At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be treated as follows:
(i)   Vested Company PSUs.   Each Vested Company PSU shall be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company PSU as of immediately prior to the Effective Time (the “Vested PSU Consideration,” together with the Option Consideration and the Vested RSU Consideration, the “Vested Equity Award Consideration”); and provided, that to the extent any such amount relates to a Vested Company PSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts, without interest and subject to applicable withholding Taxes, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Vested Company PSU that shall not trigger a Tax or penalty under Section 409A of the Code.
(ii)   Unvested Company PSUs.   Each Company PSU outstanding as of immediately prior to the Effective Time that is not a Vested Company PSU (an “Unvested Company PSU”) shall be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time (the “Cash Replacement Company PSU Amounts”), which Cash Replacement Company PSU Amounts will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement Company PSU Amounts were exchanged would have vested and been payable pursuant to its terms (including, for the avoidance of doubt, with respect to any terms providing for acceleration of vesting pursuant to any Employee Plan as in effect on the date hereof); provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at target levels of performance effective as of the Effective Time, to be measured, without any pro-ration, by the compensation committee of the Company Board as of immediately prior to the Effective Time. All Cash Replacement Company PSU Amounts will have the same terms and conditions (including, with respect to time-based vesting) as applied to the Unvested Company PSU for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company PSU Amounts.
(d)   Payment Procedures.   At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Vested Equity Award Consideration owed to all holders of Company Options, Vested Company RSUs and Vested Company PSUs (collectively, the “Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than the first regularly scheduled payroll date that is no less than five Business Days after the Closing Date, the Equity Award Holders will be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of Company Options, Vested Company RSUs and Vested Company PSUs that are cancelled and converted pursuant to this Section 2.8, less any required withholding pursuant to Section 2.12. Notwithstanding anything to the contrary in this Section 2.8(d) (and, with respect to the Section 102 Shares, if any, also Section 2.9 below), the Option Consideration payable pursuant to Section 2.8(a) with respect to Section 102 Options and Section 3(i) Options (if any), the Vested RSU Consideration and Cash Replacement Company RSU Amounts payable pursuant to Sections 2.8(b)(i)-(ii) with respect to Section 102 RSUs and Section 3(i) RSUs (if any), the Vested PSU Consideration and Cash Replacement Company PSU Amounts payable pursuant to Sections 2.8(c)(i)-(ii) with respect to Section 102 PSUs and Section 3(i) PSUs (if any) and the consideration payable pursuant to Section 2.7 with respect to Section 102 Shares (collectively, the “102 Trustee Amounts”) shall be paid (either directly or indirectly) to the Section 102 Trustee for the benefit of the beneficial owners thereof, who shall pay out the 102 Trustee Amounts, as applicable, and withhold the applicable tax either directly or through the applicable Israeli Subsidiary of the Company, in each case in accordance with the provisions of Section 102 or Section 3(i), as applicable, the Interim Options Tax Ruling, if obtained, and the Options Tax Ruling, if obtained.
(e)   Treatment of Company ESPP.   As soon as practicable following the date hereof, the Company shall take all actions necessary or required under the Company ESPP or applicable Law to ensure that (i) except for the offering period under the Company ESPP in effect as of the date hereof, no offering period under the Company ESPP will be authorized or commenced after the date hereof; (ii) no new participants will commence participation in the Company ESPP after the date hereof; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable Law; (iv) each purchase right under the Company ESPP outstanding as of the date hereof shall be exercised as of no later than three Business Days prior to the date on which the Effective Time occurs (the “Final Exercise Date”); (v) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; and (vi) the Company ESPP will terminate effective as of (and subject to the occurrence of) immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Company ESPP). All shares of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement. At the Effective Time, any funds credited as of such date under the Company ESPP that are not used to purchase shares on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be refunded to the applicable participant in accordance with the terms of the Company ESPP.
(f)   Further Actions.   The Company shall take all action necessary to effect the cancellation and conversion of Company Options, Unvested Company RSUs and Unvested Company PSUs and to

effectuate the treatment of the Company ESPP upon the Effective Time and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act).
2.9   Exchange of Certificates.
(a)   Payment Agent.   Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b)   Payment Fund.   At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7; provided, that the Company shall, at the written request of Parent, deposit with the Payment Agent at the Closing such portion of such aggregate consideration from the cash denominated in United States dollars and held in United States bank accounts of the Company or any of its Subsidiaries as specified in such request (for the avoidance of doubt, the Company will not be required to repatriate any cash or incur any Taxes, costs or expenses in connection with this Section 2.9(b)); provided further, for the avoidance of doubt, that the foregoing shall not limit in any respect Parent’s obligation to consummate the Equity Financing and fund the payment of all amounts payable pursuant to this Article II at the Closing by the Company, Parent or Merger Sub. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.
(c)   Payment Procedures.   Promptly following the Effective Time (and in any event within three Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common

Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.
(d)   DTC Payment.   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.
(e)   Transfers of Ownership.   If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
(f)   No Liability.   Subject to applicable Law, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g)   Distribution of Payment Fund to Parent.   Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10   No Further Ownership Rights in Company Common Stock.   From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12   Required Withholding.
(a)   Each of the Payment Agent, the Section 102 Trustee, Parent, the Company and the Surviving Corporation (without duplication) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company RSUs and Company PSUs such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.
(b)   Any payments made to holders of Section 102 Shares and/or shares of Company Common Stock issued upon the exercise of Section 3(i) Securities will be subject to deduction or withholding of Israeli Tax under the ITO on the sixteenth day of the calendar month following the month during which the Closing occurs, unless prior to the sixteenth day of the calendar month following the month during which the Closing occurs, the Options Tax Ruling (or the Interim Options Tax Ruling) shall have been obtained providing for no withholding of Israeli Tax, in which case applicable Taxes required to be deducted or withheld shall be deducted or withheld in accordance with the Options Tax Ruling (or the Interim Options Tax Ruling).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC on or after December 31, 2020 (the “Company SEC Documents”) (other than any disclosures contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization; Good Standing.   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.2   Corporate Power; Enforceability.   The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
3.3   Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a)   Company Board Approval.   The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”).
(b)   Fairness Opinion.   The Company Board has received from Goldman Sachs & Co. LLC an opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the various assumptions set forth therein, the Per Share Price to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.
(c)   Anti-Takeover Laws.   Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.7, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in any applicable “anti-takeover” Law or any provision of the Charter will not be applicable to the Merger or the transactions contemplated by the Voting Agreement.
3.4   Requisite Stockholder Approval.   The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5   Non-Contravention.   The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Charter or the Bylaws; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.6   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable Foreign Regulatory Laws and obtaining approval with respect thereto; and (v) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7   Company Capitalization.
(a)   Capital Stock.   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock; and (ii) 50,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on August 1, 2022 (such time and date, the “Capitalization Date”), (A) 85,925,494 shares of Company Common Stock were issued and outstanding (which amount, for the avoidance of doubt, excludes the amounts set forth in clauses (i) through (iv) of the second sentence of Section 3.7(b)); and (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.
(b)   Stock Reservation and Awards.   As of the Capitalization Date, the Company has reserved 30,119,271 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 2,562,364 shares of Company Common Stock with a weighted average exercise price of $9.53 per share (excluding Company Options outstanding under the Company ESPP); (ii) 5,959,939 shares of Company Common Stock subject to outstanding Company RSUs; (iii) 972,478 shares of Company Common Stock subject to outstanding Company PSUs (assuming achievement of target levels of performance, which amount increases to 1,660,640 shares of Company Common Stock if maximum levels are assumed); and (iv) 122,562 shares of Company Common Stock reserved for purchase under the Company ESPP with respect to the current offering period. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock, other than pursuant to the exercise of Company Options or the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement and disclosed in the prior sentence and has not issued any Company Preferred Stock.
(c)   Company Equity Awards.   Section 3.7(c) of the Company Disclosure Letter sets forth a true, correct and complete list of the Company Equity Awards outstanding as of the Capitalization Date, and with respect to each outstanding Company Equity Award, the employee number of the holder of such Company Equity Award, the grant date of such Company Equity Award, the applicable vesting schedule (and the terms of any acceleration rights thereof), and, to the extent applicable, the per share exercise price of such Company Equity Award and the expiration date.
(d)   Company Securities.   Except as set forth in Sections 3.7(a) and (b), as of the date of this Agreement, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those which have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.7(b); (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or a Subsidiary thereof); (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).
(e)   Other Rights.   There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) to make payments based on the price or value of any Company Securities or (C) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.
3.8   Subsidiaries.
(a)   Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of each direct or indirect Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company.
3.9   Company SEC Documents.   Since December 31, 2020 and through the date of this Agreement, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Document was filed, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements filed or furnished by the Company with the SEC.
3.10   Company Financial Statements; Internal Controls; Indebtedness.
(a)   Company Financial Statements.   The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). Except as has been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b)   Disclosure Controls and Procedures.   The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2021 (nor has any such material weakness been identified since such date through the date hereof).
(c)   Internal Controls.   Since December 31, 2021 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company or any of its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company or any of its Subsidiaries.
3.11   No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) arising in connection with the Transactions or in connection with obligations under existing Contracts or applicable Law; (c) incurred in the ordinary course of business; and (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.12   Absence of Certain Changes.
(a)   Since March 31, 2022 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business (other than in connection with modifications, suspensions and/or alterations of operations resulting from, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19 or any COVID-19 Measures).
(b)   Since March 31, 2022 through the date hereof, there has not been any effect, change, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.13   Material Contracts.
(a)   List of Material Contracts.   Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.
(b)   Validity.   Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party.
3.14   Real Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have good and valid fee simple title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of liens, except Permitted Liens; (b) the Company and its Subsidiaries have a good and valid leasehold interest in all of its Leased Real Property, free and clear of all liens (except for Permitted Liens); (c) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to material real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property,” together with the Owned Real Property, the “Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; and (d) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of all material Owned Real Property and material Leased Real Property.
3.15   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since December 31, 2020 have been, in compliance with all applicable Environmental Laws and hold and are in compliance with all Environmental Permits, (ii) since December 31, 2020 to the date of this Agreement (or earlier if unresolved), no written notice of violation of, or liability arising under, any Environmental Law has been received by the Company or any of its Subsidiaries, (iii) no Legal Proceeding is pending or, to the Knowledge of the Company as of the date of this Agreement, threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, and (iv) to the Knowledge of the Company, there has been no release of Hazardous Substances on Real Property owned or operated by the Company or any of its Subsidiaries so as to give rise to any liabilities of the Company or its Subsidiaries pursuant to any Environmental Laws.
3.16   Intellectual Property.
(a)   Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of all Company Registered Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Registered Intellectual Property is subsisting, valid and, to the Knowledge of the Company, enforceable and (ii) the Company has maintained all Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Intellectual Property is subject to any pending Legal Proceeding or outstanding legal order to which the Company or any of its Subsidiaries is a named party restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries.
(c)   The Company or one of its Subsidiaries owns and has good and valid legal title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens), and the Company or one of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses sufficient rights to use, all material Intellectual Property used in or necessary to their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.16(c) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property, which is addressed in Section 3.16(e) below.
(d)   Section 3.16(d) of the Company Disclosure Letter sets forth a true and correct list of all material Contracts: (i) to which the Company or any of its Subsidiaries is granted a right or license to use the Intellectual Property of a third Person, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses to generally commercially available software and technology; (c) agreements with employees, contractors or consultants of the Company or any of its Subsidiaries; (d) license that is merely incidental to the transaction contemplated in such agreement, the commercial purpose of which is primarily for something other than such license; and (e) Open Source Software licenses; (ii) pursuant to which the Company or any of its Subsidiaries grants to a third Person any license to use any Company Intellectual Property other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses (including software as a service or “SaaS” license) granted in the ordinary course of business; and (c) non-exclusive licenses of Proprietary Software; (iii) that restrict the Company or any of its Subsidiaries from using, registering or enforcing any material Company Intellectual Property in any material respect; or (iv) entered into to settle any material Company Intellectual Property-related dispute, such as settlement agreements, coexistence agreements, covenant not to sue agreements (all such Contracts, the “IP Contracts”).
(e)   To the Knowledge of the Company, as of the date of this Agreement, no Legal Proceedings are pending or threatened by any Person against the Company or any of its Subsidiaries, and during the prior two year period, neither the Company nor any of its Subsidiaries has received written notice from any Person, in each case alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries (including the use, manufacture, distribution, license, or sale of the Proprietary Software) does not infringe, misappropriate or violate and in the prior two year period has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person and (ii) as of the date of this Agreement, no Person is infringing, misappropriating or violating any Company Intellectual Property.
(g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries maintains commercially reasonable practices to protect the confidentiality of trade secrets and any confidential information owned by it. All current employees, consultants and contractors of the Company or any of its Subsidiaries who have developed material Intellectual Property for or on behalf of the Company or any such Subsidiary have executed Contracts that assign to the Company or one of its Subsidiaries all of such Person’s rights in and to such Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(h)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries own, lease, license or otherwise have the right to use all Computer Systems currently used in the conduct of their businesses, and such Computer Systems are reasonably sufficient for the operation of the Company’s and its Subsidiaries’ respective businesses as currently conducted. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries takes commercially reasonable measures to protect the integrity of the Computer Systems in the operational control of the Company or any of its Subsidiaries and maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities. In the last two years, with respect to any of the Computer Systems, there has not been any failure or outages that have caused a material disruption to the businesses of the Company and its Subsidiaries, taken as a whole, or that have not been remedied or replaced in all material respects.
(i)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Proprietary Software that is licensed by the Company or any of its Subsidiaries to any Person uses any Open Source Software that, pursuant to the terms of the Open Source Software’s applicable license: requires (or purports to require) the Company or any of its Subsidiaries to (i) distribute or otherwise make available the source code for any Proprietary Software; (ii) license any Proprietary Software for the purposes of making derivative works thereof; (iii) license the source code of any Proprietary Software at no cost; or (iv) grant any rights or immunities in, to or under any Company Intellectual Property, in each case of subsections (i) through (iv), other than such item of Open Source Software in its unmodified form. Each of the Company and its Subsidiaries is and has been, in the prior two-year period, in compliance with the terms and conditions of all licenses for such Open Source Software and neither the Company nor any of its Subsidiaries has received a written notice from any Person to disclose, distribute or license any source code from any Proprietary Software pursuant to an Open Source Software license, or alleging noncompliance with any Open Source Software license, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.17   Tax Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete.
(b)   The Company and each of its Subsidiaries have paid, or have adequately reserved for the payment of, all Taxes that are required to be paid by it (whether or not shown as due on any Tax Return); the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and each of its Subsidiaries through the date of such financial statements.
(c)   Each of the Company and its Subsidiaries has timely paid or withheld with respect to their shareholders, employees and other third Persons (and paid over any amounts withheld to the appropriate Taxing authority) all Taxes required to be paid or withheld.
(d)   Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to, or extended the period for the assessment or collection of, any Tax, which waiver or extension remains in effect.
(e)   No audits, examinations, disputes or claims with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing; in the last two years, no written claim has been made by a Governmental Authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns (or a particular type of Tax Returns) that the Company or such Subsidiary, as the case may be, is or may be subject to Tax (or subject to a particular type of Tax) in that jurisdiction, which claim is still outstanding; there are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.
(f)   Neither the Company nor any of its Subsidiaries has deferred Taxes or claimed any Tax credits under any applicable law, rules and regulation, order or directive of any Governmental Authority enacted, implemented or issued in response to COVID-19.
(g)   In the last two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a transaction involving the distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.
(h)   Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (B) has been a member of an affiliated group filing a consolidated, unitary or combined or other similar Tax Return (other than an affiliated group the common parent of which is the Company or any Subsidiary of the Company); or (C) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.
(i)   The Company is treated as a corporation for U.S. federal income Tax purposes and has been since the date of its formation; Section 3.17(i) of the Company Disclosure Letter lists the tax classification of each of the Company’s Subsidiaries for U.S. federal income Tax purposes and such Subsidiary’s jurisdiction of formation.
(j)   Neither the Company nor any of its Subsidiaries (A) are, or have been, subject to Tax in a country other than the country in which it is organized or (B) currently have, or have had, a permanent establishment (as defined in any applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized.
(k)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iv) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (v) installment sale or open transaction disposition made on or prior to the Closing Date, or (vi) prepaid amount received or deferred revenue accrued outside of the ordinary course of business on or prior to the Closing Date.
(l)   Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).
3.18   Employee Benefits.
(a)   Employee Plans.   Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans.
(b)   Absence of Certain Plans.   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its ERISA Affiliates has ever maintained, sponsored or participated in, or contributed to or been required to contribute to or had any liability (whether contingent or otherwise) or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (iv) any funded welfare benefit plan within the meaning of Section 419 of the Code, or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.
(c)   Compliance.   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each Employee Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Affordable Care Act, and the Code; (ii) each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan; (iii) no Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program; (iv) all payments and/or contributions required to have been timely made with respect to all Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Plan and applicable Law; and (v) the Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code.
(d)   Employee Plan Legal Proceedings.   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company, as of the date of this Agreement, threatened on behalf of or against any Employee Plan or, to the Knowledge of the Company, any fiduciary or service provider thereof, other than routine claims for benefits.
(e)   No Welfare Benefit Plan.   No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.
(f)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its ERISA Affiliates has committed to modify or terminate any Employee Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Plan and (ii) no Employee Plan providing benefits to employees in the United States provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.
(g)   No Employee Plan that is subject to the laws of a jurisdiction outside of the United States (a “Foreign Employee Plan”) has material unfunded liabilities that as of the Effective Time will not be offset by insurance or have not been accrued in accordance with GAAP. Each material Foreign Employee Plan required to be registered, qualified or approved under applicable Law has in fact been registered, qualified or approved, as the case may be, under applicable Law and has been maintained in good standing with applicable regulatory authorities in all material respects.
(h)   No Employee Plan provides for any tax “gross-up” or similar “make-whole” payments for any Taxes imposed under Sections 4999 or 409A of the Code.
(i)   None of the execution and delivery of this Agreement, the stockholder approval of this Agreement, or the consummation of the Transactions could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting, payment, funding or deliver of, or increase the value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries or (ii) result in any payment or benefit made by the Company or any of its Subsidiaries to be characterized as a parachute payment within the meaning of Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered), except as set forth in Section 3.18(f) of the Company Disclosure Letter or as provided in this Agreement.
3.19   Labor Matters.   Section 3.19 of the Company Disclosure Letter sets forth the collective bargaining agreements or works council Contracts to which the Company or any of its Subsidiaries is a party as of the date of this Agreement. To the Knowledge of the Company, as of the date of this Agreement, there are no proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. As of the date of this Agreement, there is no strike, lockout, slowdown, or work stoppage by employees against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.
3.20   Compliance with Laws.
(a)   The Company and each of its Subsidiaries is in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2020 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2020 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.
3.21   Data Privacy.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in connection with its collection, storage, processing, transfer, use, or disclosure of any information that is linked, or reasonably can be linked to the identity of a particular individual, or that constitutes “personal information,” “personal data,” “personally identifiable information”, “protected health information” or similar terms as defined in applicable laws (such information, collectively, “Personal Information”) by the Company or any of its Subsidiaries, the Company and its Subsidiaries are, and for the past two years, have been in compliance with (i) applicable laws relating to privacy or data security and otherwise governing the use of Personal Information; (ii) the Company’s and each of its Subsidiaries’ public or externally-facing privacy policies; and (iii) the requirements of any material Contract to which the Company or any of its Subsidiaries is bound with respect to Personal Information (collectively, “Data Protection Requirements”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries take commercially reasonable measures to protect the security of the Personal Information collected, owned, or stored on the Computer Systems, or otherwise used and processed by, or on behalf of, the Company. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the past two years, neither the Company nor any of its Subsidiaries has experienced any security breaches or unauthorized access to Personal Information owned or stored on the Computer Systems. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, within the past two years, neither the Company nor any Subsidiary has received any written notice against the Company or any Subsidiary regarding any actual or alleged violation of any Data Protection Requirement.
3.22   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   As of the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.
(b)   No Orders.   As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order that would prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.
3.23   Insurance.   As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.24   Anti-Corruption Compliance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, when acting on behalf of the Company or its Subsidiaries, any officer, director, or to the Knowledge of the Company, any employee, agent, distributor, or other representative of the Company or its Subsidiaries has, since July 31, 2019, taken any action that would cause any of the foregoing to be in material violation of any provision of the United States Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act 2010, or any other applicable anticorruption Laws. The Company and its Subsidiaries have in place internal controls sufficient to promote compliance in all material aspects with all applicable anti-corruption Laws.
3.25   Sanctions.   Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, is an individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, OFAC’s Foreign Sanctions Evaders List, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce Denied Person’s List, the U.S. Department of Commerce’s Entity List, the U.S. Department of Commerce’s Unverified List, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by the United States federal government, (iii) located, organized or resident in a Designated Jurisdiction in violation of any Sanctions, or (iv) 50% or more owned or controlled by any Person or Persons specified in (i), (ii), and (iii) above (together “Sanctioned Persons”). Neither the Company nor its Subsidiaries, since September 23, 2019, (A) have been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”), or any Sanctions laws, (B) are under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or Sanctions, (C) have been assessed civil penalties under any Anti-Money Laundering Laws or any Sanctions, (D) have had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws or (E) have filed any voluntary disclosures with any Governmental Authority regarding possible violations of Sanctions except as disclosed in Section 3.25 of the Company Disclosure Letter. The Company and its Subsidiaries do not, directly or indirectly, (x) have any investment in, or engage in any dealing or transaction with, any person in violation of any applicable Sanctions or (y) engage in any activity that could reasonably be expected to cause the Company to become subject to Sanctions. The Company has implemented and maintains in effect and enforces policies and procedures reasonably designed to promote that the Company and its Subsidiaries have been, are, and will continue to be in compliance in all material respects with all applicable Sanctions.
3.26   Compliance with Export/Import Laws.   The Company and its Subsidiaries are and since September 23, 2019, have been, in compliance in all material respects with all applicable Laws, regulations, orders and authorizations issued by a Governmental Authority applicable to the export or import of goods, technology or software, including without limitation the U.S. Export Administration Regulations, the U.S. Arms Export Control Act, the International Traffic in Arms Regulations, the Regulations of the Bureau of Alcohol, Tobacco, and Firearms, the Homeland Security Act of 2002, and the U.S. Customs Regulations (collectively, “Export/Import Laws”). To the Company’s Knowledge, the Company and its Subsidiaries, since September 23, 2019 (i) have not been found in, notified of, charged with, or convicted of, any violation of Export/Import Laws, (ii) are not under investigation by any Governmental Authority for possible violation of any Export/Import Law, (iii) have not been assessed civil penalties under any Export/Import Laws and (iv) have not filed any voluntary disclosures with any Governmental Authority regarding possible violations of any Export/Import Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and its Subsidiaries have been, are, and will continue to be in compliance in all material respects with all applicable Export/Import Laws.
3.27   Brokers.   Except for Goldman Sachs & Co. LLC, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.
3.28   Company Information.   The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

3.29   No Other Representations or Warranties.   Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1   Organization; Good Standing.   Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.
4.2   Corporate Power; Enforceability.   Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.
4.3   Non-Contravention.   The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.4   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable Foreign Regulatory Laws and obtaining approval with respect thereto; and (iv) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.5   No Foreign Person.   Neither Parent nor Merger Sub is a foreign person within the meaning of title 31 of the Code of Federal Regulations part 800 section 800.224. The transactions contemplated by this Agreement will not (i) constitute an investment, direct or indirect, by a “foreign person,” as defined at 31 C.F.R. § 800.224, that affords the foreign person any access, rights, or involvement in the Company, as described at 31 C.F.R. § 800.211(b), (ii) result in any “foreign person,” as defined at 31 C.F.R. § 800.224, gaining control, as defined at 31 C.F.R. § 800.208, of the Company, or (iii) otherwise constitute a “covered transaction,” as defined at 31 C.F.R. § 800.213.
4.6   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, as of the date of this Agreement, threatened against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.
(b)   No Orders.   Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
4.7   Ownership of Company Common Stock.   None of Parent, Merger Sub or Guarantor or any of their respective directors or officers (a) owns any shares of Company Common Stock or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case, during the three years prior to the date of this Agreement.
4.8   Brokers.   There is no financial advisor, investment banker, broker or finder that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.
4.9   Operations of Parent and Merger Sub.   The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.
4.10   No Parent Vote or Approval Required.   No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents.
4.11   Guarantee.   Concurrently with the execution of this Agreement, Guarantor has delivered to the Company a true, correct and complete copy of the Guarantee, duly executed by Guarantor in favor of the Company. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of Guarantor under the Guarantee.
4.12   Financing.
(a)   Equity Commitment Letters.   As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of a duly executed equity commitment letter, dated as of the date of this Agreement, between Parent and Guarantor (the “Equity Commitment Letter”) pursuant to which Guarantor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof in order to cause the Guarantor to fund the Equity Financing in accordance with Section 9.8(b)(ii).
(b)   No Amendments.   (i) The Equity Commitment Letter has not been amended or modified; (ii) no terms thereunder have been waived; (iii) no such amendment, modification or waiver is contemplated; and (iv) the commitments contained in the Equity Commitment Letter have not been withdrawn, terminated, replaced or rescinded in any respect and no such withdrawal, termination, replacement or rescission is contemplated. There are no other Contracts, side letters or arrangements to which Parent, Merger Sub or any of their respective Affiliates is a party relating to the Equity Financing, other than as expressly set forth in the Equity Commitment Letter delivered to the Company prior to the date hereof.
(c)   Sufficiency of Financing.   Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.7(a) and compliance by the Company with each of its covenants set forth in Section 5.2(c) and Section 5.2(f) in all material respects, the aggregate proceeds of the Equity Financing will be sufficient to (i) make all payments contemplated by this Agreement (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger) to be paid at the Closing by the Company, Parent or Merger Sub; (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to the Company Indebtedness as contemplated by this Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Equity Financing.
(d)   Validity.   The Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect with respect to, and constitutes the legal, valid and binding obligations of, Parent and the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing. Each of Parent and Merger Sub has no reason to believe that (i) it or any other party to the Equity Commitment Letter will be unable to satisfy on a timely basis any of the conditions precedent to the Equity Financing set forth in the Equity Commitment Letter required to be satisfied by them or (ii) Guarantor will be unable to satisfy its commitment to fund the full proceeds of the Equity Financing. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (A) constitute a default or breach on the part of Parent or any of the other parties thereto pursuant to the Equity Commitment Letter, (B) result in the failure of any condition to the Equity Financing required to be satisfied by them; or (C) otherwise result in any portion of the Equity Financing to be unavailable or materially delayed. Assuming the satisfaction of the conditions set forth in Article VII, as of the date of this Agreement, Parent has no reason to believe that (i) it will be unable to satisfy on a timely basis any term or condition of the Equity Financing required to be satisfied by them or (ii) the Equity Financing completed by the Equity Commitment Letter will not be available to Parent and/or Merger Sub on the Closing Date.
(e)   No Exclusive Arrangements.   None of Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
4.13   Stockholder and Management Arrangements.   As of the date of this Agreement, none of Guarantor, Parent or Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than the Persons executing the Voting Agreement with respect to the transactions contemplated thereby), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger;

(ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions); (ii) any holder of Company Common Stock (other than the Persons executing the Voting Agreement) has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person other than the Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.14   Solvency.   As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), in each case assuming the accuracy of the representations and warranties of the Company in Section 3.7, compliance by the Company with Sections 5.2(c), 5.2(f), 5.2(n), 5.2(o) and 5.2(q) and assuming that the Equity Financing is funded in accordance with the Equity Commitment Letter (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates in connection with the Transactions (or any series of related transactions or any other transactions in close proximity with the Transactions) (a) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates, (b) that could reasonably be expected to render the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates insolvent or (c) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates.
4.15   Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.   In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).
4.16   Parent and Merger Sub Information.   The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
4.17   No Other Representations or Warranties.   Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1   Affirmative Obligations.    Except (a) as expressly contemplated by this Agreement, (b) as set forth in the Company Disclosure Letter, (c) as required by applicable Law, or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within (x) five (5) Business Days after a written request by the Company for such consent or (y) one (1) Business Day after a written request by the Company for such consent that states that such request is being made in response to an emergency or exigent circumstance), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business and (ii) preserve intact in all material respects its significant commercial relationships with third parties; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2; provided, further, that, in each case, the Company and its Subsidiaries may make any necessary or advisable changes in their respective business practices in response to COVID-19 and any COVID-19 Measures, including to (A) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (B) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures.
5.2   Forbearance Covenants.    Except (a) as expressly contemplated by this Agreement, (b) as set forth in the Company Disclosure Letter, (c) as required by applicable Law, (d) as necessary or advisable in response to COVID-19 and any COVID-19 Measures, including to (A) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (B) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within (x) five (5) Business Days after a written request by the Company for such consent or (y) one (1) Business Day after a written request by the Company for such consent that states that such request is being made in response to an emergency or exigent circumstance), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:

(a)   amend the Organizational Documents of the Company or amend in any material respect the Organizational Documents of any Subsidiaries of the Company;
(b)   propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c)   issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (i) in accordance with the terms of any employment agreements or arrangements or (ii) any award agreements under the Company Stock Plans or otherwise with respect to, and upon the vesting, exercise or settlement of, Company Options, Company RSUs or Company PSUs, in each of the cases in clauses (i) and (ii), in effect on the date of this Agreement or granted after the date hereof in compliance with this Agreement or as contemplated by Section 6.11;
(d)   except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options and the vesting and settlement of Company RSUs or Company PSUs, and (iii) the acquisition by the Company of Company Options, Company RSUs and Company PSUs in connection with the forfeiture of such awards, in each case in accordance with their terms;
(e)   (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iv) pledge or encumber any shares of its capital stock or other equity or voting interest (other than to the extent required by the Company Credit Agreement in respect of any shares of capital stock issued after the date hereof in accordance with the terms of this Agreement; provided, that such encumbrances or pledges would not prevent, delay or impede the ability of such interests to be cancelled at the Effective Time);
(f)   (i) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (A) revolving borrowings in the ordinary course of business under the Company’s credit facilities as in effect on the date hereof or under facilities that replace, renew, extend, refinance or refund such existing credit facilities (including indebtedness incurred to repay or refinance related fees and expenses), it being understood that Parent will be entitled to consent to any such new facility in accordance with Section 5.2(l) if such existing facility to which it relates constitutes a Material Contract hereunder, (B) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(f), (C) performance bonds and surety bonds entered into in the ordinary course of business and (D) any indebtedness among the Company and its Subsidiaries or among the Company’s Subsidiaries;
(g)   (i) enter into, adopt, amend or modify in any material respect (including accelerating the vesting or payment), or terminate any Employee Plan or make or grant any award under any Employee Plan (including any equity, bonus, or incentive compensation); (ii) materially increase the compensation of any director, officer or employee or other individual independent contractor of the Company; or (iii) hire or terminate (other than for “cause”) any employee or other individual independent contractor, except, in the case of each of clauses (i), (ii) and (iii), (A) in the ordinary course of business with respect to Persons eligible to earn an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $200,000 or less; (B) to the extent required by applicable Law or pursuant to any Employee Plan in effect on the date of this Agreement as set forth on Section 3.18(a)

of the Company Disclosure Letter; (C) in conjunction with annual renewal or plan design changes for the Employee Plans (other than severance or separation plans, bonus or other incentive plans or equity or equity-based awards, plans and agreements) that are made in the ordinary course of business and do not materially increase the cost to the Company and its Subsidiaries; or (D) any bonus payable with respect to the 2022 fiscal year in the ordinary course of business consistent with past practice and in accordance with the terms of the annual bonus plan in effect as of the date of this Agreement and set forth on Section 3.18(a) of the Company Disclosure Letter and, in each case, as further modified by Section 5.2(g) of the Company Disclosure Letter;
(h)   settle, release, waive, or compromise any pending or threatened Legal Proceeding for an amount equal to or in excess of $1 million individually or $10 million in the aggregate other than (A) any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries is covered by insurance coverage maintained by the Company or any of its Subsidiaries and (B) settlements of any Legal Proceedings for an amount not materially in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company;
(i)   materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;
(j)   change any material Tax election, or settle any material Tax claim or assessment; consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; file an amended Tax Return that could reasonably be expected to materially increase the Taxes payable by the Company or its Subsidiaries unless required by Law; or enter into a closing agreement with any Governmental Authority regarding any material Tax;
(k)   incur or commit to incur any capital expenditures other than (i) (x) during fiscal year 2022, amounts not in excess of 120% of the capital expenditure budget for fiscal year 2022, in accordance with the capital expenditure budget for fiscal years 2022 and 2023 set forth in Section 5.2(k) of the Company Disclosure Letter (the “Capex Budget”) and (y) during fiscal year 2023, amounts not in excess of 130% of the Capex Budget for fiscal year 2023; or (ii) pursuant to obligations imposed by any Contract in effect as of the date of this Agreement;
(l)   enter into, modify in any material respect, amend in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract except, in each case, in the ordinary course of business; provided, that any Material Contract (x) described by the definition set forth in Section 1.1(eee)(iii) shall be exclusively governed by Section 5.2(m) and (y) described by the definition set forth in Section 1.1(eee)(vi) shall be exclusively governed by Section 5.2(f);
(m)   acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any Person (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned Subsidiary of the Company, (ii) acquisitions of products and services in the ordinary course of business or (iii) that do not exceed $15 million in the aggregate;
(n)   sell, assign, transfer, or otherwise dispose of, any of the Company’s or its Subsidiaries’ material assets, other than such sales, assignments, transfers or other dispositions that (i) are sales of products and services or dispositions of assets in the ordinary course of business or (ii) do not have a purchase price that exceeds $2.5 million individually or $5 million in the aggregate;
(o)   sell, assign, transfer, license, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber or otherwise dispose of any material Company Intellectual Property, other than (i) the grant of non-exclusive licenses, (ii) in the ordinary course of business or in a manner not inconsistent in any material respect with past practices, (iii) the expiration of Registered Intellectual Property at the end of their statutory term, or (iv) pledges or encumbrances under the Company Credit Agreement as in effect on the date hereof or any Permitted Lien;
(p)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(q)   make any loans, advances or capital contributions to, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto; (iii) loans, advances or capital contributions to, any direct or indirect wholly owned Subsidiaries of the Company; and (iv) in amounts less than $250,000 in the aggregate outstanding at any given time; provided that, for the avoidance of doubt, nothing in this Section 5.2(q) shall restrict any acquisitions that are not prohibited by Section 5.2(m);
(r)   effectuate or announce any closing, mass employee layoff, furlough or other event affecting in whole or in part any site of employment, facility or operating unit that would result in material liability to the Company or its Subsidiaries under the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Law;
(s)   except as required by applicable Law, enter into, amend in any material respect, or terminate any collective bargaining agreement or other labor agreement with a labor union, works council, or similar labor organization; or
(t)   agree, resolve or commit to take any of the actions prohibited by this Section 5.2.
5.3   No Solicitation.
(a)   No Solicitation or Negotiation.   Subject to the final sentence of this Section 5.3(a), and subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall not authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (B) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (C) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal in order to clarify the terms of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal; (D) approve, endorse or recommend an Acquisition Proposal; or (E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following two sentences of this Section 5.3(a), and subject to the terms of Section 5.3(b), promptly (and in any event within two Business Days) following the execution of this Agreement the Company shall request the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person (other than Parent and its Affiliates) with whom a confidentiality agreement was entered into at any time within the six-month period immediately preceding the date hereof with respect to an Acquisition Proposal, and shall immediately cease and shall cause each of its Subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to immediately (x) cease any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or proposals or offers that could reasonably be expected to lead to an Acquisition Proposal) by such Person, in each case that exists as of the date of this Agreement and (y) shut off all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to the Transactions. From the date of this Agreement until the earlier to occur of the termination of this

Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.
(b)   Superior Proposals.   Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided, that subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 48 hours) following the time it is provided to such Person.
(c)   Company Board Recommendation Change; Entry into Alternative Acquisition Agreement.    Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:
(i)   the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:
(A)   the Company has provided prior written notice to Parent at least three Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change; and
(B)   prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such three Business Day period, has been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change; or
(ii)   if the Company has received an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (y) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (x) and (y) unless:

(A)   the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so is inconsistent with its fiduciary duties under applicable Law;
(B)   (i) the Company has provided prior written notice to Parent three Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(c)(ii)(B), the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (x) or (y) of Section 5.3(c)(ii), including the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; provided, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(c)(ii)(B) with respect to such new written notice, it being understood that the “Notice Period” in respect of such new written notice will be two Business Days.
(d)   No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement.   Except as permitted by Section 5.3(c) or Section 5.3(f), the Company Board shall not:
(i)   (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve or recommend to the Company Stockholders an Acquisition Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement; (D) if an Acquisition Proposal structured as a tender or exchange offer is commenced, fail to publicly recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act; or (E) other than in connection with an Acquisition Proposal structured as a tender or exchange offer, which is covered by clause (D) above, fail to publicly reaffirm the Company Board Recommendation within ten Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); provided that if Parent requests in writing such reaffirmation at least seven Business Days prior to the Company Stockholder Meeting, by the date that is at least three Business Days prior to the Company Stockholder Meeting (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (3) the delivery by the Company of any notice contemplated by Section 5.3(c) will constitute a Company Board Recommendation Change; or
(ii)   cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(e)   Notice.   From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 48 hours) notify Parent if any Acquisition Proposal or any bona fide offers or proposals that would reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or such bona fide offers or proposals; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal or bona fide offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Proposal or bona fide offers or proposals (including any amendments thereto) and the status of any related discussions or negotiations.
(f)   Certain Disclosures.   Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making disclosures to the Company Stockholders pursuant to applicable securities Laws with regard to the Transactions or an Acquisition Proposal and no such communication by the Company or the Company Board permitted by this Section 5.3(f) shall be deemed to be a Company Board Recommendation Change.
5.4   No Control of the Other Party’s Business.    The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1   Required Action and Forbearance; Efforts.
(a)   Reasonable Best Efforts.   Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.3(c)), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall, on the other hand, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the Transactions, including by (i) causing the conditions to the Merger set forth in Article VII to be satisfied and (ii) (A) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (B) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions.
(b)   No Consent Fee.   Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
(c)   Limitations.   Section 6.1(a) shall not apply to filings under the HSR Act and Foreign Regulatory Laws, which shall be governed by the obligations set forth in Section 6.2 below.
6.2   Antitrust and Regulatory Matters.
(a)   Filing Under the HSR Act and Foreign Regulatory Laws.   Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, file, (i) with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within five Business Days following the date of this Agreement; and (ii) such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification with any Governmental Authority as are required by other applicable Foreign

Regulatory Laws set forth in Section 7.1(b)(ii) of the Company Disclosure Letter (the “Foreign Regulatory Consents”) in connection with the Merger within ten Business Days following the date of this Agreement provided the Company shall (and shall cause its Affiliates to, if applicable) cooperate and supply the Parent with all information that may be required in order to make such filings promptly. Each of Parent and the Company shall, in relation to filings under the HSR Act and Foreign Regulatory Laws (including Foreign Regulatory Consents), (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and use reasonable best efforts to (D) take (and cause their Affiliates to take) all action reasonably necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and obtain any Foreign Regulatory Consents applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to the HSR Act and Foreign Regulatory Laws (including the Foreign Regulatory Consents) applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least three Business Days prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any Foreign Regulatory Laws applicable to the Merger, then such Party shall make (or, cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided, that no Party may extend, or request the extension of, any waiting period or decision period, or enter into any agreement or understanding with any Governmental Authority to delay or otherwise not to consummate the Merger or the Transactions without the consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed. Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act and relating to Foreign Regulatory Consents.
(b)   Avoidance of Impediments.   In furtherance and not in limitation of the other covenants in this Section 6.2, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or relating to Foreign Regulatory Consents applicable to the Merger, and to avoid or eliminate each and every impediment under the HSR Act and relating to Foreign Regulatory Consents applicable to the Merger as promptly as practicable and in any event at least three Business Days prior to the Termination Date, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act and relating to Foreign Regulatory Consents including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, the Company and their respective Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Parent, the Company and their respective Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, the Company and their respective Subsidiaries, and (iv) any other restrictions on the activities of Parent, the Company and their respective Subsidiaries, in each case, so as to allow the consummation of the Merger as soon as practicable, and in any event, at least three Business Days prior to the Termination Date; provided, however, that nothing in this Agreement shall require Parent, Merger Sub, and their respective Affiliates, and the Company shall not, without the prior written consent of Parent, commit to or effect any action (x) with respect to the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Affiliates of Parent or Merger Sub (other than Parent and Merger Sub), or (y) that, individually or in the aggregate, would, or would reasonably be expected to, result in a material adverse effect to the business, financial condition or results of operations of Parent, the Company and their respective Subsidiaries, taken as a whole. Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Authority that would restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any Governmental Authority, and in the event that this Agreement is terminated pursuant to Section 8.1(b) or Section 8.1(c), Parent shall reimburse the Company for the costs and expenses of all such actions, up to an aggregate amount of $5 million. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority that is not conditioned on the Closing.
(c)   Cooperation.   In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall and shall cause their respective Affiliates, subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would or may reasonably cause such information to cease to benefit from legal privilege.
(d)   (i) From the date of this Agreement until the earlier of (a) the valid termination of this Agreement in accordance with its terms and (b) the expiration or termination of the waiting period under the HSR Act applicable to the Merger and the receipt of the consents (or expiration of applicable waiting periods) of the Governmental Authorities set forth on Section 7.1(b)(ii)(2) of the Company Disclosure Letter, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries and Affiliates not to, enter into a definitive agreement with respect to, otherwise agree to acquire or acquire a Specified Acquisition, and (ii) from the expiration or termination of the waiting period under the HSR Act applicable to the Merger and the receipt of the consents (or expiration of applicable waiting periods) of the Governmental Authorities set forth on Section 7.1(b)(ii)(2) of the Company Disclosure Letter until the earlier of the Effective Time and the valid termination of this Agreement in accordance with its terms, Parent and Merger Sub shall not, and shall cause their Subsidiaries and Affiliates not to, consummate any Specified Acquisition. Except as otherwise permitted under this Agreement, the Company, Parent and Merger Sub shall not (and shall cause their respective Subsidiaries and Affiliates not to) take or agree to take any action that would reasonably be likely to prevent or materially delay the Closing. For the avoidance of doubt, no action by the Company taken in compliance with Section 6.6 will be considered a violation of this Section 6.2(d).
(e)   Prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person, other than the Guarantor and its Affiliates, to acquire any equity interests (or rights to any equity interests) in Parent or Merger Sub if such acquisition of equity interests or rights to such equity interests would reasonably be expected to (a) delay in any material respect the obtaining of, or increase in any material respect the risk of not obtaining, any consents of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (b) increase in any material respect the risk of any Governmental Authority seeking or entering an order prohibiting the consummation of the Transactions, or (c) increase in any material respect the risk of not being able to remove any such order on appeal or otherwise.
6.3   Proxy Statement and Other Required SEC Filings.
(a)   Proxy Statement.   As promptly as reasonably practicable, and in no event later than September 2, 2022, the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting; provided that the Company shall not be in breach of this Section 6.3(a) as a result of any delay in filing the Proxy Statement caused by Parent and Merger Sub’s failure to comply with their obligations pursuant to Section 6.3(c) in any material respect. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.
(b)   Other Required Company Filing.   If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(c)   Furnishing Information.   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(d)   Consultation Prior to Certain Communications.   The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall provide the other Party a reasonable opportunity to review and comment on any written communication with the

SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(e)   Notices.   The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.
(f)   Dissemination of Proxy Statement.   Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than three Business Days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.
6.4   Company Stockholder Meeting.
(a)   Call of Company Stockholder Meeting.   Subject to Section 5.3, following the clearance of the Proxy Statement by the SEC, the Company shall duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval, and the Company shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date hereof to enable such record date to be set for the Company Stockholder Meeting; provided however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the thirtieth day following the mailing of the Proxy Statement. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company shall use its reasonable efforts to solicit proxies to obtain the Requisite Stockholder Approval.
(b)   Adjournment of Company Stockholder Meeting.   Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; provided, that, in the case of the foregoing clauses (i) or (ii), such postponement or adjournment shall not be for more than fifteen Business Days without Parent’s written consent (which shall not be unreasonably withheld, conditioned or delayed); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided, that, in the case of the foregoing clause (iv), such postponement or adjournment shall not be for more than five Business Days.
6.5   Equity Financing.
(a)   No Amendments to Equity Commitment Letter.   Subject to the terms and conditions of this Agreement, Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce (or have the effect of reducing) the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing; (iii) have the effect of preventing, materially impeding, materially delaying or otherwise materially adversely affecting the Closing; or (iv) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter, as amended or modified in compliance with this Section 6.5; and (2) the “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.
(b)   Taking of Necessary Actions.   Subject to the terms and conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent in the Equity Commitment Letter; (iii) if all of the conditions precedent to the funding of the Equity Financing are satisfied, consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.
6.6   Financing Cooperation.
(a)   Cooperation.   Following the date of this Agreement and prior to the Effective Time, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its respective reasonable best efforts and shall use its reasonable best efforts to cause its and their respective directors, officers, employees, advisors, representatives and other agents to use their reasonable best efforts, to provide Parent and Merger Sub with all customary cooperation as is reasonably requested by Parent to arrange, syndicate and obtain debt financing (if any) to be obtained by Parent and/or Merger Sub or their respective Affiliates in connection with the Transactions (the “Debt Financing”), including using reasonable best efforts in:
(i)   causing management of the Company to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions (upon reasonable request) with rating agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed;
(ii)   assisting Parent in obtaining any corporate credit and family ratings from any ratings agencies to the extent required in connection with the Debt Financing, including providing reasonable and customary assistance to Parent with the preparation of customary rating agency presentations and bank information memoranda required in connection with the Debt Financing;
(iii)   assisting Parent in connection with the preparation and subject to Section 6.6(b), execution of any pledge and security documents and other definitive financing documents (including, to the extent regarding the Company or its Subsidiaries, the schedules thereto and the execution (but not the preparation) of a customary solvency certificate (for the avoidance of doubt, subject to the limitation of liability and other provisions in Section 6.6(b), and it being understood that such solvency certificate shall be executed by the chief financial officer or other officer with responsibility for financial affairs of the Company solely if such individual will serve the Surviving Corporation in such role immediately after the Effective Time)) as may be reasonably requested by Parent, it being understood that such documents will not take effect until the Effective Time and reasonably facilitating the pledging of collateral of the Company and its Subsidiaries effective no earlier than the Effective Time, including the use of reasonable best efforts to provide original copies of all certificated securities (with transfer powers executed in blank) required to be delivered reasonably promptly following the Effective Time;
(iv)   furnishing Parent with (A) to the extent customarily provided for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials, and (B) (1) audited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries on a consolidated basis for the fiscal years ended December 31, 2019, 2020 and 2021 and, if such fiscal year ends at least 90 days prior to the Closing Date, 2022 and (2) in respect of any subsequent fiscal quarter ending after January 1, 2022 and at least 45 days prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements), it being understood that Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing;
(v)   assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; it being understood that no such corporate or other action will take effect prior to the Closing and the directors of the Company will not approve the Debt Financing prior to the Closing Date; and
(vi)   at least four Business Days prior to the Closing Date, furnishing Parent with all customary documentation and other information with respect to the Company required by U.S. regulatory authorities pursuant to applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. §1010.230, to the extent required in connection with the Debt Financing and requested at least nine Business Days prior to the Closing Date.
(b)   Obligations of the Company.   Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time; (ii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing (other than the execution of customary authorization letters, representation letters and ratings agency engagement letters in connection with the obligations set forth above; provided, that in no event shall the Company or its Subsidiaries be required to assume any expense or incur any other liability in connection with the execution of such documents); (iii) give any indemnities that are effective prior to the Effective Time; or (iv) take any action that would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries, breach any confidentiality obligations or create a reasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.6 will require the Company, its Subsidiaries or their respective directors, officers or employees to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document, with respect to any debt financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which any debt financing is obtained or pledge any collateral with respect to any debt financing, in each case prior to the Closing. Nothing in this Section 6.6 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that all such certificates, opinions or resolutions shall be delivered by any officer or board members of the Surviving Corporation immediately after the Effective Time). The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements set forth in this Section 6.6 relating to the Debt Financing unless the

Debt Financing (if any) has not been obtained primarily as a result of a deliberate action or omission taken or omitted to be taken by the Company in material and willful breach of its obligations under this Section 6.6 (excluding, for purposes of this sentence, Section 6.6(c)), which breach has not been cured on or prior to the tenth Business Day after Parent has provided written notice specifically identifying such breach to the Company.
(c)   Company Indebtedness
(i)   At least two Business Days prior to the Effective Time, the Company shall deliver to Parent draft payoff letters (collectively, the “Payoff Letters”) in customary form from the lenders (or their applicable representative) with respect to the Company Credit Agreement, stating the amounts required to pay in full thereunder and to effect the release of any related liens or other security interests (subject to the payment thereof at the Effective Time) and at or prior to the Effective Time the Company shall deliver executed copies of the Payoff Letters.
(ii)   At or prior to the Effective Time, Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness and upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness.
(d)   Use of Logos.   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.
(e)   Confidentiality.   All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing and to any investors in connection with the Equity Financing (and, in each case, to their respective counsel, auditors and other representatives) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as ““ as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.
(f)   Reimbursement.   Promptly upon request by the Company, Parent shall reimburse the Company for any out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company, its Subsidiaries or any of its Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6 (it being understood that the reimbursement set forth in this clause (f) shall not apply to any fees, costs and expenses incurred by, or on behalf of, the Company, its Subsidiaries or any of its Representatives in connection with its ordinary course financial reporting requirements or in the provision of data that, in each case, was already prepared or was being prepared by the Company, its Subsidiaries or its Representatives in the ordinary course of business notwithstanding this Section 6.6).
(g)   Indemnification.   The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except if such liabilities or other losses are the result of the fraud, gross negligence or willful misconduct of the Company, its Subsidiaries or their respective Representatives.
(h)   No Exclusive Arrangements.   In no event will Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in

Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.
6.7   Anti-Takeover Laws.    The Company and the Company Board shall (a) take reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take reasonable actions within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement (as applicable) and otherwise to minimize the effect of such statute or regulation on the Merger.
6.8   Access.    At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, subject to restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, (i) to the properties, books and records and personnel of the Company solely for the purpose of consummating the Transactions and (ii) to discussions with the personnel of the Company, solely to the extent reasonably necessary for the purpose of planning for integration and transition, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (d) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company or other Person designated by the Company.
6.9   Section 16(b) Exemption.    Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options, Company RSUs or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10   Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a)   Indemnified Persons.   The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b)   Indemnification Obligation.   Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), to the fullest extent permitted by applicable Law, and any of its Subsidiaries or Affiliates in effect on the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.
(c)   D&O Insurance.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the

Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 400% of the amount paid by the Company for coverage for its last full fiscal year (such 400% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.10(c) for an annual cost less than or equal to the Maximum Annual Premium, Parent shall cause the Surviving Corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium equal to the Maximum Annual Premium.
(d)   Successors and Assigns.   If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.
(e)   No Impairment.   The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).
(f)   Other Claims.   Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11   Employee Matters.
(a)   Acknowledgement.   Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(b)   Existing Arrangements.   From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume and honor all of the Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time, provided that nothing herein shall limit the Surviving Corporation’s ability to terminate or amend such Employee Plans in accordance with their terms.
(c)   Employment; Benefits.   For a period of twelve (12) months following the Effective Time (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) base salary or wage rate and short-term cash incentive opportunities that are no less favorable in the aggregate to those in effect for such Continuing Employee immediately before the Effective Time; and (ii) employee benefits (excluding, in each case and for the avoidance of doubt, nonqualified deferred compensation, severance, retention, change in control compensation or equity or equity-based plans or arrangements) that are substantially similar in the aggregate to those in effect for (or available to) such Continuing Employee under the Employee Plans as of immediately prior to the Effective Time. During the Continuation Period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide severance benefits or compensation to eligible employees as set forth in Section 6.11(c) of the Company Disclosure Letter.
(d)   New Plans.   With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plans, a “New Plan”), the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance determinations), except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, Parent will or will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to provide that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan be waived for the Continuing Employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the comparable Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation and/or paid time off policies as determined by Parent and its Affiliates from time to time (but in no event subject to forfeiture).
(e)   Company Incentive Plans.   With respect to each of the Company’s annual cash incentive plans as set forth in Section 6.11(e) of the Company Disclosure Letter (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Subsidiaries through the end of such fiscal year, at the same time or times that Parent, the Surviving Corporation or their applicable Subsidiary pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year, and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Transactions).
(f)   Collective Bargaining Agreements.   Notwithstanding anything in this Section 6.11 to the contrary, the terms and conditions of employment for any employees covered by a collective bargaining agreement or other agreement with any labor union, works council, or other labor organization shall be governed by such applicable agreement.
(g)   No Third-Party Beneficiary Rights.   Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) amend any Employee Plan; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof).
6.12   Obligations of Merger Sub.    Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13   Public Statements and Disclosure.    The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, that neither Parent nor the Company shall be obligated to engage in such consultation with respect to communications (including communications directed to such Party’s employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.13; provided, further, that the restrictions set forth in this Section 6.13 shall not apply to any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (ii) in connection with any dispute between the parties regarding this Agreement or the Merger.
6.14   Transaction Litigation.    Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority.
6.15   Stock Exchange Delisting; Deregistration.    Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16   Additional Agreements.    If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.17   Parent Vote.    Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
6.18   Certain Arrangements.    Without the prior consent of the Company Board, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall, prior to the Effective Time, have any formal or informal discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.13 of this Agreement.
6.19   Notification of Certain Matters.    Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, occurrence or development that (a) with respect to the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect, and/or (c) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by any party pursuant to this Section 6.19 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. The Company’s or Parent’s failure to comply with this Section 6.19 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.
6.20   Tax Ruling.    The Israeli legal counsel or accountants of the Company, in coordination with the Israeli legal counsel of Parent, shall use commercially reasonable efforts to approach the ITA with an application for (A) a ruling (the “Options Tax Ruling”) in relation to the tax treatment of Section 102 Securities and Section 3(i) Securities within the scope of this Agreement to confirm, among other items, that (i) Parent and anyone acting on its behalf (including the Payment Agent) shall not be required to withhold Israeli Taxes in relation to any consideration payable to holders of Section 102 Securities and Section 3(i) Securities where such consideration is transferred to the Section 102 Trustee to be held and distributed by the 102 Trustee pursuant to the terms of the Options Tax Ruling; and (ii) the purchase of Section 102 Shares and the payment in respect of certain Section 102 Securities hereunder shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102) so long as the cash payable is deposited with the Section 102 Trustee at least until the end of the respective holding period, and include additional terms as are customary to include in such rulings; and (B) if the Options Tax Ruling is not granted prior to the Closing, an interim tax ruling confirming among other things that Parent and anyone acting on its behalf (including the Payment Agent) shall be exempt from Israeli withholding Tax in relation to any payments made with respect to Section 102 Securities and Section 3(i) Securities to the Section 102 Trustee where such consideration is transferred to the Section 102 Trustee, to be held and distributed by the Section 102 Trustee, pursuant to the terms of the Options Tax Ruling (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Interim Options Tax Ruling”). Each of Parent and the Company shall, and shall cause its respective legal counsel, advisors and accountants to, coordinate and cooperate with each other with respect to the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Options Tax Ruling or the Interim Options Tax Ruling, as applicable. Subject to the terms and conditions hereof, the Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Interim Options Tax Ruling and the Options Tax Ruling; provided that if none of such rulings is obtained for any reason whatsoever by the Closing Date, the Closing shall not be delayed or postponed. The language of the Options Tax Ruling and, if applicable, the Interim Options Tax Ruling shall be subject to the prior written approval of Parent or its Israeli counsel (which approval shall not be unreasonably withheld, delayed or conditioned). Should

Parent’s counsel not attend any meeting with the ITA, the counsel of Company shall provide Parent and/or its counsel with an update of such meeting or discussion reasonably promptly following such meeting or discussion. The Company’s failure to comply with this Section 6.20 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Mergers have been satisfied.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1   Conditions to Each Party’s Obligations to Effect the Merger.    The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Requisite Stockholder Approval.   The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b)   Antitrust Laws and Foreign Regulatory Laws.   (i) The waiting periods applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated, (ii) the approvals, clearances or expirations of waiting periods under the Foreign Regulatory Laws set forth in Section 7.1(b)(ii) of the Company Disclosure Letter will have occurred or been obtained (as applicable), and (iii) the approvals, clearances or expirations of waiting periods under the Foreign Regulatory Laws set forth in Section 7.1(b)(iii) of the Company Disclosure Letter will have occurred or been obtained, to the extent that such Foreign Regulatory Laws have become effective between the date of the Agreement and the Effective Time.
(c)   No Prohibitive Laws or Injunctions.   No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.
7.2   Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Representations and Warranties.   (i) the representation and warranty of the Company set forth in Section 3.12(b) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.7(a) and Section 3.7(b) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any inaccuracy or combination of inaccuracies in such representations and warranties that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $13,500,000, (iii) the representations and warranties of the Company set forth in Section 3.1 (but only the first sentence thereof), Section 3.2, Section 3.3(a), Section 3.3(c), Section 3.7(d) and Section 3.27 shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)   Performance of Obligations of the Company.   The Company shall not be in material breach of the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c)   Officer’s Certificate.   Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d)   Company Material Adverse Effect.   No Company Material Adverse Effect has occurred since the date of this Agreement.
7.3   Conditions to the Company’s Obligations to Effect the Merger.    The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall not be in material breach of the covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c)   Officer’s Certificate.   The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1   Termination.    This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)   at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b)   by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such Party to perform any of its obligations under this Agreement or if such Party shall have failed to comply with its obligations under Section 6.2;
(c)   by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on March 2, 2023 (the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an order or injunction arising under the Antitrust Laws or the Foreign Regulatory Laws) or Section 7.1(b) shall not have been satisfied or waived, the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on August 2, 2023, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated prior to the Termination Date; provided, further, that if Parent has entered into an agreement with respect to a Specified Acquisition and as of August 2, 2023, any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an order or injunction arising under the Antitrust Laws or the Foreign Regulatory Laws) or Section 7.1(b) shall not have been satisfied or waived, then solely with respect to Parent’s right to terminate this Agreement pursuant to this Section 8.1(c), the Termination Date shall be further automatically extended to February 2, 2024 and such date, as so extended, shall be the Termination Date with respect to Parent;
(d)   by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e)   by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);
(f)   by Parent, if at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change; provided, that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if Parent fails to terminate this Agreement pursuant to this Section 8.1(f) prior to 11:59 p.m., Eastern Time, on the date which is ten Business Days after Parent is notified in writing that the Company Board has effected a Company Board Recommendation Change;
(g)   by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b);
(h)   by the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, if the Company (x) has not materially breached Section 5.3 with respect to such Superior Proposal and (y) pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination; or

(i)   by the Company, (i) if all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Parent fails to consummate the Transactions by the date that is three Business Days after the first date on which Parent is required to consummate the Closing pursuant to Section 2.3, and (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing.
8.2   Manner and Notice of Termination; Effect of Termination.
(a)   Manner of Termination.   The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b)   Effect of Termination.   Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.6(f), Section 6.6(g), Section 6.13, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, but subject to Section 8.3(f), no termination of this Agreement will relieve any Party from any liability for fraud or any Willful and Material Breach of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guarantee or the Equity Commitment Letter, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3   Fees and Expenses.
(a)   General.   Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case, arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b)   Company Payments.
(i)   If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (provided that, at the Termination Date, all of the conditions set forth in Article VII, other than the condition set forth in Section 7.1(a), have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing)), (y) Section 8.1(d) or (z) Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced or the Company shall have publicly disclosed an Acquisition Proposal, which Acquisition Proposal has not been withdrawn or otherwise abandoned prior to such termination; and (C) within twelve months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company shall promptly (and in any event within three Business Days) after such consummation pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii)   If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within three Business Days) following such termination pay to

Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii)   If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or substantially concurrently with such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c)   Expense Amount.   If this Agreement is validly terminated and the Company Termination Fee is payable by the Company to Parent in accordance with the terms hereof, then in addition to the Company Termination Fee, the Company shall also pay, or cause to be paid to Parent, an amount (the “Expense Amount”) equal to the sum of all documented and reasonable out-of-pocket expenses paid or payable by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby, which Expense Amount shall not exceed $1,500,000, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent within five Business Days after the date of such termination.
(d)   Single Payment Only.   The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee and the Expense Amount on more than one occasion, whether or not the Company Termination Fee and the Expense Amount may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e)   Payments; Default.   The Parties acknowledge that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions, (ii) the Company Termination Fee and the Expense Amount are not a penalty, but are liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such amounts are payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amounts would otherwise be impossible to calculate with precision, and (iii) without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or (c) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3 or any portion thereof, the Company shall pay to Parent Parent’s reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, the “Enforcement Expenses”), which Enforcement Expenses shall not exceed $5,000,000.
(f)   Sole Remedy.
(i)   Under no circumstances will the collective monetary damages payable by Parent, Merger Sub or the Guarantor or any of their respective Affiliates for breaches under this Agreement, the Guarantee or the Equity Commitment Letter exceed an amount equal to $188,500,000 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will the Company be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub or the Guarantor; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, agents and attorneys, Affiliates (other than Parent, Merger Sub or the Guarantor), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantor (collectively, the “Parent Related Parties”), and upon payment of the full amount of the Parent Liability Limitation, none of the Parent Related Parties will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Guarantee) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Reimbursement Obligations and Section 8.3(a)). The parties acknowledge and agree that while the Company may pursue a grant of specific performance in accordance with Section 9.8(b) and payment of monetary damages up to the Parent Liability Limitation, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8(b) that results in the Closing occurring and (y) payment of monetary damages in accordance with this Section 8.2(b). The Parent Related Parties are intended third party beneficiaries of this Section 8.3(f)(i). In no event shall the Parent Related Parties have liability for monetary damages (including monetary damages in lieu of specific performance and damages for fraud and Willful and Material Breach pursuant to Section 8.2(b)) in the aggregate in excess of the Parent Liability Limit (in each case, less any portion thereof that has been paid), and the amount of the Parent Liability Limit shall be the maximum aggregate liability of the Parent Related Parties hereunder.
(ii)   Parent’s receipt of the Company Termination Fee and the Expense Amount, in each case to the extent owed pursuant to Section 8.3, or Parent’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(a), as applicable). The Company Related Parties are intended third party beneficiaries of this Section 8.3(f)(ii). In no event shall the Company Related Parties have liability for monetary damages (including monetary damages in lieu of specific performance and damages for fraud and Willful and Material Breach pursuant to Section 8.2(b)) in the aggregate in excess of the amount of the Company Termination Fee plus the Expense Amount (in each case, less any portion thereof that has been paid), and the amount of the Company Termination Fee plus the Expense Amount shall be the maximum aggregate liability of the Company Related Parties hereunder.
8.4   Amendment.    Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.
8.5   Extension; Waiver.    At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX
GENERAL PROVISIONS
9.1   Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.
9.2   Notices.    All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:
(a)
if to Parent or Merger Sub to:

c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
Attn:
Seth Boro

Kenneth J. Virnig, II
Email:
sboro@thomabravo.com

cvirnig@thomabravo.com
with a copy (which will not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn:
Joshua M. Zachariah

David E. Johanson
Joseph C. Theis, Jr.
Email:
jzachariah@goodwinlaw.com

djohanson@goodwinlaw.com
jtheis@goodwinlaw.com
(b)
if to the Company (prior to the Effective Time) to:

Ping Identity Holding Corp.
1001 17th Street, Suite 100
Denver, CO 80202
Attn:
Andre Durand

Raj Dani
Shalini Sharma
Email:
adurand@pingidentity.com

rajdani@pingidentity.com
ssharma@pingidentity.com
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attn:
Daniel Wolf, P.C.

David M. Klein, P.C.
Chelsea N. Darnell
Email:
daniel.wolf@kirkland.com

dklein@kirkland.com
chelsea.darnell@kirkland.com
Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3   Assignment.    No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding anything herein to the contrary, no assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4   Confidentiality.    Parent, Merger Sub and the Company hereby acknowledge that an Affiliate of Parent and the Company have previously executed the Confidentiality Agreement, that shall continue in full force and effect in accordance with its terms; provided, that from and after the date hereof, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company shall be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the Transactions to become a Representative (as defined in the Confidentiality Agreement) of Parent thereunder. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.5   Entire Agreement.    This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6   Third Party Beneficiaries.    This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options, Company RSUs or Company PSUs to receive the Per Share Price and the Vested Equity Award Consideration, respectively, in each case after the Effective Time, (c) as set forth in or contemplated by Section 8.3(f) and (d) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, or if the Guarantor wrongfully terminates or willfully breaches the Guarantee, then, following the termination of this Agreement, the Company may, subject to

Section 8.3(f), seek damages and other relief (including equitable relief) on behalf of the holders of Company Common Stock, Company Options, Company RSUs and Company PSUs.
9.7   Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8   Remedies.
(a)   Remedies Cumulative.   Except as otherwise provided herein (including Section 8.3(f)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).
(b)   Specific Performance.
(i)   The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement nor the provisions of Section 8.3 are intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement or the Equity Commitment Letter to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement or to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
(ii)   It is acknowledged and agreed that the Company will be entitled to an injunction, specific performance or other equitable remedy to cause Parent and Merger Sub to enforce, including against anticipatory breach, the obligations of the Guarantor to fund the Equity Financing pursuant to the Equity Commitment Letter if (1) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); and (2) Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3.
9.9   Governing Law.    This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
9.10   Consent to Jurisdiction.    Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11   WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER OR THE FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12   No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than the Guarantor to the extent set forth in the Guarantee or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.
9.13   Company Disclosure Letter References.    The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent.
9.14   Counterparts.    This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
PROJECT POLARIS HOLDINGS, LP
By: /s/ Seth Boro
Name: Seth Boro Title: President
PROJECT POLARIS MERGER SUB, INC.
By: /s/ Seth Boro
Name: Seth Boro Title: President
PING IDENTITY HOLDING CORP.
By: /s/ Andre Durand
Name: Andre Durand Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
August 2, 2022
Board of Directors
Ping Identity Holding Corp.
1001 17th Street, Suite 100
Denver, CO 80202
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Project Polaris Holdings, LP (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Ping Identity Holding Corp. (the “Company”) of the $28.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 2, 2022 (the “Agreement”), by and among Parent, Project Polaris Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Vista Equity Partners LLC (“Vista”), an affiliate of a significant equityholder of the Company, and Thoma Bravo, L.P. (“Thoma Bravo”), an affiliate of a significant equityholder of Parent, and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We have also provided certain financial advisory and/or underwriting services to Vista and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a follow-on offering of JAMF Holding Corp. (“JAMF”), a portfolio company of Vista, of 11,000,000 shares of its common stock in November 2020; and as lead left bookrunner with respect to the initial public offering of PowerSchool Holdings, Inc., a portfolio company of Vista, of 39,473,685 shares of its Class A common stock in July 2021. We have also provided certain financial advisory and/or underwriting services to Thoma Bravo and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as bookrunner with respect to the initial public offering of McAfee Corp. (“McAfee”), a portfolio company of Thoma Bravo, of 23,000,000 shares of its Class A common stock in October 2020; as financial advisor to Thoma Bravo with respect to its acquisition of RealPage, Inc. in December 2020; as bookrunner with respect to the initial public offering by Thoma Bravo Advantage, an affiliate of Thoma Bravo, of 100,000,000 units in January 2021; as financial advisor to McAfee in the sale of certain assets of its enterprise business in March 2021; as financial advisor to Thoma Bravo LLC, an affiliate of Thoma Bravo, with respect to its acquisition of Proofpoint, Inc. in August 2021; and as financial advisor to McAfee with respect to its sale in November 2021. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Vista, Thoma Bravo and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Vista, Thoma Bravo and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Thoma Bravo and Vista from time to time and may do so in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; the annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended December 31, 2021; the registration statement on Form S-1 of the Company, dated August 23, 2019, as amended, including the prospectus contained therein, relating to the registration and resale of Company Common Stock; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by its management as approved for our use by the Company (the “Forecasts”); including certain analyses prepared by the management of the Company related to the expected utilization by the Company of certain net operating loss carryforwards and R&D credit carryforwards of the Company, as approved for our use by the company (the “Tax Attributes Forecasts”). We have also held discussions with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Tax Attributes Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $28.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or class of such persons, in connection with the Transaction, whether relative to the $28.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Parent or the ability of the Company to pay its obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $28.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.
Very truly yours,
/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

Annex C
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of August 2, 2022, by and among Project Polaris Holdings, LP, a Delaware limited partnership (“Parent”), and the stockholders of Ping Identity Holding Corp., a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Project Polaris Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Company Stock”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof, such Stockholder’s “Covered Shares”);
WHEREAS, the Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) resolved to recommend that the Company Stockholders adopt the Merger Agreement; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company Stockholders at a meeting thereof; and
WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Expiration Time” shall mean the earliest to occur of (a) the time that the Requisite Stockholder Approval has been obtained, (b) the Effective Time or (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof.
“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other voluntary transfer, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (including by merger, by testamentary disposition, by gift, by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b) above.
2.   Agreement to Not Transfer the Covered Shares.   Until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent; provided, however, that any Stockholder may Transfer any such Covered Shares to (i) any other Stockholder or any Affiliate of any such Stockholder or (ii) any beneficial owner of Stockholder, in each case only if the transferee of such Covered Shares evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.
3.   Agreement to Vote the Covered Shares.
3.1   Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares):
(a)    in favor of the adoption of the Merger Agreement;
(b)   in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the approval of the Merger Agreement on the date on which such meeting is held; and
(c)   against (i) any action or agreement that would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the Termination Date and (ii) any Acquisition Proposal.
3.2   Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
3.3   Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority enters an order restraining, enjoining or otherwise prohibiting the Stockholders from taking any action pursuant to Section 3.1 or Section 3.2 of this Agreement, then the obligations of each Stockholder set forth in Section 3.1 or Section 3.2 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.
4.   Waiver of Appraisal Rights and Certain Other Actions.   Each Stockholder hereby waives all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in, any class action with respect to, any legal action, derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the Company Board or Parent in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.
5.   Fiduciary Duties.   Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board or any such Stockholder or in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations while acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.
6.   Representations and Warranties of the Stockholder.   Each Stockholder hereby represents and warrants to Parent that:
6.1   Due Authority.   The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 7.2(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
6.2   Ownership of the Covered Shares.   (a) The Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws, and (b) the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares and no person (other than the Stockholder and any person under the control of the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares.
6.3   No Conflict; Consents.
(a)   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject, other than those created by this Agreement or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
(b)   No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of foreign jurisdictions or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.
6.4   Absence of Litigation.   As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
7.   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholder that:

7.1   Due Authority.   Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 6.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.
7.2   No Conflict; Consents.
(a)   The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to Parent, or (ii) result in any breach of or constitute a default any Contract or obligation to which Parent is a party or by which the Stockholder is subject, other than those created by this Agreement, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
(b)   No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of foreign jurisdictions or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.
7.3   Absence of Litigation.   As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
8.    Miscellaneous.
8.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
8.2   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
8.3   Amendments and Modifications.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.
8.4   Expenses.   All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.
8.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 8.5):
(i)   if to the Stockholders, to:
c/o Vista Equity Partners Management, LLC
Four Embarcadero Center, 20th Floor
San Francisco, California 94111
Attention:
Susie Choi
Christina Lema

Email:
schoi@vistaequitypartners.com
clema@vistaequitypartners.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Daniel Wolf, P.C.
David M. Klein, P.C.
Chelsea Darnell

Email:
daniel.wolf@kirkland.com
dklein@kirkland.com
chelsea.darnell@kirkland.com

(ii)   if to Parent, to:
Project Polaris Holdings, LP
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, California 94111
Attention:
Seth Boro
Kenneth J. Virnig, II

Email:
sboro@thomabravo.com
cvirnig@thomabravo.com

with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention:
Joshua M. Zachariah
David Johanson
Joseph C. Theis, Jr.

Email:
jzachariah@goodwinlaw.com
djohanson@goodwinlaw.com jtheis@goodwinlaw.com

(iii)   if to Company, to:
Ping Identity Holding Corp.
1001 17th Street, Suite 100
Denver, Colorado 80202
Attention:
Andre Durand
Raj Dani
Shalini Sharma

Email:
adurand@pingidentity.com
rajdani@pingidentity.com
ssharma@pingidentity.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Daniel Wolf, P.C.
David M. Klein, P.C.
Chelsea Darnell

Email:
daniel.wolf@kirkland.com
dklein@kirkland.com chelsea.darnell@kirkland.com

8.6   Enforcement; Exclusive Jurisdiction.
(a)   The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 8.6(a) shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.
(b)   In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction and (iv) consents to service of process being made through the notice procedures set forth in Section 8.5.
8.7   Waiver of Jury Trial.   EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
8.8   Documentation and Information.   Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the Transactions.
8.9   Further Assurances.   Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
8.10   Entire Agreement.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
8.11   Reliance.   Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
8.12   Interpretation.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
8.13   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
8.14   Severability.   If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
8.15   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party hereto need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

8.16   Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.
8.17   Non-Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 8.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.
8.18   Termination.   This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier of (a) the Expiration Time, (b) a Company Board Recommendation Change in accordance with Section 5.3(c)(i) of the Merger Agreement or (c) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable pursuant to such Merger Agreement; provided that the provisions of this Section 8 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
PROJECT POLARIS HOLDINGS, LP
By:
/s/ Seth Boro

Name: Seth Boro
Title:   President
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
VISTA EQUITY PARTNERS FUND VI, L.P.
By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner
By:	VEPF VI GP, Ltd.
Its:	General Partner
By:	/s/ Robert F. Smith Name: Robert F. Smith Title: Director
VISTA EQUITY PARTNERS FUND VI-A, L.P.
By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner
By:	VEPF VI GP, Ltd.
Its:	General Partner
By:	/s/ Robert F. Smith Name: Robert F. Smith Title: Director
VEPF VI FAF, L.P.
By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner
By:	VEPF VI GP, Ltd.
Its:	General Partner
By:	/s/ Robert F. Smith Name: Robert F. Smith Title: Director
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
PING IDENTITY HOLDING CORP.
By:
/s/ Andre Durand

Name: Andre Durand
Title:   Chief Executive Officer
[Signature Page to Voting and Support Agreement]

Schedule A
Stockholder	Shares of Company Stock
Vista Equity Partners Fund VI, L.P.	5,157,145.00
Vista Equity Partners Fund VI-A, L.P.	3,115,448.00
VEPF VI FAF, L.P	62,757.00

PING IDENTITY HOLDING CORP. 1001 17TH STREET, STE 100DENVER, CO 80202 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/16/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to http://virtualshareholdermeeting.com/PING2022SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/16/2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FORproposals 1, 2 and 3.ForAgainst Abstain1.To adopt the Agreement and Plan of Merger, dated as of August 2, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Ping Identity Holding Corp., a Delaware corporation ("Ping Identity"), Project Polaris Holdings, LP, a Delaware limited partnership ("Parent"), and Project Polaris Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Ping Identity, with Ping Identity continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger").2.To approve, on an advisory, non-binding basis, the compensation that may be paid or may become payable to Ping Identity's named executive officers in connection with the Merger.3.To adjourn the Special Meeting of Ping Identity Stockholders (the "Special Meeting") to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com PING IDENTITY HOLDING CORP.Special Meeting of Stockholders October 17, 2022 3:00 PM, Eastern timeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Shalini Sharma, Andre Durand and Raj Dani, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PING IDENTITY HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 3:00 PM, Eastern time, on October 17, 2022, which will be held virtually via the internet at http://virtualshareholdermeeting.com/PING2022SM, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side